UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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RestorGenex Corporation
(Name of Registrant as Specified In Its Charter)

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PRELIMINARY PROXY MATERIAL—SUBJECT TO COMPLETION

RestorGenex Corporation

2150 East Lake Cook Road, Suite 750

Buffalo Grove, Illinois 60089

April [•], 2015

Dear Fellow Stockholders:

We are pleased to invite you to join us for the RestorGenex Corporation Annual Meeting of Stockholders to be held on June 17, 2015, at 8:30 a.m., Central Time, at our corporate offices located at 2150 East Lake Cook Road, Suite 750, Buffalo Grove, Illinois 60089.  Details about the meeting, nominees for election to the Board of Directors and other matters to be acted on at the meeting are presented in the Notice of Annual Meeting of Stockholders and proxy statement that follow.

It is important that your shares be represented at the meeting, regardless of the number of shares you hold.  Accordingly, please exercise your right to vote by completing, signing, dating and returning your proxy card, or by using Internet or telephone voting as described in the accompanying proxy statement, or by following the instructions for voting on the Notice Regarding the Availability of Proxy Materials you received for the meeting.

On behalf of the Board of Directors and management of RestorGenex, it is my pleasure to express our appreciation for your support.

Sincerely,

Sol J. Barer, Ph.D.	Stephen M. Simes
Chairman of the Board	Chief Executive Officer

Your vote is important.  Please exercise your right to vote as soon as possible by completing, signing, dating and returning your proxy card, or by using Internet or telephone voting as described in the accompanying proxy statement.  By doing so, you may save us the expense of additional solicitation.

You can help us make a difference by eliminating paper proxy mailings.  With your consent, we will provide all future proxy materials electronically.  Instructions for consenting to electronic delivery can be found on your proxy card or at www.proxyvote.com.  Your consent to receive stockholder materials electronically will remain in effect until canceled.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON WEDNESDAY, JUNE 17, 2015

To the Stockholders of RestorGenex Corporation:

The Annual Meeting of Stockholders of RestorGenex Corporation, a Nevada corporation, will be held on Wednesday, June 17, 2015 at 8:30 a.m., Central Time, at our corporate offices located at 2150 East Lake Cook Road, Suite 750, Buffalo Grove, Illinois 60089 for the following purposes:

1.                                      To elect five persons to serve as directors until our next annual meeting of stockholders or until their respective successors are elected and qualified.

2.                                      To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2015.

3.                                      To approve, on an advisory basis, the compensation of our named executive officers, as disclosed in the accompanying proxy statement.

4.                                      To indicate, on an advisory basis, whether future votes to approve the compensation of our named executive officers should occur every one, two or three years.

5.                                      To approve the RestorGenex Corporation 2015 Equity Incentive Plan.

6.                                      To approve the reincorporation of RestorGenex from the State of Nevada to the State of Delaware.

7.                                      To approve an adjournment of the meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal No. 6.

8.                                      To transact such other business as may properly come before the meeting or any adjournment of the meeting.

Only stockholders of record at the close of business on April 20, 2015 will be entitled to notice of, and to vote at, the meeting and any adjournments thereof.  A stockholder list will be available at RestorGenex’s corporate offices beginning 10 days prior to the date of the meeting during normal business hours for examination by any stockholder registered on RestorGenex’s stock ledger as of the record date for any purpose germane to the meeting.

Stockholders of record who do not vote in favor of Proposal No. 6 — Approval of Reincorporation of RestorGenex to the State of Delaware and who properly demand payment for their shares will be entitled to dissenters’ rights under Sections 92A.300 - 92A.500 of the Nevada Revised Statues.  The procedures with which our stockholders must comply in order to exercise dissenters’ rights are discussed and summarized in the accompanying proxy statement.

By Order of the Board of Directors,

Phillip B. Donenberg
April [•], 2015	Chief Financial Officer and Corporate Secretary
Buffalo Grove, Illinois

ii

As used in this proxy statement, references to “RestorGenex,” the “Company,” “we,” “us,” “our” and similar references refer to RestorGenex Corporation (formerly known as Stratus Media Group, Inc.) and our consolidated subsidiaries, and the term “common stock” refers to our common stock, par value $0.001 per share. All share and per share amounts have been adjusted to reflect the one-for-100 reverse split of outstanding common stock effective March 7, 2014.

iii

2150 East Lake Cook Road, Suite 750

Buffalo Grove, Illinois 60089

PROXY STATEMENT FOR
ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON WEDNESDAY, JUNE 17, 2015

The Board of Directors of RestorGenex Corporation is using this proxy statement to solicit your proxy for use at the RestorGenex Corporation 2015 Annual Meeting of Stockholders to be held at 8:30 a.m., Central Time, on Wednesday, June 17, 2015.  The Board of Directors expects to make available electronically or to send to our stockholders the Notice of Annual Meeting of Stockholders, this proxy statement and a form of proxy on or about April [•], 2015.

Important Notice Regarding the Availability of Proxy Materials for the

Stockholder Meeting to Be Held on Wednesday, June 17, 2015

Our proxy statement and annual report to stockholders, which includes our annual report on Form 10-K for the fiscal year ended December 31, 2014, are available at www.proxyvote.com/RestorGenex.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

When and Where Will the Annual Meeting Be Held?

The Annual Meeting of Stockholders of RestorGenex Corporation will be held on Wednesday, June 17, 2015, at 8:30 a.m., Central Time, at our corporate offices located at 2150 East Lake Cook Road, Suite 750, Buffalo Grove, Illinois 60089.

What are the Purposes of the Annual Meeting?

The purposes of the Annual Meeting are to vote on the following items:

1.              To elect five persons to serve as directors until our next annual meeting of stockholders or until their respective successors are elected and qualified.

2.              To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2015.

3.              To approve, on an advisory basis, the compensation of our named executive officers, as disclosed in this proxy statement.

4.              To indicate, on an advisory basis, whether future votes to approve the compensation of our named executive officers should occur every one, two or three years.

5.              To approve the RestorGenex Corporation 2015 Equity Incentive Plan.

6.              To approve the reincorporation of RestorGenex from the State of Nevada to the State of Delaware.

7.              To approve an adjournment of the meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal No. 6.

8.              To transact such other business as may properly come before the meeting or any adjournment of the meeting.

Who is Entitled to Vote at the Annual Meeting?

Stockholders of record at the close of business on April 20, 2015 will be entitled to notice of and to vote at the meeting or any adjournment of the Annual Meeting.  As of that date, there were [•] shares of our common stock outstanding.  Each share of our common stock is entitled to one vote on each matter to be voted on at the Annual Meeting.  Stockholders are not entitled to cumulate voting rights.

How Do I Vote My Shares?

Your vote is important.  Whether you hold shares directly as a stockholder of record or beneficially in “street name” (through a broker, bank or other nominee), you may vote your shares without attending the Annual Meeting.  You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker or nominee.

If you are a stockholder whose shares are registered in your name, you may vote your shares in person at the meeting or by one of the three following methods:

•                  Vote by Internet, by going to the web address http://www.proxyvote.com and following the instructions for Internet voting shown on your proxy card.

•                  Vote by Telephone, by dialing 1-800-690-6903 and following the instructions for telephone voting shown on your proxy card.

•                  Vote by Proxy Card, by completing, signing, dating and mailing the enclosed proxy card in the envelope provided.  If you vote by Internet or telephone, please do not mail your proxy card.

If your shares are held in street name, you may receive a separate voting instruction form or you may need to contact your broker, bank or other nominee to determine whether you will be able to vote electronically using the Internet or telephone.

The deadline for voting by telephone or by using the Internet is 10:59 p.m., Central Time, on Tuesday, June 16, 2015.  Please see your proxy card or the information your bank, broker or other holder of record provided to you for more information on your options for voting.

How Will My Shares Be Voted?

If you return your signed proxy card or use Internet or telephone voting before the Annual Meeting, the named proxies will vote your shares as you direct.

For Proposal No. 1—Election of Directors, you may:

•                  Vote FOR all five of the nominees for director;

•                  WITHHOLD your vote from all five of the nominees for director; or

•                  WITHHOLD your vote from one or more of the five nominees for director that you designate.

For Proposal No. 2—Ratification of Selection of Independent Registered Public Accounting Firm, Proposal No. 3— Advisory Vote on Executive Compensation, Proposal No. 5—Approval of RestorGenex Corporation 2015 Equity Incentive Plan, Proposal No. 6— Approval of Reincorporation of RestorGenex to the State of Delaware, and Proposal No. 7—Adjournment of Annual Meeting, if Necessary, to Solicit Additional Proxies if There are Insufficient Votes in Favor of Proposal No. 6, you may:

•                  Vote FOR the proposal;

•                  Vote AGAINST the proposal; or

•                  ABSTAIN from voting on the proposal.

For Proposal No. 4—Advisory Vote on the Frequency of Executive Compensation Advisory Vote, you may vote for a frequency of every year, every two years or every three years, or you may abstain from voting on the proposal.

If you send in your proxy card or use Internet or telephone voting, but you do not specify how you want to vote your shares, the proxies will vote your shares:

•                  FOR all five of the nominees for director in Proposal No. 1— Election of Directors;

•                  FOR Proposal No. 2—Ratification of Selection of Independent Registered Public Accounting Firm;

•                  FOR Proposal No. 3— Advisory Vote on Executive Compensation;

•                  For a frequency of every ONE YEAR on Proposal No. 4—Frequency of Advisory Vote on Executive Compensation;

•                  FOR Proposal No. 5—Approval of RestorGenex Corporation 2015 Equity Incentive Plan;

•                  FOR Proposal No. 6— Approval of Reincorporation of RestorGenex to the State of Delaware; and

•                  FOR Proposal No. 7—Adjournment of Annual Meeting, if Necessary, to Solicit Additional Proxies if There are Insufficient Votes in Favor of Proposal No. 6.

How Does the Board of Directors Recommend that I Vote?

The Board of Directors recommends that you vote:

•                  FOR all five of the nominees for director in Proposal No. 1—Election of Directors;

•                  FOR Proposal No. 2—Ratification of Selection of Independent Registered Public Accounting Firm;

•                  FOR Proposal No. 3— Advisory Vote on Executive Compensation;

•                  FOR a frequency of ONE YEAR on Proposal No. 4—Advisory Vote on the Frequency of Executive Compensation Advisory Vote;

•                  FOR Proposal No. 5—Approval of RestorGenex Corporation 2015 Equity Incentive Plan;

•                  FOR Proposal No. 6— Approval of Reincorporation of RestorGenex to the State of Delaware; and

•                  FOR Proposal No.7—Adjournment of Annual Meeting, if Necessary, to Solicit Additional Proxies if There are Insufficient Votes in Favor of Proposal No. 6.

How Can I Revoke or Change My Vote?

If you are a stockholder whose shares are registered in your name, you may revoke your proxy at any time before it is voted by one of the following methods:

•                  Submitting another proper proxy with a more recent date than that of the proxy first given by following the Internet or telephone voting instructions or completing, signing, dating and returning a proxy card to us;

•                  Sending written notice of revocation to our Corporate Secretary; or

•                  Attending the Annual Meeting and voting by ballot.

If you hold your shares through a broker, bank or other nominee, you may revoke your proxy by following instructions your broker, bank or other nominee provides.

How Many Shares Must Be Present to Hold the Annual Meeting?

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority ([•] shares) of the outstanding shares of our common stock as of the record date will constitute a quorum for the transaction of business at the Annual Meeting.  In general, shares of our common stock represented by a properly signed and returned proxy card will be counted as shares present and entitled to vote at the Annual Meeting for purposes of determining a quorum.  Shares represented by proxies marked “Abstain” and “broker non-votes” are counted in determining whether a quorum is present.  A “broker non-vote” is a proxy returned by a broker on behalf of its beneficial owner customer that is not voted on a particular matter because voting instructions have not been received by the broker from the customer, and the broker does not have discretionary authority to vote on behalf of such customer on such matter.  If there is not a quorum, a majority of the shares of our common stock present at the Annual Meeting may adjourn the Annual Meeting to a later date.

What Vote is Required for Each Proposal?

Assuming a quorum is represented at the Annual Meeting, either in person or by proxy, the following vote is required for each of the following matters:

•                  Proposal No. 1—Election of Directors requires the affirmative vote of a plurality of the votes cast at the election.

•                  Proposal No. 2—Ratification of Selection of Independent Registered Public Accounting Firm requires the number of votes cast in favor of the proposal to exceed the number of votes cast in opposition of the proposal.

•                  Proposal No. 3— Advisory Vote on Executive Compensation requires the number of votes cast in favor of the proposal to exceed the number of votes cast in opposition of the proposal.

•                  Proposal No. 4—Advisory Vote on the Frequency of Executive Compensation Advisory Vote will be decided by the affirmative vote of a plurality of the votes cast on the proposal.  A “plurality” for Proposal No. 4 means the choice of frequency that receives the greatest number of votes cast.  Although this is a non-binding, advisory vote, our Compensation Committee and Board of Directors expect to take into account the outcome of the vote when considering the frequency of future executive compensation advisory votes.

•                  Proposal No. 5— Approval of the RestorGenex Corporation 2015 Equity Incentive Plan requires the number of votes cast in favor of the proposal to exceed the number of votes cast in opposition of the proposal.

•                  Proposal No. 6—Approval of Reincorporation of RestorGenex to the State of Delaware requires the affirmative vote of a majority of the outstanding shares of our common stock.

•                  Proposal No. 7—Adjournment of Annual Meeting, if Necessary, to Solicit Additional Proxies if There are Insufficient Votes in Favor of Proposal No. 6 requires the number of votes cast in favor of the proposal to exceed the number of votes cast in opposition of the proposal.

If your shares are held in “street name” and you do not indicate how you wish to vote, your broker is permitted to exercise its discretion to vote your shares on certain “routine” matters.  The only routine matter to be submitted to our stockholders at the Annual Meeting is Proposal No. 2—Ratification of Selection of Independent Registered Public Accounting Firm.  None of our other proposals are routine matters.  Accordingly, if you do not direct your broker how to vote for a director in Proposal No. 1 or how to vote for Proposal No. 3, Proposal No. 4, Proposal No. 5, Proposal No. 6 or Proposal No. 7, your broker may not exercise discretion and may not vote your shares on that proposal.

For purposes of Proposal No. 1, Proposal No. 3, Proposal No. 4, Proposal No. 5 and Proposal No. 7, broker non-votes are not considered to be “votes cast” at the meeting.  As such, a broker non-vote will not be counted as a vote “For” or “Withheld” with respect to a director in Proposal No. 1, or a vote “For” or “Against” Proposal No. 3, Proposal No. 5 or Proposal No. 7, or a vote for a frequency of every year, every two years or every three years in Proposal No. 4; and, therefore, will have no effect on the outcome of the vote on any such proposal.  A broker non-vote with respect to Proposal No. 6, however, will be counted as a vote “Against” Proposal No. 6.  Proxies marked “Abstain” will be counted in determining the total number of “votes cast” on each of the proposals and will have the effect of a vote “Against” a proposal, except for Proposal No. 4, where the abstention will have no effect on the outcome of the vote.

Who Will Count the Votes?

We currently expect that Broadridge Financial Solutions, Inc. will tabulate the votes and our Corporate Secretary will be our inspector of elections for the Annual Meeting.

Who Do I Contact if I Have Questions Regarding the Annual Meeting?

We have engaged Okapi Partners LLC to assist us in the solicitation of proxies for the Annual Meeting.  If you have any questions or require assistance in voting your shares of common stock, please call: (855) 208-8901.

Are There Any Matters to be Voted on at the Annual Meeting that are not Included in this Proxy Statement?

We currently are not aware of any business to be acted upon at the Annual Meeting other than that described in this proxy statement.  If, however, other matters properly are brought before the Annual Meeting, or any adjournment or postponement of the Annual Meeting, your proxy includes discretionary authority on the part of the individuals appointed to vote your shares or act on those matters according to their best judgment, including to adjourn the Annual Meeting if a quorum is not present.

How Will Business Be Conducted at the Annual Meeting?

The presiding officer at the Annual Meeting will determine how business at the meeting will be conducted.  Only nominations and other proposals brought before the Annual Meeting in accordance with the advance notice and information requirements of our Amended and Restated Bylaws will be considered, and no such nominations or other proposals were received.  In order for a stockholder proposal to have been included in our proxy statement for the Annual Meeting, our Corporate Secretary must have received such proposal a reasonable period of time before we began to print and send our proxy materials.  Under our Amended and Restated Bylaws, complete and timely written notice of a proposed nominee for election to the Board of Directors at the Annual Meeting or a proposal for any other business to be brought before the Annual Meeting must have been received by our Corporate Secretary not later than April 18, 2015, and must have contained the specific information required by our Amended and Restated Bylaws.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are subject to the safe harbor created by those sections.  We have identified some of these forward-looking statements with words like “believe,” “may,” “could,” “would,” “might,” “possible,” “potential,” “will,” “should,” “expect,” “intend,” “plan,” “predict,” “anticipate,” “estimate” and “continue”, the negative of these words, other words and terms of similar meaning and the use of future dates.  Forward-looking statements involve risks and uncertainties.  These uncertainties include factors that affect all businesses as well as matters specific to us.  Forward-looking statements by their nature address matters that are, to different degrees, uncertain.  Uncertainties and risks may cause our actual results to be materially different than those expressed in or implied by our forward-looking statements.  For us, particular uncertainties and risks include, among others, our history of operating losses and negative cash flow, uncertainties regarding clinical testing, the difficulty of developing pharmaceutical products, obtaining regulatory and other approvals and achieving market acceptance and other risks and uncertainties described in our filings with the Securities and Exchange Commission, including our most recent annual report on Form 10-K.  All forward-looking statements in this proxy statement speak only as of the date of this proxy statement and are based on our current beliefs and expectations.  We undertake no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as otherwise required by law.

STOCK OWNERSHIP

Directors and Executive Officers

The table below sets forth information known to us regarding the beneficial ownership of our common stock as of April 20, 2015 for:

•                  each of our directors and nominees for directors;

•                  each of the executive officers named in the Summary Compensation Table under the heading “Executive Compensation—Summary Compensation Table for Fiscal 2014” (we collectively refer to these persons as our “named executive officers”); and

•                  all of our current directors and executive officers as a group.

The number of shares beneficially owned by a person includes shares subject to options and warrants held by that person that are currently exercisable or that become exercisable within 60 days of April 20, 2015.  Percentage calculations assume, for each person and group, that all shares that may be acquired by such person or group pursuant to options and warrants currently exercisable or that become exercisable within 60 days of April 20, 2015 are outstanding for the purpose of computing the percentage of common stock owned by such person or group.  However, such unissued shares of common stock described above are not deemed to be outstanding for calculating the percentage of common stock owned by any other person.

Except as otherwise indicated, the persons in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and subject to the information contained in the notes to the table.

Title of Class	Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percent of Class
Common Stock	Sol J. Barer, Ph.D.	1,401,304	7.4%
Common Stock	Isaac Blech(3)	2,104,131	11.2%
Common Stock	Stephen M. Simes	344,077	1.8%
Common Stock	Rex Bright	22,659	*
Common Stock	Yael Schwartz, Ph.D.	114,770	*
Common Stock	David Sherris, Ph.D.	1,665,862	8.9%
Common Stock	Nelson K. Stacks	22,611	*
Common Stock	Jerold Rubinstein	275,907	1.5%
Common Stock	Phillip B. Donenberg	151,202	*
Common Stock	Mark A. Weinberg, M.D.	130,369	*
Common Stock	All current directors and executive officers as a group (9 persons)	5,956,985	29.8%
Common Stock	River Charitable Remainder Unitrust, West Charitable Remainder Unitrust, Liberty Charitable Remainder Trust(3) 1271 Avenue of the Americas, 16th Floor New York, NY 10020	1,547,618	8.3%

Title of Class	Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percent of Class
Common Stock	Ally Bridge Group Capital Partners II, L.P.(4) Unit 3002-3004, 30th Floor, Gloucester Tower, The Landmark, 15 Queen’s Road Central, Hong Kong	1,775,000	9.4%
Common Stock	Shamus, LLC(5) 11150 Santa Monica Boulevard, Suite 1400 Los Angeles, CA 90025	1,035,000	5.5%
Common Stock	Ernest W. Moody Revocable Trust(6) 2116 Redbird Drive Las Vegas, NV 89134	975,000	5.2%

*                 Represents beneficial ownership of less than one percent.

(1)                                 The business address for each of the directors and officers of RestorGenex is c/o RestorGenex Corporation, 2150 East Lake Cook Road, Suite 750, Buffalo Grove, Illinois 60089.

(2)                                 Includes for the persons listed below the following shares of common stock subject to options and warrants held by such persons that are currently exercisable or become exercisable within 60 days of March 30, 2015:

Name	Shares of Common Stock Underlying Stock Options
Directors
Sol J. Barer, Ph.D.	45,357
Isaac Blech	29,129
Stephen M. Simes	344,077
Rex Bright	22,659
Yael Schwartz, Ph.D.	68,269
David Sherris, Ph.D.	68,269
Nelson K. Stacks	22,611
Named Executive Officers
Stephen M. Simes	344,077
Jerold Rubinstein	275,907
Phillip B. Donenberg	151,202
Yael Schwartz, Ph.D.	68,269
Mark A. Weinberg, M.D.	130,369
All current directors and executive officers as a group (9 persons)	881,942

Name	Shares of Common Stock Underlying Warrants
Directors
Sol J. Barer, Ph.D.	351,060
Isaac Blech	125,000
Stephen M. Simes	0
Rex Bright	0
Yael Schwartz, Ph.D.	0
David Sherris, Ph.D.	0
Nelson K. Stacks	0
Named Executive Officers
Stephen M. Simes	0
Jerold Rubinstein	0
Phillip B. Donenberg	0
Yael Schwartz, Ph.D.	0
Mark A. Weinberg, M.D.	0
All current directors and executive officers as a group (9 persons)	476,060

(3)         Consists of: (i) 283,334 shares of common stock held directly; (ii) 119,048 shares of common stock held by the River Charitable Remainder Unitrust f/b/o Isaac Blech; (iii) 714,286 shares of common stock held by West Charitable Remainder Unitrust; and (iv) 714,286 shares of common stock held by Liberty Charitable Remainder Trust FBO Isaac Blech UAD 01/09/87.  Mr. Blech is the sole trustee of each of these trusts and has the sole voting and dispositive power of each of these trusts.  Mr. Blech disclaims beneficial ownership of the common stock owned by each of these trusts except to the extent of his pecuniary interest therein.  This amount also includes 119,048 shares held by Miriam Wimpfheimer Blech, Mr. Blech’s wife.  Mr. Blech disclaims beneficial ownership of the shares owned by Ms. Blech and Ms. Blech disclaims beneficial ownership of the shares owned by Mr. Blech and the foregoing described trusts.

(4)         Based solely on a Schedule 13G/A filed on January 22, 2015 by Ally Bridge Group Capital Partners II, L.P. (“Ally Bridge Group”), an exempt limited partnership organized under the laws of the Cayman Islands, and ABG II-USL1 Limited (“ABG II-USL1”), a company incorporated in the British Virgin Islands.  ABG II-USL1 directly holds the 1,400,000 shares of common stock and a warrant to purchase 375,000 shares of common stock.  ABG II-USL1 is a wholly-owned subsidiary of Ally Bridge Group.

(5)        Based solely on a Schedule 13G filed on February 23, 2015 by David E. Smith, Shamus, LLC, a Delaware limited liability company (“Shamus”), The Coast Fund L.P., a Cayman Islands limited partnership (“Coast Fund”), and Coast Offshore Management (Cayman), Ltd., a company incorporated in the Cayman Islands (“Coast Offshore Management”).  David E. Smith, President of Coast Asset Management, LLC, who is trading advisor to Shamus, directly holds 20,000 shares of common stock.  Shamus directly holds the 790,000 shares of common stock and a warrant to purchase 225,000 shares of common stock.  Shamus is a wholly-owned subsidiary of Coast Fund and Coast Offshore Management is the managing general partner of Coast Fund.

(6)         Based solely on a Schedule 13G filed on February 18, 2015 by the Ernest W. Moody Revocable Trust, Ernest W. Moody, Trustee, reflecting beneficial ownership as of December 31, 2014.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers and all persons who beneficially own more than 10 percent of the outstanding shares of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock.  Directors, executive officers and greater than 10 percent beneficial owners also are required to furnish us with copies of all Section 16(a) forms they file.  To our knowledge, based on a review of the copies of such reports and amendments to such reports furnished to us with respect to the year ended December 31, 2014, and based on written representations by our directors and executive officers, all required Section 16 reports under the Exchange Act, for our directors, executive officers and beneficial owners of greater than 10 percent of our common stock were filed on a timely basis during the year ended December 31, 2014, except that (1) Sol J. Barer, Ph.D., Isaac Blech and Nelson K. Stacks, current directors, each filed a late Form 4 reporting an option grant on January 7, 2014; (2) Rex Bright, a current director, filed a late Form 3 and a Form 4 reporting an option grant on February 5, 2014; (3) Stephen M. Simes, a current director and executive officer, filed a late Form 4 reporting an option grant on March 5, 2014; (4) David Sherris, Ph.D., a current director and executive officer, filed a late Form 3; (5) Sol J. Barer, Ph.D., a current director, filed a late Form 4 reporting the conversion of convertible notes and the issuance of shares and warrants on April 29, 2014; (6) Phillip B. Donenberg, an executive officer, filed a late Form 4 reporting an option grant on May 27, 2014; (7) David Sherris, Ph.D. and Yael Schwartz, Ph.D. each filed a late Form 4 reporting an option grant on June 3, 2014; (8) Sol J. Barer, Ph.D., Isaac Blech, Rex Bright, Stephen M. Simes, Yael Schwarz, Ph.D., David Sherris, Ph.D. and Nelson K. Stacks, current directors, and Phillip B. Donenberg, an executive officer, each filed a late Form 4 reporting an option grant on July 24, 2014; and (9) Isaac Blech, a current director, filed a late Form 4 reporting the conversion of a convertible note and the issuance of a warrant on October 21, 2014. We have put a more robust process in place to monitor transactions in our equity securities by our directors and officers and ensure timely Section 16 reporting going forward.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

Number of Directors

Our Amended and Restated Bylaws provide that the Board of Directors will consist of at least one member, or such other number as may be determined by the Board of Directors or our stockholders.  The Board of Directors has fixed the number of directors at five, effective as of the date of the Annual Meeting.

Nominees for Director

The Board of Directors has nominated the following five individuals to serve as our directors until the next annual meeting of our stockholders or until their successors are elected and qualified.  All of the nominees named below are current members of the Board of Directors.

•                  Sol J. Barer, Ph.D.

•                  Isaac Blech

•                  Rex Bright

•                  Stephen M. Simes

•                  Nelson K. Stacks

Under an executive employment agreement we entered into with Mr. Simes in connection with his appointment as Chief Executive Officer of our company, we agreed to nominate Mr. Simes as a director and solicit proxies for his election for so long as he remains Chief Executive Officer of our company.

Proxies only can be voted for the number of persons named as nominees in this proxy statement, which is five.

If prior to the Annual Meeting, the Board of Directors should learn that any nominee will be unable to serve for any reason, the proxies that otherwise would have been voted for this nominee will be voted for a substitute nominee as selected by the Board of Directors.  Alternatively, the proxies, at the discretion of the Board of Directors, may be voted for that fewer number of nominees as results from the inability of any nominee to serve.  The Board of Directors has no reason to believe that any of the nominees will be unable to serve.

Information About Current Directors and Board Nominees

The table below sets forth certain information that has been furnished to us by each current director and each individual who has been nominated by the Board of Directors to serve as a director of our company.

Name	Age	Principal Occupation	Director Since
Sol J. Barer, Ph.D.(1)(2)	67	Managing Partner of SJBarer Consulting LLC and Chairman of the Board of RestorGenex	2013

Isaac Blech(1)(2)(3)	65	Vice Chairman of the Board of RestorGenex	2013

Stephen M. Simes	63	Chief Executive Officer of RestorGenex	2014

Rex Bright (2)(3)	74	President and Chief Executive Officer of Seabright Associates, Inc.	2014

Yael Schwartz, Ph.D.	65	Executive Vice President of Preclinical Development of RestorGenex	2013

Name	Age	Principal Occupation	Director Since
David Sherris, Ph.D.	61	Chief Scientific Officer of RestorGenex	2014

Nelson K. Stacks(1)(2)(3)	44	Chief Executive Officer and Director of WaveGuide Technology	2013

(1)         Member of the Compensation Committee

(2)         Member of the Nominating and Corporate Governance Committee

(3)         Member of the Audit Committee

Additional Information About Current Directors and Board Nominees

The paragraphs below provide information about each current director and nominee for director, including all positions he or she holds, his or her principal occupation and business experience for the past five years, and the names of other publicly-held companies of which he or she currently serves as a director or served as a director during the past five years.  We believe that all of our director nominees display personal and professional integrity; satisfactory levels of education and/or business experience; broad-based business acumen; an appropriate level of understanding of our business and its industry and other industries relevant to our business; the ability and willingness to devote adequate time to the work of the Board of Directors and its committees; a fit of skills and personality with those of our other directors that helps build a board of directors that is effective, collegial and responsive to the needs of our company; strategic thinking and a willingness to share ideas; a diversity of experiences, expertise and background; and the ability to represent the interests of all of our stockholders.  The information presented below regarding each director and nominee for director also sets forth specific experience, qualifications, attributes and skills that led the Board of Directors to the conclusion that he or she should serve as a director in light of our business and structure.

Sol J. Barer, Ph.D. — Dr. Barer became a member of our Board of Directors and Chairman of the Board on November 1, 2013 in connection with the repositioning of our company as a specialty biopharmaceutical company.  He is currently the Managing Partner of SJBarer Consulting LLC, a consulting company.  He spent most of his professional career with Celgene Corporation, a global biopharmaceutical company.  He was Chairman of Celgene from January 2011 until June 2011, Executive Chairman from June 2010 until January 2011 and Chairman and Chief Executive Officer from May 2006 until June 2010.  Previously, he was appointed President in 1993 and Chief Operating Officer in 1994 before assuming the Chief Executive Officer position.  He also served as Senior Vice President, Science and Technology, and Vice President/General Manager, Chiral Products, from October 1990 to October 1993, and Vice President, Technology, from September 1987 to October 1990.  Dr. Barer serves as Chairman of the Board of Medgenics, Inc., a publicly held gene therapy company; InspireMD, Inc., a publicly held medical device company focusing on the development and commercialization of a proprietary stent system technology, and several private companies.  He also is on the Board of Directors of Aegerion Pharmaceuticals, Inc., a publicly held biopharmaceutical company dedicated to the development and commercialization of innovative therapies for patients with rare diseases, Amicus Therapeutics, Inc., a publicly held biopharmaceutical company developing therapies for rare and orphan diseases, Teva Pharmaceutical Industries Ltd., a publicly held biopharmaceutical company dedicated to the development, production and marketing of a wide range of specialty medicines, generic and over-the-counter products, active pharmaceutical ingredients and novel new therapeutic entities, and several private companies.

In 2011, Dr. Barer was Chairman of the University of Medicine and Dentistry of New Jersey Governor’s Advisory Committee which recommended sweeping changes in the structure of New Jersey’s medical schools and public research universities.  He previously served as a Commissioner of the New Jersey Commission on Science and Technology and was a member of the Board of Trustees of Rutgers - The State University of New Jersey (until 2013).  He also served two terms as Chair of the Board of Trustees of BioNJ

(2010-2012), the New Jersey biotechnology organization.  Dr. Barer holds a B.S. degree from Brooklyn College and a Ph.D. degree in Organic Chemistry from Rutgers University.

We believe Dr. Barer’s qualifications to serve as a member of our Board of Directors and as our Chairman of the Board include his significant executive experience at Celgene Corporation and his leadership roles in other organizations, his extensive medical background and his substantial experience as a director of several publicly held biotechnology companies.

Isaac Blech — Isaac Blech became a member of our Board of Directors and Vice Chairman of the Board on November 1, 2013 in connection with the repositioning of our company as a specialty biopharmaceutical company.  Mr. Blech is a renowned biotechnology entrepreneur and investor, who, over the past 34 years, has founded and served on the boards of directors of companies which have produced major advances in a broad array of diseases, including the diagnosis of chlamydia, herpes, syphilis and HIV, and the treatment of cystic fibrosis, sexual dysfunction, multiple myeloma and brain cancer.  The companies he established include Celgene Corporation, ICOS Corporation, Nova Pharmaceutical Corporation, Pathogenesis Corporation and Genetics Systems Corporation.  Mr. Blech is a major shareholder and director of ContraFect Corporation, a major shareholder and director of Medgenics, Inc., a major shareholder and Vice Chairman of The SpendSmart Payments Company (formerly known as BillMyParents, Inc.) and a major shareholder and Vice Chairman of root9B Technologies, Inc. (formally known as Premier Alliance Group, Inc.), all of which are publicly held companies.  Mr. Blech is also a major shareholder and Vice Chairman of Cerecor, Inc., a major shareholder and Vice Chairman of Edge Therapeutics and a major shareholder and Vice Chairman of Centrexion Corporation, all of which are private companies.  Mr. Blech received a Bachelor of Arts degree from City University of New York, Baruch College.

We believe Mr. Blech’s qualifications to serve as a member of our Board of Directors include his broad and substantial experience as a founder, director and major investor in numerous biotechnology companies.

Stephen M. Simes — Mr. Simes has served as our Chief Executive Officer and a member of our Board of Directors since March 2014.  Prior to such time, Mr. Simes served as Vice Chairman, President and Chief Executive Officer and a member of the Board of Directors of BioSante Pharmaceuticals, Inc. from 1998 until June 2013 when BioSante merged with ANIP Acquisition Company, d/b/a ANI Pharmaceuticals, Inc.  BioSante, whose common stock was listed on The NASDAQ Global Market, was a specialty pharmaceutical company focused on developing products for women’s and men’s health and oncology.  From 1994 to 1997, Mr. Simes was President and Chief Executive Officer and a member of the Board of Directors of Unimed Pharmaceuticals, Inc. (currently a wholly owned subsidiary of AbbVie, Inc.), a company with a product focus on infectious diseases, AIDS, endocrinology and oncology.  From 1989 to 1993, Mr. Simes was Chairman, President and Chief Executive Officer of Gynex Pharmaceuticals, Inc., a company which concentrated on the AIDS, endocrinology, urology and growth disorders markets.  In 1993, Gynex was acquired by Savient Pharmaceuticals Inc. (formerly Bio-Technology General Corp.), and from 1993 to 1994, Mr. Simes served as Senior Vice President and director of Savient Pharmaceuticals Inc.  Mr. Simes’s career in the pharmaceutical industry started in 1974 with G.D. Searle & Co. (now a part of Pfizer Inc.).  Mr. Simes earned his MBA in Marketing and Finance from New York University, having earlier received a Bachelor of Science degree in Chemistry at Brooklyn College of the City University of New York.

We believe Mr. Simes’s qualifications to serve as a member of our Board of Directors include his knowledge of our company, businesses, management and employees and our company’s day-to-day operations which he has gained and will continue to gain through his position as Chief Executive Officer of our company.  As both a member of our executive team and Board of Directors, Mr. Simes provides a critical link between management and our Board of Directors, enabling our Board of Directors to perform its oversight function with the benefits of management’s perspectives on our businesses.  In addition, Mr. Simes’s extensive experience and knowledge of the pharmaceutical industry as a result of his previous executive positions with other pharmaceutical companies, as well as our company, and his involvement with the pharmaceutical industry for over 35 years add tremendous value to our Board of Directors.  Mr. Simes has substantial U.S. Food and Drug Administration regulatory and licensing experience which he has gained through his prior positions with other pharmaceutical companies, and which we believe is particularly important to our company and his service on our Board of Directors.

Rex Bright — Mr. Bright became a member of our Board of Directors in February 2014 and Chairman of the Audit Committee in July 2014.  Mr. Bright currently serves as President and Chief Executive Officer of Seabright Associates, Inc., a management consulting company, a position he has held since January 2009.  Mr. Bright has held Chief Executive Officer positions in the health care industry for over 20 years.  His career includes 18 years with Johnson & Johnson (“J&J”).  Subsequently, he was hired by GlaxoSmithKline (“GSK”) to build a dermatological business within the Allergan business unit.  After building Allergan Skin Care into a profitable and growing dermatologist business at GSK, he spent several years as Chief Executive Officer of startup healthcare companies and as a turnaround Chief Executive Officer in the pharmaceutical/biotech sector.  He co-founded and served as President and Chief Executive Officer of SkinMedica from January 2002 until June 2010 and as a member of the Board of Directors until 2012.  In 2012, SkinMedica was named the fastest growing medical aesthetic company for the sixth year in a row by the Kline & Company.  Mr. Bright played a key role in the process which resulted in SkinMedica being acquired by Allergan, Inc. for $375 million in 2012.  He currently also serves on the board of directors of Foamix Pharmaceuticals, Ltd.  He has been a speaker at various industry meetings and university and college MBA programs.  He is a member of the American Academy of Dermatology, China Biotechnology & Pharmaceutical Association, International Society of Caricature Artists, Rotary International and The Chief Executive Officer Global Leaders Network.

We believe Mr. Bright’s qualifications to serve as a member of our Board of Directors include his prior significant executive experience at J&J, GSK and SkinMedica and his expertise in the dermatology field.

Yael Schwartz, Ph.D. — Dr. Yael Schwartz became a member of our Board of Directors in November 2013 in connection with our acquisitions of Canterbury Laboratories, LLC (“Canterbury”) and Hygeia Therapeutics, Inc. (“Hygeia”).  Dr. Schwartz currently serves as our Executive Vice President of Preclinical Development, a position she has held since July 2014.  Prior to such position, Dr. Schwartz served as President of Canterbury and President of Hygeia, positions she had held since 2011 and 2007, respectively.  Dr. Schwartz has more than 25 years’ experience in drug discovery and product development.  From 1998 to 2007, Dr. Schwartz had positions of increasing responsibility at Sepracor, Inc. (now Sunovion) where she played key leadership roles on teams that launched three drugs used in clinical practice for the treatment of asthma (Xopenex), insomnia (Lunesta) and chronic obstructive pulmonary disease (Brovana).  Prior to Sepracor, Dr. Schwartz contributed to the development of drugs for the treatment of urinary bladder cancer (Valstar) and hypertension (Carvedilol).  Dr. Schwartz was the founder and from 2007 to July 2014, the President and Chief Executive Officer of Hygeia.  Dr. Schwartz adapted and streamlined development strategies and budgets to ensure effective achievement of scientific and business objectives.  Dr. Schwartz was the founder and from 2011 to July 2014, the President and Chief Executive Officer of Canterbury.  Dr. Schwartz received her doctorate degree with honors in Endocrine Physiology from a joint program at the University of Massachusetts Medical School and Worcester Polytechnic Institute.

We believe Dr. Schwartz’s qualifications to serve as a member of our Board of Directors include her prior significant experience as founder and President and Chief Executive Officer of Canterbury and Hygeia and her close familiarity with those businesses.  Dr. Schwartz is not one of the five nominees for election as a director at the Annual Meeting.

David Sherris, Ph.D. — Dr. Sherris became a member of our Board of Directors in March 2014 in connection with our acquisitions of Paloma Pharmaceuticals, Inc. (“Paloma”) and VasculoMedics, Inc. (“VasculoMedics”).  Dr. Sherris currently serves as our Chief Scientific Officer, a position he has held since March 2014.  Prior to such position, Dr. Sherris served as Chief Executive Officer, President and Chairman of the Board of Directors of Paloma and VasculoMedics, positions he had held since 2005 and 2014, respectively.  Dr. Sherris was the founder and Chief Executive Officer of both Paloma and VasculoMedics.  He has over 30 years of experience in biopharmaceuticals and diagnostics.  From 2001 to 2005, Dr. Sherris served as Chief Executive Officer and founder of a consulting/out-sourcing concern, Sherris Pharma Partners, with a focus on business development and research and development strategy, including a niche focus in angiogenesis and vascular targeting.  In addition, Dr. Sherris has worked with venture capital companies where he has both advised and raised seed money for biotechnology startups.  Prior to his starting Sherris Pharma Partners, Dr. Sherris had been employed by pharmaceutical and biotechnology companies to manage external research and development (academic groups and contract research organizations) to augment and expand internal scientific programs, and to lead internal pharmaceutical development teams.  Dr. Sherris has been a frequently invited guest speaker at biopharmaceutical business and scientific conferences, a published author and holder of patents in a wide range of therapeutic areas.  Dr. Sherris has held positions of increasing responsibility at Centocor, Inc., Unilever US, Inc., Serono, Inc. and OXiGENE, Inc. where he was Chief Operating Officer and Vice President of Research and Development, as well as Chief Operating Officer of a joint venture between OXiGENE, Inc. and Peregrine Pharmaceuticals, Inc. called Arcus LLC.  Dr. Sherris received his Ph.D. in Biochemistry and Molecular Genetics from the University of Utah, held a postdoctoral position in cellular immunology at the Jackson Laboratory and a faculty position in the Department of Medicine, Division of Clinical Immunology at the Mt. Sinai Medical Center, New York.

We believe Dr. Sherris’s qualifications to serve as a member of our Board of Directors include his prior significant experience as founder and President and Chief Executive Officer of Paloma and VasculoMedics and his close familiarity with those businesses.  Dr. Sherris is not one of the five nominees for election as a director at the Annual Meeting.

Nelson K. Stacks — Mr. Stacks became a member of our Board of Directors in November 2013 and prior to such time served as Chairman of the Board of Canterbury prior to its merger with our company in November 2013.  From December 2011 to present, Mr. Stacks has been the Chief Executive Officer and Director of WaveGuide Corporation, a maker of handheld nuclear magnetic resonance (“NMR”) spectrometers for detection of cancer, infectious diseases, oil and gas exploration and industrial anti-counterfeiting.  From December 2011 to January 2013, Mr. Stacks served as Chief Executive Officer and a member of the Board of Directors of Molecular Insight Pharmaceuticals, Inc., a biotechnology company focused on cancer diagnostics and therapeutic treatments as well as orphan neuroendocrine cancers.  From July 2009 to August 2011, Mr. Stacks served as Chief Executive Officer and a director of Vascular Pathways Incorporated where he raised $14 million from venture capitalists and brought peripheral IV catheter to the market and sold products to the U.S. Military and various U.S. and international hospitals.  Prior to this position, from March 2006 to July 2009, he served as a venture partner and turnaround Chief Executive Officer for various portfolio companies with Queensland Investment Corporation and Queensland Biocapital Funds.  Over his career, Mr. Stacks has served as General Partner at 3i Ventures and earlier at Oak Investment Partners.  Mr. Stacks is a member of the fourth class of Kauffman Fellows and has invested in all areas of healthcare and information technology.  He also previously served as Chairman of Xbio Systems, a clinical trial software management system, and as Chief Executive Officer and Executive Director of Xenome Limited, a venom peptide company focused on cancer pain therapy.  Mr. Stacks received a Masters of Business Administration degree from the F.W. Olin Graduate School of Business at Babson College and a Bachelor of Arts degree from The University of Rochester.

We believe Mr. Stacks’s qualifications to serve as a member of our Board of Directors include his prior substantial experience as Chairman of the Board of Canterbury prior to its merger with our company in November 2013 and his substantial experience as an investor and executive in biotechnology companies.

Board Recommendation

The Board of Directors recommends a vote FOR the election of all five of the nominees for director named in this proxy statement.

PROPOSAL NO. 2 — RATIFICATION OF SELECTION OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

Selection of Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors has selected Deloitte & Touche LLP to serve as our independent registered public accounting firm for the year ending December 31, 2015.  Deloitte & Touche LLP has acted as our independent registered public accounting firm since November 2014.

Although it is not required to do so, the Audit Committee wishes to submit the selection of Deloitte & Touche LLP to our stockholders for ratification.  If our stockholders do not ratify the selection of Deloitte & Touche LLP, another independent registered public accounting firm will be considered by the Audit Committee.  Even if the selection is ratified by our stockholders, the Audit Committee in its discretion may change the selection at any time during the year, if it determines that such a change would be in the best interests of our company and stockholders.

Representatives of Deloitte & Touche LLP will be present at the Annual Meeting to respond to appropriate questions.  They also will have an opportunity to make a statement if they wish to do so.

Audit, Audit-Related, Tax and Other Fees

The table below presents fees for professional services rendered by Deloitte & Touche LLP and its affiliates (collectively “Deloitte”), our current independent registered public accounting firm, for the years ended December 31, 2014 and December 31, 2013.

	Aggregate Amount Billed by Deloitte
	2014	2013
Audit Fees(1)	$205,000	$0
Audit-Related Fees	0	0
All Other Fees	0	0

(1)         Audit fees consisted of the audit of our annual financial statements for the year ended December 31, 2014.

The table below presents fees billed to us for professional services rendered by Goldman Kurland and Mohidin LLP and its affiliates (collectively “Goldman”), our former independent registered public accounting firm, for the years ended December 31, 2014 and December 31, 2013.

	Aggregate Amount Billed by Goldman
	2014	2013
Audit Fees(1)	$190,500	$189,300
Audit-Related Fees	0	0
All Other Fees	17,000	16,500

(1)         Audit fees consisted of the audit of our annual financial statements for the year ended December 31, 2013, reviews of financial statements included in our quarterly reports on Form 10-Q and services provided in connection with our statutory and regulatory filings, including the review of registration statements and the issuance of consents.

Pre-Approval Policies and Procedures

The Audit Committee has adopted procedures pursuant to which all audit, audit-related and tax services, and all permissible non-audit services provided by our independent registered public accounting firm must be pre-approved by the Audit Committee.  All services rendered by Deloitte & Touche LLP, our current independent registered public accounting firm, and Goldman Kurland and Mohidin LLP, our former independent registered public accounting firm, during 2014 were permissible under applicable laws and regulations and were approved in advance by the Audit Committee in accordance with the rules adopted by the SEC in order to implement requirements of the Sarbanes-Oxley Act of 2002, other than de minimis non-audit services allowed under applicable law.

Recent Change in Independent Registered Public Accounting Firm

On November 20, 2014, we engaged Deloitte & Touche LLP (“D&T”) as our new independent registered public accounting firm, after dismissing Goldman Kurland and Mohidin LLP (“GKM”).

The reports of GKM on our financial statements for the fiscal years ended December 31, 2013 and 2012 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except for the following: GKM’s report on the financial statements as of and for the years ended December 31, 2013 and 2012 was modified and contained an explanatory paragraph that highlighted conditions which raised substantial doubt as to our ability to continue as a going concern.  During the fiscal years ended December 31, 2013 and 2012, and during the subsequent interim periods through November 20, 2014, there were no “disagreements” (as that term is defined in Item 304(a)(1)(iv) of SEC Regulation S-K and the instructions to Item 304) between us and GKM on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to GKM’s satisfaction would have caused GKM to make reference to the subject matter of the disagreement(s) in connection with its report. In addition, during the fiscal years ended December 31, 2013 and 2012, and during the subsequent interim period through November 20, 2014, there were no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K), other than certain material weaknesses in our internal control over financial reporting disclosed in our annual reports on Form 10-K/A for the fiscal years ended December 31, 2013 and 2012.  As disclosed in our annual report on Form 10-K/A for the fiscal year ended December 31, 2013, we concluded that material weaknesses existed with respect to (1) a lack of segregation of duties and checks and balances; (2) lack of written controls and procedures, particularly with regard to entering into contracts and commitments by us; and (3) use of an accounting software package that lacks a rigorous set of software and change controls since while this software is a proven industry standard and is in widespread use, it allows one person to make significant changes without oversight or approval.  As disclosed in our annual report on Form 10-K/A for the fiscal year ended December 31, 2012, we concluded that material weaknesses existed with respect to (1) the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of our assets; (2) reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with accounting principles generally accepted in the United States of America, and that our receipts and expenditures are being made only in accordance with authorizations of our management and directors; and (3) reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of our assets that could have a material effect on our financial statements.

The Audit Committee of the Board of Directors discussed the material weaknesses in our internal control over financial reporting with GKM, and authorized GKM to respond fully to the inquiries of D&T concerning such material weaknesses.

On November 20, 2014, we engaged D&T as our new independent registered public accounting firm. The Audit Committee of the Board of Directors approved the engagement of D&T on November 20, 2014.

During the fiscal years ended December 31, 2013 and 2012 and during the subsequent interim periods through November 20, 2014, neither us nor anyone on our behalf consulted with D&T regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, and neither a written report was provided to us nor oral advice was provided that D&T concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of SEC Regulation S-K and the instructions to Item 304) or a reportable event (as defined in Item 304(a)(1)(v) of SEC Regulation S-K).

Board Recommendation

The Board of Directors unanimously recommends a vote FOR ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2015.

PROPOSAL NO. 3 — ADVISORY VOTE ON EXECUTIVE COMPENSATION

Introduction

The Board of Directors is providing our stockholders with an advisory vote on executive compensation pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, and Section 14A of the Securities Exchange Act of 1934, as amended.  This advisory vote, commonly known as a “say-on-pay” vote, is a non-binding vote on the compensation paid to our named executive officers as described in this proxy statement under the heading “Executive Compensation” beginning on page 71, including the Summary Compensation Table and the other related tables and narrative disclosure.

Reasons Why You Should Vote FOR Our Say-on-Pay Vote

Our executive compensation program is generally designed to:

•                  Attract and retain executives important to the success of our company and the creation of value for our stockholders;

•                  Motivate our executives to achieve company and individual performance objectives and create stockholder value; and

•                  Reward our executives for the achievement of company and individual performance objectives, the creation of stockholder value in the short and long term and their contributions, in general, to the success of our company.

Please read the “Executive Compensation” section of this proxy statement beginning on page 71.  That section of this proxy statement, which includes compensation tables and related narrative discussion, describes in detail the compensation programs and policies for our named executive officers and the executive compensation decisions made by the Compensation Committee and Board of Directors in 2014.

Important considerations include:

•                  During 2014, we engaged an independent consulting firm, Radford, to assist us in designing our executive compensation program.

•                  We closely monitor the compensation policies and practices of other life-sciences companies with market capitalizations, revenues and organizational sizes similar to ours, with the objective of providing our executives total cash compensation and total direct compensation at the 50th percentile of companies in our peer group, which we believe is fair to our executives and our stockholders.

•                  To motivate our executives and align their interests with those of our stockholders, we provide our executives stock options, which vest over a period of three years, linking our executives’ long-term compensation with the long-term price performance of our common stock, and providing a substantial retention incentive.

•                  All incentive compensation awards, including annual and long-term equity and incentive awards, are subject to a “clawback” or “forfeiture” mechanism.

•                  We provide our executives with only modest change in control and severance benefits, most of which are triggered only upon a termination event.

•                  We do not provide tax “gross-up” payments.

•                  We do not provide our executives substantial perquisites, supplemental retirement benefits, pension arrangements, post-retirement health coverage, nonqualified defined contribution or other deferred compensation.

•                  Our insider trading policy prohibits executive officers from engaging in hedging or monetization transactions, holding RestorGenex securities in a margin account and engaging in significant pledging transactions.

•                  We have an independent Compensation Committee that makes executive compensation decisions.

We are requesting stockholder approval of the compensation of our named executive officers as disclosed in this proxy statement.  This “say-on-pay” vote gives our stockholders the opportunity to express their views on our executive compensation.  The vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement.

Proposed Resolution

Accordingly, the Board of Directors unanimously recommends that our stockholders vote in favor of the say-on-pay vote as set forth in the following resolution at the Annual Meeting:

RESOLVED, that the stockholders of RestorGenex Corporation approve, on an advisory basis, the compensation paid to the named executive officers, as described in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the “Executive Compensation” section, the Summary Compensation Table, and the other related tables and narrative disclosure.

As this is an advisory vote, the outcome of the vote is not binding on us with respect to future executive compensation decisions, including those relating to our named executive officers, or otherwise.  The Compensation Committee and Board of Directors will take into account the outcome of the vote when considering future executive compensation decisions.

Board Recommendation

The Board of Directors unanimously recommends a vote FOR approval, on an advisory basis, of the compensation paid to our named executive officers, as described in this proxy statement.

PROPOSAL NO. 4 — ADVISORY VOTE ON THE FREQUENCY OF

EXECUTIVE COMPENSATION ADVISORY VOTE

Introduction

As required under Section 14A of the Exchange Act and pursuant to the Dodd-Frank Act, the Board of Directors is asking our stockholders to indicate the frequency with which they believe an advisory vote on executive compensation, or “say-on-pay” vote, such as that provided for in Proposal No. 3 should occur.  Stockholders may indicate whether they prefer that we hold a “say-on-pay” vote every one year, every two years or every three years, or they may abstain from this vote.

Reasons Why You Should Vote Every One Year for the Frequency of Our Say-on-Pay Vote

The Board of Directors, on recommendation of the Compensation Committee, has determined that a say-on-pay vote every one year is the best approach for our company and our stockholders.  The Board of Directors believes that a say-on-pay vote every year is consistent with the views of a significant number of our stockholders, institutional stockholders and proxy advisory firms and provides stockholders with the most transparency and opportunity to provide the most immediate, direct feedback on our executive compensation philosophy, policies and practices.

Accordingly, the Board of Directors unanimously recommends that our stockholders vote to hold a say-on-pay vote every year.  Stockholders are not ultimately voting to approve or disapprove the recommendation of the Board of Directors.  As this is an advisory vote, it is not binding on us, and the Compensation Committee and Board of Directors may decide that it is in the best interests of RestorGenex and our stockholders to hold a say-on-pay vote more or less frequently than the preference receiving the highest number of votes of our stockholders.  The Compensation Committee and Board of Directors expect to take into account the outcome of this advisory vote when considering the frequency of future say-on-pay votes.

Board Recommendation

The Board of Directors unanimously recommends a frequency of an advisory vote on executive compensation, or say-on-pay vote, every ONE YEAR.

PROPOSAL NO. 5 — APPROVAL OF RESTORGENEX CORPORATION

2015 EQUITY INCENTIVE PLAN

Introduction

On March 10, 2015, the Board of Directors, upon recommendation of the Compensation Committee, unanimously approved the RestorGenex Corporation 2015 Equity Incentive Plan (referred to in this section as the “2015 plan” or the “plan”), subject to approval by our stockholders at the Annual Meeting.

The 2015 plan provides for the grant of incentive and non-statutory stock options, stock appreciation rights or SARs, restricted stock, restricted stock units, or RSUs, performance awards, stock bonuses and other stock-based awards.  The Board of Directors and Compensation Committee believe the 2015 plan provides a means to attract and retain qualified individuals to perform services for our company, by providing incentive compensation for such individuals that is linked to the growth and profitability of our company and increases in stockholder value, and aligning the interests of such individuals with the interests of our stockholder through opportunities for equity participation in our company.  Historically, we have granted equity-based awards outside any stockholder approved plan.

In the following discussion, we refer to both incentive stock options and non-statutory stock options as “options,” and to options, stock appreciation rights, restricted stock awards, restricted stock units, performance awards and stock bonuses as “incentive awards.”

Reasons Why You Should Vote in Favor of the Approval of the 2015 Plan

The Board of Directors recommends a vote for the approval of the 2015 plan because the Board of Directors believes the plan is in the best interests of our company and stockholders for the following reasons:

•                  Aligns Director, Executive Officer, Employee and Stockholder Interests.  We currently provide long-term incentives in the form of stock option grants to our directors and employees, including our executive officers.  We believe that our equity-based compensation programs help align the interests of our directors, executive officers and other employees with the interests of our stockholders.  We believe that our long-term equity-based incentives help promote long-term retention of our employees and encourage significant ownership of our common stock.  If the 2015 plan is approved, we will be able to align the interests of our directors, executive officers and other employees with the interests of our stockholders through equity participation in our company.

•                  Attracts and Retains Talent.  Talented, motivated and effective directors, executives and employees are essential to executing our business strategies.  We believe equity-based compensation is an important component of total compensation at our company because such compensation enables us to effectively recruit executives and other employees while encouraging them to act and think like owners of our company.  Equity-based compensation is especially important for smaller public companies, such as us, when our equity-based compensation arrangements can assist us in competing for talent against other companies that may offer better and more lucrative cash and other compensation packages.  If the 2015 plan is approved, we believe we will be able to offer competitive compensation packages to both retain our best performers and attract new talent.

•                  Supports our Pay-for-Performance Philosophy.  We believe that equity-based compensation, by its very nature, is performance-based compensation.  To align the interests of our executive officers with the interests of our stockholders, we intend that a significant part of the total compensation to be paid to our executive officers will be performance-based.  We intend to use equity-based incentive compensation to help reinforce desired financial and other business results to our executives and to motivate them to make decisions to produce those results.  Therefore, approval of the 2015 plan is important to support our pay-for-performance philosophy.

•                  Balances Appropriately our Need to Attract and Retain Talent with Stockholder Interests Regarding Dilution.  We recognize the dilutive impact of our equity-based compensation programs on our stockholders and we intend to strive to balance this concern with the competition for talent, competitive compensation practices and the need to attract and retain talent.  As described in more detail below under the heading “—Background for Shares Authorized for Issuance under the 2015 Plan,” we believe the 2015 plan is not excessively dilutive to our stockholders.

•                  Protects Stockholder Interests and Embraces Sound Equity-Based Compensation Practices.  As described in more detail below under the heading “—Summary of Sound Governance Features of the 2015 Plan,” the 2015 plan includes a number of features that are consistent with the interests of our stockholders and sound corporate governance practices.

Summary of Sound Governance Features of the 2015 Plan

The Board of Directors and Compensation Committee believe that the 2015 plan contains several features that are consistent with the interests of our stockholders and sound corporate governance practices, including the following:

•                  No Automatic Share Replenishment or “Evergreen” Provision.  The number of shares of our common stock authorized for issuance under the 2015 plan is fixed and will not adjust based upon the number of outstanding shares of our common stock.  We currently expect that the number of shares of our common stock authorized for issuance under the 2015 plan will last approximately three years, at which time we expect to ask our stockholders to approve an additional share authorization or a new plan to replace the 2015 plan.

•                  Not Excessively Dilutive to our Stockholders.  As described in more detail below under the heading “—Background for Shares Authorized for Issuance Under the 2015 Plan,” we believe that the number of shares authorized for issuance under the 2015 plan is appropriate and not excessively dilutive to our stockholders.

•                  Limit on Number of “Full Value” Awards.  No more than 1,000,000 of the shares of common stock available for issuance under the 2015 plan may be issued pursuant to “full value” awards, which are awards other than stock options or stock appreciation rights that are settled by the issuance of shares of our common stock.

•                  Limit on Non-Employee Director Awards.  The maximum aggregate number of shares subject to non-employee director awards to any one non-employee director in any one year may not exceed 250,000 shares; provided that such limit will not apply to any election by a non-employee director to receive shares in lieu of cash retainers and meeting fees.

•                  No Liberal Share Counting or “Recycling” of Shares from Exercised Stock Options or Stock Appreciation Rights.  Shares withheld to satisfy tax withholding obligations on incentive awards or to pay the exercise price of incentive awards and any shares not issued or delivered as a result of a “net exercise” of a stock option will not become available for issuance as future award grants under the 2015 plan. In addition, shares purchased by us on the open market using proceeds from the exercise of stock options or other incentive awards will not become available for issuance as future incentive award grants under the 2015 plan.

•                  No Repricing of Stock Options or Stock Appreciation Rights.  The 2015 plan prohibits the repricing of outstanding “underwater” stock options or stock appreciation rights without stockholder approval, except for any adjustments required in connection with certain corporate transactions.  Repricing is broadly defined to include amendments or modifications to the terms of an outstanding stock option or stock appreciation right to lower the exercise or grant price or cancelling an outstanding stock option or stock appreciation right in exchange for cash, other incentive awards or other stock options or stock appreciation rights having a lower exercise price.

•                  No Discounted Stock Options or Stock Appreciation Rights.  The 2015 plan prohibits granting stock options and stock appreciation rights with exercise prices lower than the fair market value of a share of our common stock on the grant date, except in connection with the assumption of awards in certain mergers, consolidations, acquisitions of property or stock, reorganizations or other similar transactions.

•                  No Reload Stock Options or Stock Appreciation Rights.  Reload stock options and stock appreciation rights are not authorized under the 2015 plan. Reload stock options and reload stock appreciation rights are incentive awards that automatically provide for an additional grant of the same type of incentive awards upon the exercise of the incentive award.

•                  Stock Options, Stock Appreciation Rights and Unvested Performance Awards are Not Entitled to Dividend Equivalent Rights.  Stock option, stock appreciation right and unvested performance award holders have no rights as stockholders with respect to the shares underlying their awards until their stock options, stock appreciation rights or unvested performance awards are exercised or vested and shares are issued.  As a result, stock options and stock appreciation rights and unvested performance awards, the vesting of which is based on the achievement of performance goals, under the 2015 plan have no dividend equivalent rights associated with them.

•                  No Liberal Change in Control Definition.  The change in control definition in the 2015 plan is not a “liberal” definition and, for example, would not be activated merely upon stockholder approval of a transaction. A change in control must actually occur in order for the change in control provisions in the 2015 plan to be triggered.

•                  No Tax Gross-Ups.  The 2015 plan does not provide for any tax gross-ups.

•                  No Transferability.  Incentive awards under the 2015 plan may not be transferred, except by will or the laws of descent and distribution unless approved by the committee administering the 2015 plan.

•                  Material Amendments Require Stockholder Approval.  The 2015 plan requires stockholder approval of material revisions to the plan.

•                  Administration by Independent Committee.  The 2015 plan will be administered by the Compensation Committee.  All members of the committee administering the plan will be “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act and “independent directors” under the Listing Rules of The NASDAQ Stock Market (or other applicable exchange or market on which our common stock may be traded or quoted) and any applicable rules and regulations of the SEC.

•                  Awards Subject to Forfeiture/Clawback.  The 2015 plan contains forfeiture or “clawback” provisions, which, among other things, provide that if a participant is determined to have taken an action that would constitute “cause” or an “adverse action” as such terms are defined in the 2015 plan, during or after the termination of the participant’s employment or other service, all rights of the participant under the plan and any agreements evidencing an incentive award then held by the participant will terminate and be forfeited and we may require the participant to surrender and return to us any shares of common stock received, and to disgorge any profits, made or realized by the participant in connection with any awards or any shares issued upon the exercise or vesting of any awards granted under the plan.  These clawback provisions are in addition to the clawback provisions that apply by law under the Sarbanes-Oxley Act of 2002 and the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010.

Background for Shares Authorized for Issuance Under the 2015 Plan

If the 2015 plan is approved, the maximum aggregate number of shares of our common stock authorized for issuance pursuant to awards under the plan, subject to adjustment, will be 2,500,000 shares.

In setting the number of shares of common stock authorized for issuance under the 2015 plan, we considered a number of factors, which are discussed further below, including:

•                  Total outstanding equity awards, shares to be authorized for issuance under the 2015 plan and how long the shares proposed to be authorized for issuance under the 2015 plan are expected to last;

•                  Historical equity award granting practices, including our three-year average burn rate, and our anticipated equity award granting practices; and

•                  Potential dilution.

Total Outstanding Equity Awards and Shares Available under the 2015 Plan.  While the use of long-term incentives, in the form of equity awards, is an important part of our compensation program, we are mindful of our responsibility to our stockholders to exercise judgment in the granting of equity awards. In setting the number of shares authorized for issuance under the 2015 plan, we considered total outstanding equity awards, shares to be available under the 2015 plan and how long the shares available under the 2015 plan are expected to last.  Under the heading “—Securities Authorized for Issuance under Equity Compensation Plans” on page 35, as required by SEC rules, we provide information about shares of our common stock that may be issued under outstanding equity compensation arrangements as of December 31, 2014.  To facilitate the approval of the 2015 plan, set forth below is certain additional information as of the record date, April 20, 2015.

As of April 20, 2015, we had [•] shares of common stock issued and outstanding.  The market value of one share of our common stock on April 20, 2015, as determined by reference to the closing price of our common stock, as reported on the OTCQB marketplace of the OTC Markets Group, was $[•].

As of April 20, 2015, we had:

•                  no shares of our common stock available for issuance under any equity compensation plans.

•                  [•] shares of our common stock issuable upon the exercise of outstanding stock options (vested and unvested) with a weighted average exercise price of $[•] per share and a weighted average remaining term of [•] years. These stock options are non-plan options and were granted outside any formal plan.

•                  no shares underlying full value awards (such as restricted stock, restricted stock units and performance share awards) were outstanding.

If the 2015 plan is approved by our stockholders, we intend to grant any future stock options and other equity awards under the 2015 plan.

Historical and Anticipated Equity Award Granting Practices.  In setting the number of shares authorized for issuance under the 2015 plan, we considered the historical number of equity awards granted in the past three full fiscal years and our anticipated equity award granting practices.  The following table sets forth information regarding equity awards granted and earned and the annual burn rate for each of the last three fiscal years.  The amounts in the following table are not necessarily indicative of awards that might be awarded over the next five years under the 2015 plan.

	2014	2013	2012
Stock options granted	3,287,181	310,000	30,500
Full-value awards or shares granted or earned	0	0	0
Weighted average basic common shares outstanding during the fiscal year	14,043,150	2,646,603	903,139
Burn rate	23.41%	11.71%	3.38%

We also considered our three-year average burn rate (2012 to 2014) of approximately 12.83 percent. Our burn rate for 2014 was significantly higher than our three-year average burn rate as a result of the hiring of several new executive officers and the initial grant of stock options to such officers during 2014.

Potential Dilution.  In setting the number of shares authorized for issuance under the 2015 plan, we also considered the potential dilution that would result by approval of the 2015 plan, including the policies of certain institutional investors and major proxy advisory firms.

Potential dilution is calculated as shown below:

Potential dilution =                                          Total shares available under the 2015 plan plus shares subject to outstanding awards (“Total Award Shares”) divided by total number of outstanding shares plus Total Award Shares

As of April 20, 2015, our potential dilution was [•] percent. If the 2015 plan is approved, our potential dilution will be [•] percent.

Summary of the 2015 Plan

A summary description of the material features of the 2015 plan is outlined below.  The summary is qualified in its entirety by reference to the full text of the 2015 plan.  A copy of the 2015 plan is available at the SEC’s website at www.sec.gov, where it is an appendix to the electronic version of this proxy statement.  We will provide stockholders with a copy of the 2015 plan without charge if you contact Phillip B. Donenberg, Corporate Secretary at (847) 777-8093 or pdonenberg@restorgenex.com.  You can also receive a copy by sending a request by regular mail to RestorGenex Corporation, 2150 East Lake Cook Road, Suite 750, Buffalo Grove, Illinois 60089.

Purpose. The purpose of the 2015 plan is to advance the interests of our company and stockholders by enabling us to attract and retain qualified individuals to perform services for us, by providing incentive compensation for such individuals that is linked to the growth and profitability of our company and increases in stockholder value, and aligning the interests of such individuals with the interests of our stockholders through opportunities for equity participation in our company.  Providing stock incentive awards under the plan will be an important element in our overall success.  In general, the Board of Directors believes that equity-based incentives align the interests of our management and employees with those of our stockholders.  In addition, providing incentive awards under the plan is an important strategy for attracting and retaining the type of high-quality executives, employees and advisors the Board of Directors believes is necessary for the achievement of our goals.  Given the intense competition for such personnel, the Board of Directors believes that its ability to offer competitive compensation packages, including those with equity-based incentive components, such as stock options, is particularly important in attracting and retaining qualified candidates.

Eligibility.  All employees (including officers and directors who also are employees), non-employee directors, consultants, advisors and independent contractors of RestorGenex Corporation, or any subsidiary, will be eligible to receive incentive awards under the plan.  As of April 20, 2015, [•] employees and non-employee directors would have been eligible to receive awards under the plan.  We have not granted any incentive awards under the plan.

Shares Available for Issuance.  The maximum number of shares of our common stock available for issuance under the 2015 plan will be 2,500,000.  The number of shares available for issuance under the plan is subject to increase to the extent that we issue shares or incentive awards under the plan in connection with certain merger and acquisition transactions, or assume any plan in a merger or acquisition transaction.  However, any available shares in an assumed plan may only be utilized to the extent permitted under the Listing Rules of The NASDAQ Stock Market (or other applicable exchange or market on which our common stock may be traded or quoted).

Share Counting.  Shares of our common stock that are issued under the plan or that potentially are issuable pursuant to outstanding incentive awards reduce the number of shares remaining available.  All shares so subtracted from the amount available under the plan with respect to an incentive award that lapses, expires, is forfeited or for any reason is terminated, unexercised or unvested and any shares of our common stock that are subject to an incentive award that is settled or paid in cash or any other form other than shares of our common stock will automatically again become available for issuance under the plan.  However, any shares not issued due to the exercise of an option by a “net exercise” or the tender or attestation as to ownership of previously acquired shares (as described below), as well as shares covered by a stock appreciation right, to the extent exercised, and shares withheld by us to satisfy any tax withholding obligations will not again become available for issuance under the plan.  Any shares of our common stock repurchased us on the open market using the proceeds from the exercise of an award under the plan will not increase the number of shares available for future grants of awards under the plan.  Any shares of our common stock that are subject to an incentive award under the plan that terminates by expiration, forfeiture, cancellation, or otherwise without the issuance of shares or are settled in cash in lieu of shares, or are exchanged to the extent permitted under the plan, prior to the issuance of shares, will be available again for grant under the plan.  The shares of our common stock available for issuance under the plan may be authorized and unissued shares or treasury shares.

Grant Limits.  Under the terms of the 2015 plan no more than 2,500,000 shares of our common stock may be issued pursuant to the exercise of incentive stock options and no more than 1,000,000 shares of our common stock may be issued or issuable in connection with restricted stock grants, restricted stock unit awards, performance awards and stock bonuses, or “full value” awards.

All of the share limitations in the plan may be adjusted to reflect changes in our corporate structure or shares, as described below.  In addition, the limits on the number of shares that may be issued as incentive stock options will not apply to certain incentive awards granted upon our assumption or substitution of like awards in any merger or acquisition.

Adjustments.  In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend (including a spin-off) or any other similar change in our corporate structure or shares, we must adjust:

•                  the number and kind of securities available for issuance under the plan; and

•                  in order to prevent dilution or enlargement of the rights of participants, the number, kind and, where applicable, the exercise price of securities subject to outstanding incentive awards.

Administration.  The plan will be administered by the Board of Directors or by a committee of the Board.  Any such committee will consist of at least two members of the Board, all of whom are “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act, and who are “independent directors” within the meaning of the Listing Rules of The NASDAQ Stock Market (or other applicable exchange or market on which our common stock may be traded or quoted).  We expect the Compensation Committee of the Board of Directors to administer the plan.  The Board of Directors or the committee administering the plan is referred to as the “committee.”  The committee may delegate its duties, power and authority under the plan to any of our officers to the extent consistent with applicable corporate law, except with respect to participants subject to Section 16 of the Exchange Act.

The committee has the authority to determine all provisions of incentive awards consistent with terms of the plan, including, the eligible recipients who will be granted one or more incentive awards under the plan, the nature and extent of the incentive awards to be made to each participant, the time or times when incentive awards will be granted, the duration of each incentive award, and the restrictions and other conditions to which the payment or vesting of incentive awards may be subject.  The committee has the authority to pay the economic value of any incentive award in the form of cash, our common stock or any combination of both, and may amend or modify the terms of outstanding incentive awards (except for any prohibited “re-pricing” of options, discussed below) so long as the amended or modified terms are permitted under the plan and any adversely affected participant has consented to the amendment or modification.

The committee, in its sole discretion, may amend the terms of the plan or incentive awards with respect to participants resident outside of the United States or employed by a non-U.S. subsidiary in order to comply with local legal requirements, to otherwise protect our or subsidiary’s interests, or to meet objectives of the plan, and may, where appropriate, establish one or more sub-plans for the purposes of qualifying for preferred tax treatment under foreign tax laws.  This authority does not, however, permit the committee to take any action:

•                  to reserve shares or grant incentive awards in excess of the limitations provided in the plan;

•                  to effect any re-pricing of options, as discussed below;

•                  to grant options or stock appreciation rights having an exercise price less than 100 percent of the “fair market value” (as defined below) of one share of our common stock on the date of grant; or

•                  for which stockholder approval would then be required pursuant to Section 422 of the Code or the Listing Rules of The NASDAQ Stock Market (or other applicable exchange or market on which our common stock may be traded or quoted).

Except in connection with certain specified changes in our corporate structure or shares, the committee may not, without prior approval of our stockholders, seek to effect any re-pricing of any previously granted, “underwater” option or stock appreciation right by:

•                  amending or modifying the terms of the underwater option or stock appreciation right to lower the exercise price;

•                  canceling the underwater option or stock appreciation right in exchange for cash, replacement options or stock appreciation rights having a lower exercise price or other incentive awards; or

•                  repurchasing the underwater options and stock appreciation rights and granting new incentive awards under the plan.

For purposes of the plan, an option or stock appreciation right is deemed to be “underwater” at any time when the fair market value of our common stock is less than the exercise price.

Types of Awards.  Stock options (including both incentive stock options and non-statutory stock options), stock appreciation rights or SARs, restricted stock, restricted stock units or RSUs, performance awards or units, stock bonuses and other stock-based awards may be granted under the 2015 plan. Incentive awards may be granted either alone or in addition to or in tandem with any other type of incentive award.

Options.  Stock options entitle the holder to purchase a specified number of shares of our common stock at a specified price, which is called the exercise price, subject to the terms and conditions of the award agreement.  The 2015 plan permits the grant of both incentive stock options and non-statutory stock options. Each stock option granted under the plan must be evidenced by an award agreement or statement that specifies the exercise price, the term, the number of shares underlying the stock option, the vesting and any other conditions.  The exercise price to be paid by a participant at the time an option is exercised may not be less than 100 percent of the fair market value of one share of our common stock on the date of grant (or 110 percent of the fair market value of one share of our common stock on the date of grant of an incentive stock option if the participant owns, directly or indirectly, more than 10 percent of the total combined voting power of all classes of stock of RestorGenex or any parent or subsidiary).  However, in the event options are granted as a result of our assumption or substitution of options in a merger or acquisition, the exercise price will be the price determined by the committee pursuant to the conversion terms applicable to the transaction.  The term “fair market value” under the plan means as of any date the closing sale price of our common stock as of such date at the end of the regular trading session, as reported by any national securities exchange on which our common stock is then listed (or, if no shares were traded on such date, as of the next preceding date on which there was such a trade), or if our common stock is not so listed, admitted to unlisted trading privileges, or reported on any national securities exchange, the closing sale price as of such date at the end of the regular trading session, as reported by the OTCQB marketplace of the OTC Markets Group or other comparable service (or, if no shares were traded or quoted on such date, as of the next preceding date on which there was such a trade or quote).  Our common stock is currently listed for quotation on the OTCQB marketplace of the OTC Markets Group, under the symbol “RESX.” On April 20, 2015, the last reported sale price per share of our common stock was $[•] per share.

The total purchase price of the shares to be purchased upon exercise of an option will be paid (1) in cash, (2) by using a broker-assisted cashless exercise procedure pursuant to which the optionee, upon exercise of an option, irrevocably instructs a broker or dealer to sell a sufficient number of shares of our common stock or loan a sufficient amount of money to pay all or a portion of the exercise price of the option and/or any related withholding tax obligations and remit such sums to us and directs us to deliver stock certificates to be issued upon such exercise directly to such broker or dealer; or (3) by using a cashless exercise procedure pursuant to which the optionee surrenders to us shares of our common stock either underlying the option or that are otherwise held by the optionee.  In the case of a “net exercise” of an option, we will not require a payment of the exercise price of the option from the participant but will reduce the number of shares of our common stock issued upon the exercise by the largest number of whole shares having a fair market value that does not exceed the aggregate exercise price for the shares exercised.  Any shares of our common stock tendered or covered by an attestation will be valued at their fair market value on the exercise date.

Options may be exercised in whole or in installments, as determined by the committee, and the committee may impose conditions or restrictions to the exercisability of an option, including that the participant remain continuously employed by us for a certain period or that the participant or us (or any subsidiary, division or other subunit of our company) satisfy certain specified performance objectives.  An option may not become exercisable, nor remain exercisable after 10 years from its date of grant (five years from its date of grant in the case of an incentive stock option if the participant owns, directly or indirectly, more than 10 percent of the total combined voting power of all classes of stock of our company or any parent or subsidiary).

Stock Appreciation Rights.  A stock appreciation right is the right to receive a payment from us, in the form of shares of our common stock, cash or a combination of both, equal to the difference between the fair market value of one or more shares of our common stock and a specified exercise price of such shares.  Stock appreciation rights will be subject to such terms and conditions, if any, consistent with the other provisions of the plan, as may be determined by the committee.  The committee will have the sole discretion to determine the form in which payment of the economic value of stock appreciation rights will be made to a participant (i.e., cash, our common stock or any combination thereof) or to consent to or disapprove the election by a participant of the form of such payment.

The exercise price of a stock appreciation right will be determined by the committee, in its discretion, at the date of grant but may not be less than 100 percent of the fair market value of one share of our common stock on the date of grant, except as provided below in connection with certain “tandem” grants (as further defined below).  However, in the event that stock appreciation rights are granted as a result of our assumption or substitution of stock appreciation rights in a merger or acquisition, the exercise price will be the price determined by the committee pursuant to the conversion terms applicable to the transaction.  A stock appreciation right will become exercisable at such time and in such installments as may be determined by the committee in its sole discretion at the time of grant; provided, however, that no stock appreciation right may be exercisable after 10 years from its date of grant.

Restricted Stock Awards and Restricted Stock Units.  A restricted stock award or a restricted stock unit award is an award of our common stock that vests at such times and in such installments as may be determined by the committee and, until it vests, is subject to restrictions on transferability and/or the possibility of forfeiture.  The committee may impose such restrictions or conditions to the vesting of restricted stock awards and restricted stock units as it deems appropriate, including that the participant remain continuously employed by us for a certain period or that the participant or us (or any subsidiary, division or other subunit of our company) satisfy specified performance objectives.  To enforce the restrictions, the committee may place a legend on the stock certificates referring to such restrictions and may take other steps to enforce the restrictions.

Unless the committee determines otherwise, any dividends (other than regular quarterly cash dividends) or distributions paid with respect to shares of our common stock subject to the unvested portion of a restricted stock award will be subject to the same restrictions as the shares to which such dividends or distributions relate.  Additionally, unless the plan provides otherwise, a participant will have all voting, liquidation and other rights with respect to shares of our common stock issued to the participant as a restricted stock award upon the participant becoming the holder of record of such shares as if the participant were a holder of record of shares of our unrestricted common stock.

Performance Awards or Units.  A participant may be granted one or more performance awards or units under the plan, and such performance awards or units will be subject to such terms and conditions, if any, consistent with the other provisions of the plan, as may be determined by the committee in its sole discretion, including, but not limited to, the achievement of one or more specified performance objectives.

Stock Bonuses.  A participant may be granted one or more stock bonuses under the plan, and such stock bonuses will be subject to such terms and conditions, if any, consistent with the other provisions of the plan, as may be determined by the committee in its sole discretion, including, but not limited to, the achievement of one or more specified performance objectives.

Other Stock-Based Awards.  Subject to such terms and conditions, consistent with the other provisions of the plan, the committee may grant other stock-based awards not otherwise described by the terms of the plan (including the grant or offer for sale of unrestricted shares of common stock) in such amounts and subject to such terms and conditions as the committee will determine.  Such incentive awards may involve the transfer of actual shares of common stock to participants or payment in cash or otherwise of amounts based on the value of shares of common stock, and may include incentive awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

Change in Control.  In the event a “change in control” of our company occurs, then, unless otherwise provided at the time of the grant of the incentive award: (a)  all options and stock appreciation rights will become immediately exercisable in full and will remain exercisable in accordance with their terms; (b) all restrictions and vesting requirements applicable to any incentive award based solely on the continued service of the participant will terminate; and (c) all incentive awards the vesting or payment of which are based on specified performance objectives will vest as though such performance objectives were fully achieved at target and will become immediately payable; provided, however, that no incentive award that provides for a deferral of compensation within the meaning of Section 409A of the Code will be cashed out upon the occurrence of a change in control unless the event or circumstances constituting the change in control also constitute a “change in the ownership” of the company, a “change in the effective control” of the company or a “change in the ownership of a substantial portion of the assets” of the company, in each case as determined under Section 409A of the Code.  The treatment of any other incentive awards in the event of a change in control will be as determined by the committee in connection with the grant thereof, as reflected in the applicable incentive award agreement.

Alternative Treatment of Incentive Awards in Connection with a Change in Control.  In connection with a change in control, the committee in its sole discretion, either in an incentive award agreement at the time of grant of an incentive award or at any time after the grant of such an incentive award, may determine that any or all outstanding incentive awards granted under the plan, whether or not exercisable or vested, as the case may be, will be canceled and terminated and that in connection with such cancellation and termination the holder of such incentive award will receive for each share of common stock subject to such incentive award a cash payment (or the delivery of shares of stock, other securities or a combination of cash, stock and securities with a fair market value (as determined by the committee in good faith) equivalent to such cash payment) equal to the difference, if any, between the consideration received by stockholders of the company in respect of a share of common stock in connection with such change in control and the purchase price per share, if any, under the incentive award, multiplied by the number of shares of common stock subject to such incentive award (or in which such incentive award is denominated); provided that if such product is zero ($0) or less or to the extent that the incentive award is not then exercisable, the incentive award may be canceled and terminated without payment therefor; provided, however, that no incentive award that provides for a deferral of compensation within the meaning of Section 409A of the Code will be cashed out upon the occurrence of a change in control unless payment was specified in the incentive award agreement at the time of grant and the event or circumstances constituting the change in control also constitute a “change in the ownership” of our company, a “change in the effective control” of our company or a “change in the ownership of a substantial portion of the assets” of our company, in each case as determined under Section 409A of the Code.

For purposes of the plan, a “change in control” of our company occurs upon any one or more of the following, subject to certain exceptions: (i) the accumulation (if over time, in any consecutive 12 month period), whether directly, indirectly, beneficially or of record, by any individual, entity or group of 50.1 percent or more of the shares of our outstanding common stock, whether by merger, consolidation, sale or other transfer of shares of our common stock (other than a merger or consolidation where our stockholders prior to the merger or consolidation are the holders of a majority of the voting securities of the entity that survives such merger or consolidation), (ii) a sale of all or substantially all of our assets or (iii) during any period of 12 consecutive months, the individuals who, at the beginning of such period, constitute the Board of Directors, and any new director whose election by the Board of Directors or nomination for election by our stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the 12-month period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board of Directors.

Effect of Termination of Employment or Other Services.  If a participant ceases to be employed by, or perform other services for, us, all incentive awards held by the participant will be treated as set forth below unless provided otherwise in the agreement evidencing the incentive award or modified by the committee in its discretion as set forth below.  Upon termination due to death, disability or retirement, all outstanding, exercisable options and stock appreciation rights then held by the participant will remain exercisable for a period of one year thereafter (but in no event after the expiration date of any such option or stock appreciation rights), all unvested restricted stock awards, all outstanding stock unit awards or restricted stock units, performance awards or units and stock bonuses then held by the participant will be terminated and forfeited;

provided, however, that with respect to any such incentive awards the vesting of which is based on the achievement of specified performance objectives, if a participant’s employment or other service with the company or any subsidiary, as the case may be, is terminated by reason of death or disability prior to the end of the performance period of such incentive award, but after the conclusion of a portion of the performance period (but in no event less than one year), the committee may, in its sole discretion, cause shares of common stock to be delivered or payment made with respect to the participant’s incentive award, but only if otherwise earned for the entire performance period and only with respect to the portion of the applicable performance period completed at the date of such event, with proration based on full fiscal years only and no shares to be delivered for partial fiscal years.

Upon termination for a reason, other than death, disability or retirement, which is not also for “cause” (as defined in the plan), all outstanding options and stock appreciation rights then held by the participant will, to the extent exercisable as of such termination, remain exercisable in full for a period of three months after such termination (but in no event after the expiration date of any such option or stock appreciation right).  Also, upon such termination all options and stock appreciation rights that are not exercisable; all unvested restricted stock awards; and all outstanding stock unit awards or restricted stock units, performance awards, stock bonuses and other stock-based awards then held by the participant will be terminated and forfeited.

If a participant is determined by the committee, acting in its sole discretion, to have committed any action which would constitute “cause” or “adverse action” (both as defined in the plan), regardless of whether such action or the committee’s determination occurs before or after the termination of the participant’s employment with us or any subsidiary, all rights of the participant under the plan and any award agreements evidencing an incentive award then held by the participant shall terminate and be forfeited without notice of any kind.  Additionally, the committee acting in its sole discretion will have the authority to rescind the exercise, vesting, settlement or issuance of, or payment in respect of, any incentive awards of the participant that were exercised, vested, settled or issued, or as to which such payment was made, and to require the participant to pay to us, within 10 days of receipt from us of notice of such rescission, any amount received or the amount of any gain realized as a result of such rescinded exercise, vesting, settlement, issuance or payment (including any dividends paid or other distributions made with respect to any shares of common stock subject to any incentive award).  We may defer the exercise of any option or stock appreciation right for a period of up to six months after receipt of the participant’s written notice of exercise or the issuance of share certificates upon the vesting of any incentive award for a period of up to six months after the date of such vesting in order for the committee to make any determination as to the existence of cause or an adverse action.

The committee at any time (including on or after the date of grant or following termination), in connection with a participant’s termination, may cause options or stock appreciation rights held by the participant to terminate, become or continue to become exercisable and/or remain exercisable, and restricted stock awards, restricted stock units, performance awards, stock bonuses or other stock-based awards then held by such participant to terminate, vest, settle or become free of restrictions and conditions to payment, as the case may be.

Dividend Equivalent Rights.  Any participant selected by the committee may be granted dividend equivalents based on the dividends declared on shares of our common stock that are subject to any incentive award, to be credited as of dividend payment dates, during the period between the grant date of the incentive award and the date the incentive award is exercised, vests, is settled or expires, as determined by the committee.  Such dividend equivalents will be converted to cash or additional shares of common stock by such formula and at such time and subject to such limitations as may be determined by the committee.  However, the committee may not grant dividend equivalents based on the dividends declared on shares of our common stock that are subject to an option or stock appreciation right and no dividend or dividend equivalents will be paid out with respect to any unvested incentive awards, the vesting of which is based on the achievement of performance objectives.

Term; Termination; Amendments.  Unless terminated earlier, the plan will terminate at midnight on the day before the 10th anniversary of its approval by our stockholders.  Incentive awards outstanding at the time the plan is terminated may continue to be exercised, earned or become free of restriction, according to their terms.  The Board of Directors may suspend or terminate the plan or any portion of the plan at any time. In addition to the committee’s authority to amend the plan with respect to participants resident outside of the United States or employed by a non-U.S. subsidiary, the Board of Directors may amend the plan from time to time in order that incentive awards under the plan will conform to any change in applicable laws or regulations or in any other respect that the Board of Directors may deem to be in our best interests; provided, however, that no amendments to the plan will be effective without stockholder approval, if it is required under Section 422 of the Internal Revenue Code or the Listing Rules of The NASDAQ Stock Market (or other applicable exchange or market on which our common stock may be traded or quoted), or if the amendment seeks to increase the number of shares reserved for issuance under the plan (other than as a result of a permitted adjustment upon certain corporate events, such as stock splits) or to modify the prohibitions on underwater option re-pricing discussed above.  Termination, suspension or amendment of the plan will not adversely affect any outstanding incentive award without the consent of the affected participant, except for adjustments in the event of changes in our capitalization or a “change in control” of our company.

Transferability.  In general, no right or interest in any incentive award may be assigned or transferred by a participant, except by will or the laws of descent and distribution, or subjected to any lien or otherwise encumbered.  However, a participant is entitled to designate a beneficiary to receive an incentive award on such participant’s death, and in the event of such participant’s death, payment of any amounts due under the plan, will be made to, and exercise of any options or stock appreciation rights may be made by, such beneficiary.  Additionally, upon a participant’s request, the committee may permit a participant to transfer all or a portion of a non-statutory option, other than for value, to certain of the participant’s family members or related family trusts, foundations or partnerships.  Permitted transferees of non-statutory options will remain subject to all the terms and conditions of the incentive award applicable to the participant.

Material U.S. Federal Income Tax Consequences

The discussion below is a summary of the U.S. federal income tax consequences that may result in connection with participant’s participation in the plan and is based on current statutes, regulations and interpretations, all of which are subject to change, possibly with retroactive effect.  The description does not include foreign, state or local income tax consequences.  In addition, the description is not intended to address specific tax consequences applicable to an insider (directors, executive officers or greater than 10 percent stockholders of our company).

Incentive Stock Options.  In general, an eligible employee will not recognize federal taxable income upon the grant or the exercise of an incentive stock option, and we will not be entitled to an income tax deduction upon the grant or the exercise of an incentive stock option.  For purposes of the alternative minimum tax, however, the eligible employee will be required to treat an amount equal to the difference between the fair market value of the common stock on the date of exercise over the exercise price as an item of adjustment in computing the eligible employee’s alternative minimum taxable income.  If the eligible employee does not dispose of the common stock received pursuant to the exercise of the incentive stock option within two years after the date of the grant of the incentive stock option or within one year after the date of exercise of the incentive stock option, a subsequent disposition of the common stock generally will result in long-term capital gain or loss to such individual with respect to the difference between the amount realized on the disposition and the exercise price of the option.  We will not be entitled to any income tax deduction as a result of such disposition.

If the eligible employee disposes of the common stock acquired upon exercise of the incentive stock option within two years after the date of the grant of the incentive stock option or within one year after the date of exercise of the incentive stock options, then in the year of such disposition, the eligible employee generally will recognize ordinary income, and we will be entitled to an income tax deduction in an amount equal to the lesser of: (1) the excess of the fair market value of the common stock on the date of exercise over the exercise price; or (2) the amount realized upon disposition over the exercise price.  Any gain in excess of such amount recognized by the eligible employee as ordinary income will be taxed to the eligible employee as short-term or long-term capital gain (depending on the period of time the eligible employee held the common stock).

Non-Statutory Stock Options.  An eligible employee, non-employee director or consultant will not recognize any federal taxable income upon the grant of a non-statutory stock option, and we will not be entitled to an income tax deduction at the time of such grant.  Upon the exercise of a non-statutory stock option, the eligible employee, non-employee director or consultant generally will recognize ordinary income and we will be entitled to take an income tax deduction in an amount equal to the excess of the fair market value of the common stock on the date of exercise over the exercise price.  Upon a subsequent sale of the common stock by the eligible employee, non-employee director or consultant, he or she will recognize short-term or long-term capital gain or loss (depending on the period of time the eligible employee held the common stock).

Stock Appreciation Rights.  An eligible employee, non-employee director or consultant will not recognize any federal taxable income upon the grant of a stock appreciation right, and we will not be entitled to an income tax deduction at the time of such grant. An eligible employee, non-employee director or consultant will recognize ordinary income for federal income tax purposes upon the exercise of a stock appreciation right under the plan for cash, common stock or a combination of cash and common stock, and the amount of income that the eligible employee, non-employee director or consultant will recognize will depend on the amount of cash, if any, and the fair market value of the common stock, if any, that he or she receives as a result of such exercise.  We generally will be entitled to a federal income tax deduction in an amount equal to the ordinary income recognized by the eligible employee, non-employee director or consultant in the same taxable year in which the eligible employee, non-employee director or consultant recognizes such income.

Restricted Stock Awards.  An eligible employee, non-employee director or consultant is not subject to any federal income tax when an award of restricted stock is made, nor are we entitled to an income tax deduction at such time, unless the restrictions on the common stock do not present a “substantial risk of forfeiture” or the stock is “transferable,” each within the meaning of Section 83 of the Internal Revenue Code.  Common stock that is subject to a substantial risk of forfeiture within the meaning of Section 83 of the Internal Revenue Code is transferable within the meaning of that section if the transferee would not be subject to such risk of forfeiture after such transfer.  In the year that the restricted stock is either no longer subject to a substantial risk of forfeiture or is transferable, the eligible employee, non-employee director or consultant will recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares of common stock transferred to the eligible employee, non-employee director or consultant, generally determined on the date the restricted stock is no longer subject to a substantial risk of forfeiture, or is transferable, whichever comes first, over the amount, if any, paid for such shares.

Restricted Stock Unit Awards, Performance Awards and Stock Bonuses.  Neither the participant nor our company incurs any federal income tax consequences as a result of the grant of a restricted stock unit award, performance award or stock bonus.  Upon payment of a restricted stock unit award, performance award or stock bonus in cash, the participant will include the amount paid as ordinary income in the year the payment was received; if payment is made in stock, the participant will include as ordinary income in the year of receipt an amount equal to the fair market value of the shares received.  In each case, we will receive a corresponding tax deduction (provided that the award is not otherwise subject to the limitations of Section 162(m) of the Internal Revenue Code), when the amount is included by the participant as ordinary income, or reported as taxable income of the participant by us, pursuant to applicable information reporting requirements.  At the time of a subsequent sale or disposition of any shares of our common stock issued in connection with a restricted stock unit award, performance award or stock bonus, any gain or loss will be treated as long-term or short-term capital gain or loss, depending on the holding period from the date the shares were received.

Excise Tax on Parachute Payments.  Parachute payments are payments to employees or independent contractors who also are officers, stockholders or highly compensated individuals that are contingent upon a change in ownership or control of our company.  In certain circumstances the grant, vesting, acceleration or exercise of options or other incentive awards could be treated as contingent on a change in ownership or control for purposes of determining the amount of a parachute payment.  In general, the amount of a parachute payment would be the cash or the fair market value of the property received (or to be received) less the amount paid for such property.  All or a portion of that parachute payment may be considered an excess parachute payment.  If an individual were found to have received an excess parachute payment, he or she would be subject to a special 20 percent excise tax on the amount of the excess parachute payments, and we would not be allowed to claim any deduction with respect to such payments.

Under the terms of the plan, unless otherwise provided in a separate agreement between a participant and us, if, with respect to a participant, the acceleration of the vesting of an incentive award or the payment of cash in exchange for all or part of an award, together with any other payments that such participant has the right to receive from us, would constitute a “parachute payment,” then the payments to such participant will be reduced to the largest amount as will result in no portion of such payments being subject to the excise tax imposed by Section 4999 of the Code.  Such reduction, however, will only be made if the aggregate amount of the payments after such reduction exceeds the difference between the amount of such payments absent such reduction minus the aggregate amount of the excise tax imposed under Section 4999 of the Code attributable to any such excess parachute payments.  If such provisions are applicable and if an employee will be subject to a 20 percent excise tax on any “excess parachute payment” pursuant to Section 4999 of the Code, we will be denied a deduction with respect to such excess parachute payment pursuant to Section 280G of the Code.

Section 409A.  If an incentive award constitutes deferred compensation under Section 409A of the Code and the requirements of Section 409A of the Code are not satisfied in form or operation, the incentive award will become taxable (or if later, when it vests), subject to ordinary income taxes, plus a 20 percent penalty tax, and plus an additional tax equal to interest on the tax that would have been paid if the award had been taxable when first earned and vested.

Benefits to Named Executive Officers and Others

No incentive awards have been granted under the 2015 plan.  If the 2015 plan is approved, awards will be granted at the discretion of the committee.  Accordingly, future benefits under the 2015 plan are not determinable.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table and notes provide information about shares of our common stock that may be issued under all of our equity compensation plans as of December 31, 2014.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	0	N/A	N/A

Equity compensation plans not approved by security holders	3,648,247	$5.44	0
Total	3,648,247	$5.44	0

(1)         Represents non-plan options to purchase shares of our common stock granted to directors, officers and employees.  The exercise price of the options is equal to the fair market value of the common stock on the date of grant.  Most of the options vest quarterly over three years and expire on the ten-year anniversary of the date of grant.

Board Recommendation

The Board of Directors unanimously recommends that our stockholders vote FOR approval of the RestorGenex Corporation 2015 Equity Incentive Plan.

PROPOSAL NO. 6 — APPROVAL OF REINCORPORATION OF RESTORGENEX

TO THE STATE OF DELAWARE

Introduction

On March 10, 2015 and for the reasons discussed below, the Board of Directors, upon recommendation of the Nominating and Corporate Governance Committee, unanimously approved and declared it is advisable and in the best interests of RestorGenex and our stockholders to change the state of our incorporation from the State of Nevada to the State of Delaware, which includes the adoption of a new certificate of incorporation and bylaws governing our company, subject to approval by our stockholders at the Annual Meeting.

The principal effects of the reincorporation, if approved by our stockholders and effected, will be that:

•                  The affairs of our company will cease to be governed by Nevada corporation laws and will become subject to Delaware corporation laws.

•                  The resulting Delaware corporation (referred to in this section as “RestorGenex-Delaware”) will be the same entity as our company as currently incorporated in Nevada (referred to in this section as “RestorGenex-Nevada”) and will continue with all of the rights, privileges and powers of RestorGenex-Nevada, will possess all of the properties of RestorGenex-Nevada, will continue with all of the debts, liabilities and obligations of RestorGenex-Nevada and will continue with the same officers and directors of RestorGenex-Nevada immediately prior to the reincorporation, as more fully described below.

•                  When the reincorporation becomes effective, all of our issued and outstanding shares of common stock will be automatically converted into issued and outstanding shares of common stock of RestorGenex-Delaware, without any action on the part of our stockholders.  The reincorporation will have no effect on the trading of shares of our common stock under the same symbol “RESX.”  We will continue to file periodic reports and other documents as and to the extent required by the rules and regulations of the SEC.  Shares of our common stock that are freely tradable prior to the reincorporation will continue to be freely tradable after the reincorporation, and shares of our common stock that are subject to restrictions prior to the reincorporation will continue to be subject to the same restrictions after the reincorporation.  The reincorporation will not change the respective positions of our company or stockholders under federal securities laws.

•                  Upon effectiveness of the reincorporation, all of our employee benefit and incentive plans will become RestorGenex-Delaware plans, and each option, equity award or other right issued under such plans will automatically be converted into an option, equity award or right to purchase or receive the same number of shares of RestorGenex-Delaware common stock, at the same price per share, upon the same terms and subject to the same conditions as before the reincorporation.  In addition, our employment agreements and other employee benefit arrangements also will be continued by RestorGenex-Delaware upon the terms and subject to the conditions in effect at the time of the reincorporation.

•                  Upon effectiveness of the reincorporation, all outstanding warrants to purchase shares of our common stock will automatically be converted into a warrant to purchase or receive the same number of shares of RestorGenex-Delaware common stock, at the same price per share, upon the same terms and subject to the same conditions as before the reincorporation.

The reincorporation will have no effect on the number of shares of common stock and preferred stock that we are authorized to issue.  Under our current Nevada charter, we are authorized to issue up to

1,000,000,000 shares of common stock and up to 5,000,000 shares of preferred stock.  Similarly, under our proposed Delaware charter, we will be authorized to issue up to 1,000,000,000 shares of common stock and up to 5,000,000 shares of preferred stock.

Plan of Conversion

To accomplish the reincorporation, the Board of Directors has adopted a plan of conversion, substantially in the form attached to this proxy statement as Appendix A.  The plan of conversion provides that we will convert into a Delaware corporation and thereafter will be subject to all of the provisions of the General Corporation Law of the State of Delaware (the “DGCL”).

Assuming that our stockholders approve this proposal, we will cause the reincorporation to be effected as soon as practicable thereafter by filing with the Secretary of State of the State of Nevada articles of conversion, substantially in the form attached to this proxy statement as Appendix B, and will file with the Secretary of State of the State of Delaware (i) a certificate of conversion, substantially in the form attached to this proxy statement as Appendix C and (ii) a certificate of incorporation, which will govern our company as a Delaware corporation, substantially in the form attached to this proxy statement as Appendix D.  In addition, assuming that our stockholders approve this proposal, the Board of Directors will adopt Bylaws for our company, substantially in the form attached to this proxy statement as Appendix E.  Approval of this proposal by our stockholders will constitute approval of the plan of conversion, the articles of conversion, the certificate of conversion, the certificate of incorporation and the new bylaws. Stockholders also should note that approval of the reincorporation also will constitute approval of our equity and other employee benefit and incentive plans continuing as plans of our company after the reincorporation.

If the reincorporation is approved by our stockholders, the reincorporation would become effective upon the filing (and acceptance thereof by the Secretary of State of the State of Nevada) of the articles of conversion and the filing (and acceptance thereof by the Secretary of State of the State of Delaware) of, the certificate of conversion and the certificate of incorporation.

Reasons for Reincorporation

The primary reason that the Board of Directors has approved the reincorporation is because the corporate laws of the State of Delaware are more comprehensive, widely-used and extensively interpreted than the corporate laws of other states, including Nevada.  As a result of the flexibility and responsiveness of the Delaware corporate laws to the legal and business needs of corporations, many major corporations are incorporated in Delaware or have changed their corporate domiciles to Delaware in a manner similar to the reincorporation that we are proposing.  The Delaware judiciary has become particularly familiar with corporate law matters and a substantial body of court decisions has developed construing the laws of Delaware, thus providing greater clarity and predictability with respect to our corporate legal and governance affairs.  We believe any benefits provided to us by Delaware law directly benefit our stockholders.

In deciding to propose the reincorporation, the Board of Directors considered, among others, the following benefits of Delaware law to our company and stockholders:

•                  our corporation would be governed by the DGCL, which is generally acknowledged to be the most advanced and flexible corporate statute in the country;

•                  the responsiveness and efficiency of the Division of Corporations of the Secretary of State of the State of Delaware;

•                  the Delaware General Assembly, which each year considers and adopts statutory amendments proposed by the Corporation Law Section of the Delaware State Bar Association in an effort to ensure that the corporate statute continues to be responsive to the changing needs of businesses;

•                  the Delaware Court of Chancery, which has exclusive jurisdiction over matters relating to the DGCL and in which cases are heard by judges, without juries, who have many years of experience with corporate issues, which can lead to quick and effective resolution of corporate litigation; and the Delaware Supreme Court, which is highly regarded; and

•                  the well-established body of case law construing Delaware law, which has developed over the last century and which provides businesses with a greater degree of predictability than most, if not all, other jurisdictions.

The Board of Directors is not proposing the reincorporation to prevent a change in control of our company and is not aware of any present attempt by any person to acquire control of our company or to obtain representation on the Board of Directors.

Why You Should Vote for Reincorporation

Delaware is a nationally recognized leader in adopting and implementing comprehensive modern and flexible corporate laws.  The DGCL is frequently revised and updated to accommodate changing legal and business needs and is more comprehensive, widely used and interpreted than other state corporate laws, including the Nevada Revised Statutes (the “NRS”).

In addition, Delaware courts (such as the Court of Chancery and the Delaware Supreme Court) are highly regarded for their considerable expertise in dealing with corporate legal issues and for producing a substantial body of case law construing the DGCL, with multiple cases concerning areas that Nevada courts have not considered.  Because the judicial system is based largely on legal precedents, the abundance of Delaware case law should serve to enhance the relative clarity and predictability of many areas of corporate law, which in turn may offer added advantages to us by allowing the Board of Directors and management to make corporate decisions and take corporate actions with greater assurance as to the validity and consequences of those decisions and actions.

The reincorporation also may make it easier to attract future candidates willing to serve on the Board of Directors because many such candidates are already familiar with the DGCL, including provisions relating to fiduciary duties and director indemnification, from their past business experience.

In addition, in the opinion of the Board of Directors, underwriters and other members of the financial services industry may be more willing and better able to assist in capital-raising programs for corporations having the greater flexibility afforded by the DGCL.  Certain investment funds, sophisticated investors and brokerage firms may be more comfortable and more willing to invest in a Delaware corporation than in a corporation incorporated in another U.S. jurisdiction whose corporate laws may be less understood and perceived to be unresponsive to stockholder rights.

Effects of Reincorporation

Apart from being governed by the certificate of incorporation new bylaws and the DGCL, for all other purposes, our company will be the same entity as our company immediately prior to the reincorporation.  By virtue of the reincorporation, all of the rights, privileges and powers of our company, all property owned by our company, all debts due to our company and all other causes of action belonging to our company immediately prior to the reincorporation will remain vested in our company following the reincorporation.  In addition, by virtue of the reincorporation, all debts, liabilities and duties of our company immediately prior to the reincorporation will remain attached to our company following the reincorporation.  We will remain as the same entity following the reincorporation, and the reincorporation will not affect any change in our business, management or operations or the location of our principal executive offices.

Upon effectiveness of the reincorporation, all of our issued and outstanding shares of common stock automatically will be converted into issued and outstanding shares of common stock of RestorGenex-Delaware, without any action on the part of our stockholders.  The reincorporation will have no effect on the trading of our shares of common stock on the OTCQB marketplace of the OTC Markets Group, Inc. under the same symbol “RESX.”  We will continue to file periodic reports and other documents as and to the extent required by the rules and regulations of the SEC. Shares of our common stock that are freely tradable prior to the reincorporation will continue to be freely tradable after the reincorporation, and shares of our common stock that are subject to restrictions prior to the reincorporation will continue to be subject to the same restrictions as after the reincorporation.  The reincorporation will not change the respective positions of our company or our stockholders under federal securities laws.

Upon effectiveness of the reincorporation, our directors and officers will become the directors and officers of RestorGenex-Delaware, our employee benefit and incentive plans will become RestorGenex-Delaware plans, and each option, equity award or other right issued under such plans automatically will be converted into an option, equity award or right to purchase or receive the same number of shares of RestorGenex-Delaware common stock, at the same price per share, upon the same terms and subject to the same conditions as before the reincorporation.  Our employment agreements and other employee benefit arrangements also will be continued by us upon the terms and subject to the conditions in effect at the time of the reincorporation.

Similarly, upon effectiveness of the reincorporation, all outstanding warrants to purchase shares of our common stock automatically will be converted into a warrant to purchase or receive the same number of shares of RestorGenex-Delaware common stock, at the same price per share, upon the same terms and subject to the same conditions as before the reincorporation.

We believe that the reincorporation will not affect any of our material contracts with any third parties, and that our rights and obligations under such material contractual arrangements will continue as our rights and obligations after the reincorporation.

Our stockholders will not be required to exchange their stock certificates for new stock certificates.  Following the effective time of the reincorporation, any stock certificates submitted to our transfer agent for transfer, whether pursuant to a sale or otherwise, automatically will be exchanged for stock certificates of RestorGenex-Delaware. Our stockholders should not destroy any stock certificate(s) and should not submit any certificate(s) to us or our transfer agent unless and until requested to do so.

The reincorporation will have no effect on the number of shares of common stock and preferred stock that we are authorized to issue.  Under our current articles of incorporation, we are authorized to issue up to 1,000,000,000 shares of common stock and up to 5,000,000 shares of preferred stock.  Similarly, as a Delaware corporation and under our certificate of incorporation after the reincorporation, we will be authorized to issue up to 1,000,000,000 shares of common stock and up to 5,000,000 shares of preferred stock.

Effect of Vote for Reincorporation

A vote in favor of the reincorporation is a vote in favor of the plan of conversion, the articles of conversion, the certificate of conversion, the certificate of incorporation and the bylaws.  Stockholders also should note that approval of the reincorporation also will constitute approval of our equity and other employee benefit and incentive plans continuing as plans of our company after the reincorporation.

Effect of Not Obtaining Required Vote for Approval

If we fail to obtain the requisite vote of our stockholders for approval of the reincorporation, the reincorporation will not be consummated and we will continue to be incorporated under the laws of the State of Nevada and governed by the NRS and our existing articles of incorporation and bylaws.

Discretion Not to Consummate Reincorporation

The reincorporation may be delayed by the Board of Directors or the plan of conversion may be terminated and abandoned by action of the Board of Directors at any time prior to the effective time of the reincorporation, whether before or after approval by our stockholders, if the Board of Directors determines for any reason that such delay or termination would be in the best interests of our company and stockholders.

Material U.S. Federal Income Tax Consequences of the Reincorporation

The following discussion addresses certain U.S. federal income tax considerations that are generally applicable to U.S. holders (as defined below) of our common stock who receive common stock of RestorGenex-Delaware in exchange for their common stock of RestorGenex-Nevada in the reincorporation.  This discussion addresses only those stockholders who hold their common stock as a capital asset within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”) and does not address all the U.S. federal income tax consequences that may be relevant to particular stockholders in light of their individual circumstances or to stockholders that are subject to special rules, including, without limitation:

•                  financial institutions, insurance companies, regulated investment companies or real estate investment trusts;

•                  pass-through entities or investors in such entities;

•                  tax-exempt organizations;

•                  dealers in securities or currencies, or traders in securities that elect to use a mark-to-market method of accounting;

•                  persons that hold common stock as part of a straddle or as part of a hedging, integrated, constructive sale or conversion transaction;

•                  persons who are not U.S. holders;

•                  persons that have a functional currency other than the U.S. dollar;

•                  persons who acquired their shares of common stock through the exercise of an employee stock option or otherwise as compensation;

•                  persons whose common stock is “qualified small business stock” for purposes of Section 1202 of the Code; and

•                  persons who are subject to the alternative minimum tax.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of common stock that is:

•                  a citizen or resident of the United States;

•                  corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the U.S. or any of its political subdivisions;

•                  a trust that (1) is subject to the supervision of a court within the U.S. and the control of one or more U.S. persons or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person; or

•                  an estate that is subject to U.S. federal income tax on its income regardless of its source.

If a partnership (including an entity treated as a partnership for U.S. federal income tax purposes) holds shares of common stock, the U.S. federal income tax consequences to each partner generally will depend on the status of the partner and the activities of the partnership and the partner.  Partners holding common stock and partners in such partnerships should consult their own tax advisors with respect to the U.S. federal income tax consequences of the reincorporation.

The tax consequences to holders of options to acquire our common stock are also not discussed herein.  In addition, the following discussion does not address the tax consequences of transactions effected prior to or after the reincorporation (whether or not such transactions are in connection with the reincorporation).

The following discussion is based on the interpretation of the Code, applicable Treasury Regulations, judicial authority and administrative rulings and practice, all as of the date hereof.  The Internal Revenue Service (the “IRS”) is not precluded from adopting a contrary position.  In addition, there can be no assurance that future legislative, judicial or administrative changes or interpretations will not adversely affect the accuracy of the statements and conclusions set forth herein. Any such changes or interpretations could be applied retroactively and could affect the tax consequences of the reincorporation to the Company, RestorGenex-Delaware and/or our stockholders.  A ruling from the IRS will not be requested in connection with the reincorporation.

EACH STOCKHOLDER IS URGED TO CONSULT HIS OR HER OWN TAX ADVISORS TO DETERMINE PARTICULAR FEDERAL TAX CONSEQUENCES TO SUCH STOCKHOLDERS OF THE REINCORPORATION, AS WELL AS THE APPLICABILITY AND EFFECT OF STATE, LOCAL, FOREIGN AND OTHER LAWS.

Subject to the limitations, qualifications and exceptions described herein, and assuming the reincorporation qualifies as a reorganization within the meaning of Section 368(a) of the Code, the U.S. federal income tax consequences of the reincorporation will be as follows:

•                  No gain or loss will be recognized by holders of our common stock upon receipt of common stock of RestorGenex-Delaware pursuant to the reincorporation;

•                  The aggregate tax basis of the common stock of RestorGenex-Delaware received by each stockholder of RestorGenex-Nevada in the reincorporation will be equal to the aggregate tax basis of the common stock of RestorGenex-Nevada surrendered in exchange therefor;

•                  The holding period of the common stock of RestorGenex-Delaware received by each stockholder of RestorGenex-Nevada will include the period for which such stockholder held the common stock of RestorGenex-Nevada surrendered in exchange therefor, provided that such common stock of RestorGenex-Nevada was held by such stockholder as a capital asset at the time of the reincorporation; and

•                  No gain or loss will be recognized by RestorGenex-Nevada or RestorGenex-Delaware as a result of the reincorporation.

A U.S. holder of shares of our common stock may be required to attach a statement to its tax returns for the year of the reincorporation that contains the information listed in Treasury Regulation Section 1.368-3T(b) and may be required to maintain a permanent record of facts relating to the reincorporation.  Such information includes, among other things, the stockholder’s tax basis in the stockholder’s common stock of RestorGenex-Nevada and the fair market value of the stockholder’s common stock of RestorGenex-Nevada immediately prior to the reincorporation.

Accounting Treatment

We expect that the reincorporation will have no effect from an accounting perspective because there is no change in the entity as a result of the reincorporation.  As such, our financial statements previously filed with the SEC will remain our financial statements following the reincorporation.

Regulatory Approvals

The reincorporation will not be consummated until after stockholder approval is obtained.  We will obtain all required consents of governmental authorities, including the filing of the articles of conversion with the Secretary of State of the State of Nevada and the filing of the certificate of conversion and the certificate of incorporation with the Secretary of State of the State of Delaware.

Blank Check Preferred Stock

Our current amended and restated articles of incorporation and the proposed certificate of incorporation both authorize the Board of Directors to issue shares of preferred stock in series with such preferences as designated at the time of issuance.  The Board of Directors does not currently intend to seek stockholder approval prior to any issuance of a new class or series of preferred stock if the reincorporation is approved, except as required by law or regulation.  Frequently, opportunities arise that require prompt action, and the Board of Directors believes that the delay necessary for stockholder approval of a specific issuance would be a detriment to our company and stockholders.  Should the Board of Directors determine to issue a new class or series of preferred stock, it will only do so upon terms that the Board of Directors deems to be in the best interests of our company and stockholders.

It should be noted that the voting rights and other rights to be accorded to any unissued series of preferred stock of our company remain to be fixed by the Board of Directors.  Accordingly, if the Board of Directors so authorizes, the holders of a new series of preferred stock may be entitled to vote separately as a class in connection with approval of certain extraordinary corporate transactions, might be given a disproportionately large number of votes or might be given preferences in dividend payment, liquidation or other rights.  Such new series of preferred stock also could be convertible into a large number of shares of our common stock under certain circumstances or have other terms that might make acquisition of a controlling interest in our company more difficult or more costly, including the right to elect additional directors to the Board of Directors.  Potentially, a new series of stock could be used to create voting impediments or to frustrate persons seeking to effect a merger or otherwise to gain control of our company.  Also, a new series of stock could be privately placed with purchasers who might side with our management opposing a hostile tender offer or other attempt to obtain control of our company.

Rights of Stockholders Prior to and After Reincorporation from Nevada to Delaware

Although the proposed Delaware certificate of incorporation and bylaws (referred to in this section as the “Delaware Certificate” and “Delaware Bylaws,” respectively) to be adopted in connection with the reincorporation are substantially similar to provisions from our current amended and restated articles of incorporation and amended and restated bylaws (referred to in this section as the “Nevada Articles” and “Nevada Bylaws,” respectively), they also include certain provisions that are different from the provisions contained in our Nevada Articles and Nevada Bylaws.  The following discussion briefly summarizes some of the changes resulting from the reincorporation and the significant differences between the NRS and our current Nevada Articles and Nevada Bylaws and the DGCL and our proposed new Delaware Certificate and Delaware Bylaws.

The foregoing summary does not purport to be a complete statement of the respective rights of holders of our common stock before and after the reincorporation, and is qualified in its entirety by reference to the

NRS and DGCL, respectively, and to our Nevada Articles and Nevada Bylaws and to our Delaware Certificate and Delaware Bylaws.

Provision	NRS and Nevada Articles and Nevada Bylaws	DGCL and Delaware Certificate and Delaware Bylaws	Commentary
Amendment of Charter

Nevada law requires a vote of the board of directors followed by the affirmative vote of the majority of shares entitled to vote to approve an amendment to the articles of incorporation.

If any proposed amendment would adversely alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series adversely affected by the amendment.

Delaware law requires a vote of the board of directors followed by the affirmative vote of the majority of the outstanding shares entitled to vote to approve any amendment to the certificate of incorporation, unless a greater percentage vote is required by the certificate of incorporation.

Where a separate vote by class or series is required, the affirmative vote of a majority of the outstanding shares of such class or series is required unless the certificate of incorporation requires a greater percentage vote.

Further, Delaware law states that if an amendment would (i) increase or decrease the aggregate number of authorized shares of a class, (ii) increase or decrease the par value of shares of a class, or (iii) alter or change the powers, preferences or special rights of a particular class or series of stock so as to affect them adversely, the class or series so affected shall be given the power to vote as a class notwithstanding the absence of any specifically enumerated power in the certificate of incorporation.

In general, the Delaware Certificate requires the affirmative vote of a majority of the outstanding shares entitled to vote on such action to approve any amendment to the Delaware Certificate, unless a greater percentage vote is required under the DGCL.

Notwithstanding the foregoing, the corporate governance provision in the Delaware Certificate addressing the ability of stockholders to adopt, amend or repeal any provision of the Delaware Bylaws requires the affirmative vote of the holders of at least 66 2/3 percent of the voting power of RestorGenex to amend, alter or repeal such provisions.

This heighted voting standard listed above is consistent with the 66 2/3 percent voting requirement for these same provisions under the Nevada Bylaws. As discussed above, the Nevada Articles did not contain any corporate governance matters, but only set forth the authorized number of shares of common stock and preferred stock. In preparing the Delaware Certificate and Delaware Bylaws, RestorGenex followed the standard practice under the DGCL of including corporate governance terms in both the Delaware Certificate and the Delaware Bylaws.

Amendment of Bylaws

The NRS provides that, unless otherwise prohibited by any bylaw adopted by the stockholders, the directors may adopt, amend or repeal any bylaw, including any bylaw adopted by the stockholders.

The Nevada Bylaws currently provide that the holders of at least 66 2/3 percent of the shares of RestorGenex entitled to vote shall be required to amend or alter any provisions of the

The DGCL states that the power to adopt, amend or repeal a company’s bylaws shall be vested in the stockholders entitled to vote, provided that a company’s certificate of incorporation may confer such power on the board of directors, although the power vested in the stockholders is not divested or limited where the board of directors also has such power.

The Delaware Certificate and the Delaware Bylaws expressly empower the Board of Directors to adopt, amend or repeal the Delaware Bylaws.

Similar to the Nevada Bylaws, the Delaware Bylaws require a vote of 66 2/3 percent of the shares of entitled to vote to adopt, amend or repeal the Bylaws.

Provision	NRS and Nevada Articles and Nevada Bylaws	DGCL and Delaware Certificate and Delaware Bylaws	Commentary
Nevada Bylaws. The Nevada Bylaws also provide that a majority of the Board of Directors may alter or amend any provisions of the Nevada Bylaws.

Director Elections

The Nevada Bylaws provide for an annual election of directors, with the directors to hold office until the next annual meeting of stockholders or until their earlier death, incapacity, resignation, disqualification or removal.

The Nevada Bylaws provide that election of directors is by a plurality of the vote.

Similar to the Nevada Bylaws, the Delaware Bylaws provide for an annual election of directors, with the directors to hold office until the next annual meeting of stockholders or until their earlier death, incapacity, resignation, disqualification or removal.

The Delaware Bylaws provide that election of directors is by a plurality of the vote.

The Nevada and Delaware Bylaws both provide for annual director elections by a plurality of the vote.

Number of Authorized Directors

The Nevada Bylaws provide that the Board of Directors shall consist of no less than one (1) and no more than twelve (12) members, or such other number as may be set by resolution of the Board of Directors.

The Nevada Bylaws do not provide stockholders with the right to set the Board size, absent an amendment to the Nevada Bylaws or Nevada Articles.

The Delaware Bylaws provide that the number of directors shall be fixed from time to time by the Board of Directors pursuant to a resolution adopted by a majority of the total number of directors.

The Delaware Bylaws do not provide stockholders with the right to set the Board size, absent an amendment to the Delaware Bylaws or Delaware Certificate.

The Delaware Bylaws are similar to the Nevada Bylaws.

Filling Vacancies on the Board of Directors

The NRS provides that all vacancies, including those caused by an increase in the number of directors, may be filled by a majority of the remaining directors, though less than a quorum, unless it is otherwise provided in the articles of incorporation. Unless otherwise provided in the articles of incorporation, pursuant to a resignation by a director, the board of directors may fill the vacancy or vacancies with each director so appointed to hold office during the remainder of the term of office of the resigning director or directors.

In addition, the Nevada Bylaws provide that RestorGenex’s stockholders may fill vacancies in the Board of Directors only if

The DGCL provides that, unless otherwise provided in the certificate of incorporation or bylaws, vacancies may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Further, if, at the time of filling any vacancy, the directors then in office shall constitute less than a majority of the whole board, the Delaware Court of Chancery may, upon application of any stockholder or stockholders holding at least 10 percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created

The Nevada Bylaws and the Delaware Bylaws provide stockholders with similar rights.

In addition, the DGCL provides greater protection to RestorGenex’s stockholders by permitting stockholders representing at least 10 percent of the issued and outstanding shares to apply to the Delaware Court of Chancery to have an election of directors in the situation where the directors in office constitute less than a majority of the whole board of directors.

Provision	NRS and Nevada Articles and Nevada Bylaws	DGCL and Delaware Certificate and Delaware Bylaws	Commentary
the Board of Directors authorizes the stockholders to do so by resolution.

directorships, or to replace the directors chosen by the directors then in office.

In addition, the Delaware Bylaws also provide that RestorGenex’s stockholders may fill vacancies in the Board of Directors only if the Board of Directors authorizes the stockholders to do so by resolution.

Removal of Directors	The Nevada Bylaws provide that any director may be removed with or without cause only by a vote of a two-thirds (2/3) of the voting power.

With limited exceptions applicable to classified boards and cumulative voting provisions, under Delaware law, directors of a company without a classified board may be removed, with or without cause, by the holders of a majority of shares then entitled to vote in an election of directors.

To comply with Delaware law, the Delaware Bylaws provide that a director may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

Interested Party Transactions

The NRS provides that no contract or transaction between a company and one or more of its directors or officers, or between a company and any other entity of which one or more of its directors or officers are directors or officers, or in which one or more of its directors or officers have a financial interest, is void or voidable if (a) the director’s or officer’s interest in the contract or transaction is known to the board, committee or stockholders and the transaction is approved or ratified by the board of directors, committee or stockholders in good faith by a vote sufficient for the purpose (without counting the vote of the interested director or officer), (b) the fact of the common interest is not known to the director or officer at the time the transaction is brought before the board, or (c) the contract or transaction is fair to the company at the time it is authorized or approved.

The DGCL provides that no contract or transaction between a company and one or more of its directors or officers, or between a company and any other entity of which one or more of its directors or officers are directors or officers, or in which one or more of its directors or officers have a financial interest, is void or voidable if (a) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or known to the board of directors or a committee thereof, which authorizes the contract or transaction in good faith by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors are less than a quorum, (b) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or known to the stockholders entitled to vote thereon and the contract or transaction is specifically approved in good faith by the stockholders, or (c) the contract or transaction is fair to the

Nevada and Delaware law are substantially similar, with Delaware law providing additional provisions for the approval of related party transactions by stockholders.

Provision	NRS and Nevada Articles and Nevada Bylaws	DGCL and Delaware Certificate and Delaware Bylaws	Commentary
company as of the time it is authorized, approved or ratified by the board of directors, a committee thereof or the stockholders.

Stockholder Voting-Quorum

The NRS and the Nevada Bylaws provide that a majority of the voting power, present in person or by proxy at a meeting of stockholders (regardless of whether the proxy has authority to vote on all matters), constitutes a quorum for the transaction of business.

		The DGCL and the Delaware Bylaws provide that a majority of shares entitled to vote, present in person or by proxy, constitutes a quorum at a stockholder meeting.	Nevada and Delaware law and the Nevada Bylaws and Delaware Bylaws are substantially similar in respect to quorum requirements.

Advance Notice Bylaw Provisions

The Nevada Bylaws contain advance notice requirements for business to be brought before an annual or special meeting of stockholders, including nominations of persons for election as directors. As a result, stockholders must satisfy specific timing and information requirements in order to have a proposal considered at or in order to nominate a person for election as a director at an annual or special meeting. Any proposal or nomination that fails to comply with these timing and information requirements may be disqualified.

Similarly, the Delaware Bylaws contain advance notice requirements for business to be brought before an annual or special meeting of stockholders, including nominations of persons for election as directors. As a result, stockholders must satisfy specific timing and information requirements in order to have a proposal considered at or in order to nominate a person for election as a director at an annual or special meeting. Any proposal or nomination that fails to comply with these timing and information requirements may be disqualified.

The advance notice provisions in the Nevada Bylaws and Delaware Bylaws are substantially similar.

Duration of Proxies	Under the NRS, a proxy is effective only for a period of six months, unless it is coupled with an interest or unless provided otherwise in the proxy, which duration may not exceed seven years.	Under the DGCL, a proxy executed by a stockholder will remain valid for a period of three years, unless the proxy provides for a longer period.	The statutory default under Delaware law provides for proxies to remain valid for a longer duration than the statutory default under the NRS.

Stockholder Vote for Mergers and Other Corporate Reorganizations

Under the NRS, a majority of outstanding shares entitled to vote, as well as approval by the board of directors, is required for a merger or a sale of substantially all of the assets of a company. Generally, Nevada law does not require a stockholder vote of the surviving company in a merger if: (a) the plan of merger does not amend the existing articles of incorporation; (b) each share of stock of the surviving corporation outstanding immediately before

Under the DGCL, a majority of outstanding shares entitled to vote, as well as approval by the board of directors, is required for a merger or a sale of substantially all of the assets of the corporation. Generally, Delaware law does not require a stockholder vote of the surviving corporation in a merger (unless the corporation provides otherwise in its certificate of incorporation) if: (a) the plan of merger does not amend the existing certificate

Nevada and Delaware law are substantially similar in relation to stockholder approval of mergers and other corporate reorganizations.

Neither the Nevada Bylaws nor the Delaware Bylaws contain any supermajority voting requirements for mergers or other corporate reorganizations.

Provision	NRS and Nevada Articles and Nevada Bylaws	DGCL and Delaware Certificate and Delaware Bylaws	Commentary

the effective date of the merger is an identical outstanding share after the merger; (c) the number of voting shares outstanding immediately after the merger, plus the number of voting shares issued as a result of the merger, either by the conversion of securities issued pursuant to the merger or the exercise of rights and warrants issued pursuant to the merger, will not exceed by more than 20 percent the total number of voting shares of the surviving domestic corporation outstanding immediately before the merger; and (d) the number of participating shares outstanding immediately after the merger, plus the number of participating shares issuable as a result of the merger, either by the conversion of securities issued pursuant to the merger or the exercise of rights and warrants issued pursuant to the merger, will not exceed by more than 20 percent the total number of participating shares outstanding immediately before the merger.

of incorporation; (b) each share of stock of the surviving corporation outstanding immediately before the effective date of the merger is an identical outstanding share after the effective date of the merger; and (c) either no shares of common stock of the surviving corporation and no shares, securities or obligations convertible into such stock are to be issued or delivered under the plan of merger, or the authorized unissued shares or shares of common stock of the surviving corporation to be issued or delivered under the plan of merger plus those initially issuable upon conversion of any other shares, securities or obligations to be issued or delivered under such plan do not exceed 20 percent of the shares of common stock of such constituent corporation outstanding immediately prior to the effective date of the merger.

Special Meetings of Stockholders

Under the NRS, unless otherwise provided in the articles of incorporation or bylaws, the entire board of directors, any two directors or the president may call annual and special meetings of the stockholders and directors.

The Nevada Bylaws provide that special meetings of stockholders may be called by the Chairman of the Board, the Chief Executive Officer or the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors.

Under DGCL, a special meeting of stockholders may be called by the board of directors or by such persons as may be authorized by the certificate of incorporation or by the bylaws.

The Delaware Bylaws provide that a special meeting of stockholders may be called at any time by the Chairman of the Board, the Chief Executive Officer or the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors.

The Delaware Bylaws are substantially similar to the Nevada Bylaws.

Provision	NRS and Nevada Articles and Nevada Bylaws	DGCL and Delaware Certificate and Delaware Bylaws	Commentary
Stockholder Action by Written Consent

The Nevada Bylaws authorize RestorGenex’s stockholders to act by written consent. Any written consent must be signed by stockholders holding no less than a majority of the voting power entitled to vote on the matter.

The Delaware Bylaws and the Delaware Certificate of Incorporation authorize RestorGenex’s stockholders to vote by written consent. Any written consent action must be signed by the stockholders holding at least the minimum number of votes that would be necessary to authorize or take such action at an annual or special meeting of stockholders.

The Nevada Bylaws and the Delaware Bylaws and Delaware Certificate allow RestorGenex’s stockholders to act by written consent.

The Delaware Bylaws contain additional provisions outlining the process for setting the record date for determining the stockholders entitled to vote by written consent action.

Failure to Hold an Annual Meeting of Stockholders

The NRS provides that if a corporation fails to elect directors within 18 months after the last election of directors, a Nevada district court will have jurisdiction in equity and may order an election upon petition of one or more stockholders holding at least 15 percent of the voting power.

The DGCL provides that if an annual meeting for election of directors is not held on the date designated or an action by written consent to elect directors in lieu of an annual meeting has not been taken within 30 days after the date designated for the annual meeting, or if no date has been designated, for a period of 13 months after the latest to occur of the organization of the corporation, its last annual meeting or the last action by written consent to elect directors in lieu of an annual meeting, the Court of Chancery may summarily order a meeting to be held upon the application of any stockholder or director.

Delaware law provides for a shorter interval than Nevada law (13 months versus 18 months) before a stockholder can apply to a court to order a meeting for the election of directors. Nevada law requires that application be made by a stockholder holding at least 15 percent of the voting power; whereas, Delaware law permits any stockholder or director to make the application.

Adjournment of Stockholder Meetings

Under the NRS, a company is not required to give any notice of an adjourned meeting or of the business to be transacted at an adjourned meeting, other than by announcement at the meeting at which the adjournment is taken, unless the board of directors fixes a new record date for the adjourned meeting.

Under the DGCL, if a meeting of stockholders is adjourned due to lack of a quorum and the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting must be given to each stockholder of record entitled to vote at the meeting. At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting.

Delaware law and Nevada law provide for similar rights in the case of adjournment of stockholder meetings; however, Delaware law also requires companies to provide stockholders with notice of the adjourned meeting if the adjournment is for more than 30 days.

Limitation on Director Liability

Under the NRS, unless the articles of incorporation or an amendment thereto provides for greater individual liability, a director or officer is not individually liable to the corporation or its stockholders or

Under the DGCL, if a corporation’s certificate of incorporation so provides, the personal liability of a director for breach of fiduciary duty as a director may be eliminated or limited. A corporation’s

Delaware law is more extensive in the enumeration of actions under which RestorGenex may not eliminate a director’s personal liability.

Provision	NRS and Nevada Articles and Nevada Bylaws	DGCL and Delaware Certificate and Delaware Bylaws	Commentary

creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless it is proven that: (a) the director’s or officer’s act or failure to act constituted a breach of his or her fiduciary duties as a director or officer; and (b) the breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

The provisions in the Nevada Bylaws comply with Nevada law as set forth above.

The Nevada Articles expand this protection to cover damages for breach of fiduciary duty provided that the limitation does not cover (a) acts or omissions which involve intentional misconduct, fraud, or a knowing violation of the law, or (b) the payment of distributions in violation of the NRS.

certificate of incorporation, however, may not limit or eliminate a director’s personal liability (a) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, (c) for the payment of unlawful dividends, stock repurchases or redemptions, or (d) for any transaction in which the director received an improper personal benefit.

The provisions in the Delaware Certificate and Delaware Bylaws comply with Delaware law as set forth above and limit the personal liability of a director for breach of fiduciary duty as permitted under the DGCL.

Indemnification Provision

Under the NRS, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with

Under DGCL, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if: the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with

The indemnification provisions of the NRS and the DGCL are substantially similar as both the NRS and the DGCL permit RestorGenex to indemnify officers, directors, employees and agents for actions taken in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action, which they had no reasonable cause to believe that such conduct was unlawful.

RestorGenex intends to enter into indemnification agreements with its officers and directors based upon the indemnification provisions of the DGCL.

Provision	NRS and Nevada Articles and Nevada Bylaws	DGCL and Delaware Certificate and Delaware Bylaws	Commentary

respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. However, indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. To the extent that such person has been successful on the merits or otherwise in defense of any proceeding subject to the Nevada indemnification laws, the corporation shall indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense.

The Nevada Bylaws comply with Nevada law as set forth above.

respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. With respect to actions by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit is brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which such court shall deem proper. A director or officer who is successful, on the merits or otherwise in defending any proceeding subject to the Delaware corporate statutes’ indemnification provisions shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

The Delaware Certificate and Delaware Bylaws comply with Delaware law as set forth above.

Advancement of Expenses

The NRS provides that the articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that the director or officer is not entitled

Delaware law provides that expenses incurred by an officer or director of the corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that such person is not entitled to be indemnified by the corporation as authorized under the indemnification laws of

Nevada law and Delaware law are substantially similar in regards to the advancement of expenses.

Provision	NRS and Nevada Articles and Nevada Bylaws	DGCL and Delaware Certificate and Delaware Bylaws	Commentary

to be indemnified by the corporation.

The Nevada Bylaws authorize RestorGenex to advance expenses to its officers and directors. In addition, RestorGenex has entered into indemnification agreements with each of its officers and directors that provide for the advancement of expenses.

Delaware. Such expenses may be so paid upon such terms and conditions as the corporation deems appropriate. Under Delaware law, unless otherwise provided in its certificate of incorporation or bylaws, a corporation has the discretion whether or not to advance expenses.

Similar to the Nevada Bylaws, the Delaware Bylaws and the Delaware Certificate authorize RestorGenex to advance expenses to its officers and directors. In addition, if the reincorporation is approved, RestorGenex intends to enter into indemnification agreements with its officers and directors to provide for the advancement of expenses.

Declaration and Payment of Dividends

Under the NRS, except as otherwise provided in the articles of incorporation, a board of directors may authorize and the corporation may make distributions to its stockholders, including distributions on shares that are partially paid. However, no distribution may be made if, after giving effect to such distribution: (a) the corporation would not be able to pay its debts as they become due in the usual course of business; or (b) except as otherwise specifically allowed by the articles of incorporation, the corporation’s total assets would be less than the sum of its total liabilities plus the amount that would be needed, if the corporation were to be dissolved at the time of distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the distribution.

Under the DGCL, subject to any restriction contained in a corporation’s certificate of incorporation, the board of directors may declare, and the corporation may pay, dividends or other distributions upon the shares of its capital stock either (a) out of “surplus” or (b) in the event that there is no surplus, out of the net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. Dividends may not be paid if the capital of the corporation is less than the total amount of capital represented by the outstanding stock of all classes having a preference upon the distribution of assets. “Surplus” is defined as the excess of the net assets of the corporation over the amount determined to be the capital of the corporation by the board of directors (which amount cannot be less than the aggregate par value of all issued shares of capital stock).

Delaware law is more restrictive than Nevada law with respect to when dividends may be declared and paid.

Neither the Delaware Certificate nor the Nevada Articles have terms imposing additional restrictions on the payment of dividends.

Business Combinations	The NRS prohibits certain business combinations between a Nevada corporation and an interested stockholder for three years after such person becomes	The DGCL prohibits, in certain circumstances, a “business combination” between the corporation and an “interested stockholder” within three years	Nevada law and Delaware law provide for different thresholds in determining whether or not a person is an “interested stockholder.” Under Delaware

Provision	NRS and Nevada Articles and Nevada Bylaws	DGCL and Delaware Certificate and Delaware Bylaws	Commentary

an interested stockholder. Generally, an interested stockholder is a holder who is the beneficial owner of 10 percent or more of the voting power of a corporation’s outstanding stock and at any time within three years immediately before the date in question was the beneficial owner of 10 percent or more of the then outstanding stock of the corporation. After the three year period, business combinations remain prohibited unless they are (a) approved by the board of directors prior to the date that the person first became an interested stockholder or by a majority of the outstanding voting power not beneficially owned by the interested party, or (b) the interested stockholder satisfies certain fair-value requirements. An interested stockholder is (i) a person that beneficially owns, directly or indirectly, 10 percent or more of the voting power of the outstanding voting shares of a corporation, or (ii) an affiliate or associate of the corporation who, at any time within the past three years, was an interested stockholder of the corporation.

of the stockholder becoming an “interested stockholder.” Generally, an “interested stockholder” is a holder who, directly or indirectly, controls 15 percent or more of the outstanding voting stock or is an affiliate of the corporation and was the owner of 15 percent or more of the outstanding voting stock at any time within the three-year period prior to the date upon which the status of an “interested stockholder” is being determined. A “business combination” includes a merger or consolidation, a sale or other disposition of assets having an aggregate market value equal to 10 percent or more of the consolidated assets of the corporation or the aggregate market value of the outstanding stock of the corporation and certain transactions that would increase the interested stockholder’s proportionate share ownership in the corporation. This provision does not apply where, among other things, (i) the transaction which resulted in the individual becoming an interested stockholder is approved by the corporation’s board of directors prior to the date the interested stockholder acquired such 15 percent interest, (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85 percent of the outstanding voting stock of the corporation at the time the transaction commenced, or (iii) at or after the date the person becomes an interested stockholder, the business combination is approved by a majority of the board of directors of the corporation and an affirmative vote of at least 66 2/3rds percent of the outstanding voting stock at an annual or special meeting and not by written consent, law, since the threshold is higher, RestorGenex will be able to engage in certain transactions with stockholders that would otherwise be prohibited under Nevada law.

Provision	NRS and Nevada Articles and Nevada Bylaws	DGCL and Delaware Certificate and Delaware Bylaws	Commentary

excluding stock owned by the interested stockholder. This provision also does not apply if a stockholder acquires a 15 percent interest inadvertently and divests itself of such ownership and would not have been a 15 percent stockholder in the preceding three years but for the inadvertent acquisition of ownership.

Control Share Acquisition Statute

Under the NRS, an acquiring person who acquires a controlling interest in an issuing corporation is prohibited from exercising voting rights on any control shares unless such voting rights are conferred by a majority vote of the disinterested stockholders of the issuing corporation at a special or annual meeting of stockholders. Unless otherwise provided in the articles of incorporation or the bylaws, if the control shares are accorded full voting rights and the acquiring person acquires control shares with a majority or more of all the voting power, any stockholder, other than the acquiring person, who does not vote in favor of authorizing voting rights for the control shares is entitled to dissent and demand payment of the fair value of his or her shares. A controlling interest means the ownership of outstanding voting shares of an issuing corporation sufficient to enable the acquiring person, directly or indirectly and individually or in association with others, to exercise: (i) one-fifth or more but less than one-third; (ii) one-third or more but less than a majority; or (iii) a majority or more, of all the voting power of the corporation in the election of directors. Control shares means those outstanding voting shares of an issuing corporation which an acquiring person: (a) acquires in an acquisition or offer to acquire in an acquisition; and (b) acquires within 90 days immediately preceding the date when the acquiring person became an acquiring person.

		Delaware does not have a similar statute.	Consistent with Delaware law, neither the Delaware Certificate nor the Delaware Bylaws will contain a provision similar to the NRS control share acquisition statute.

Provision	NRS and Nevada Articles and Nevada Bylaws	DGCL and Delaware Certificate and Delaware Bylaws	Commentary

The control share acquisition statute applies to any acquisition of a controlling interest in a Nevada corporation with 200 or more stockholders of record, at least 100 of whom have addresses in Nevada, unless the articles of incorporation or bylaws of the corporation in effect on the 10th day following the acquisition of a controlling interest by an acquiring person provide that the provisions of those sections do not apply.

Blank Check Preferred Stock

Under the Nevada Articles, RestorGenex is authorized to issue up to 5,000,000 shares of preferred stock. The shares of preferred stock have not been designated into separate series. No shares of preferred stock are currently outstanding.

The Nevada Articles authorize the Board of Directors to define the rights, preferences and privileges of the preferred stock prior to issuance.

The ability of the Board of Directors to issue and set the rights, preferences and privileges of the preferred stock could make it more difficult or discourage an attempt to obtain control of our company by means of a merger, tender offer, proxy contest or otherwise, and thereby to protect the continuity of management. If, in the due exercise of its fiduciary obligations, the Board of Directors were to determine that a takeover proposal was not in our best interest, such shares could be issued by the Board of Directors without stockholder approval in one or more transactions that might prevent or render more difficult or costly the completion of the takeover transaction by diluting the voting or other rights of the proposed acquirer or insurgent stockholder group, by putting a substantial voting block in institutional or other hands that might undertake to support the position of the

Under the Delaware Certificate , RestorGenex is authorized to issue up to 5,000,000 shares of preferred stock. The shares of preferred stock have not been designated into separate series. No shares of preferred stock will be outstanding as of the date of the reincorporation.

The Delaware Certificate will authorize the Board of Directors to define the rights, preferences and privileges of the preferred stock prior to issuance.

The ability of the Board of Directors to issue and set the rights, preferences and privileges of the preferred stock could make it more difficult or discourage an attempt to obtain control of our company by means of a merger, tender offer, proxy contest or otherwise, and thereby to protect the continuity of management. If, in the due exercise of its fiduciary obligations, the Board of Directors were to determine that a takeover proposal was not in our best interest, such shares could be issued by the Board of Directors without stockholder approval in one or more transactions that might prevent or render more difficult or costly the completion of the takeover transaction by diluting the voting or other rights of the proposed acquirer or insurgent stockholder group, by putting a

The Board of Directors have substantially similar rights under the Nevada Articles and the Delaware Certificate to designate and issue up to 5,000,000 shares of preferred stock.

Provision	NRS and Nevada Articles and Nevada Bylaws	DGCL and Delaware Certificate and Delaware Bylaws	Commentary

incumbent Board of Directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.

In addition, the Nevada Articles grant the Board of Directors broad power to establish the rights and preferences of authorized and unissued shares of preferred stock. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of common stock. The issuance also may adversely affect the rights and powers, including voting rights, of those holders and may have the effect of delaying, deterring or preventing a change in control of our company.

substantial voting block in institutional or other hands that might undertake to support the position of the incumbent Board of Directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.

In addition, the Delaware Certificate grants the Board of Directors broad power to establish the rights and preferences of authorized and unissued shares of preferred stock. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of common stock. The issuance also may adversely affect the rights and powers, including voting rights, of those holders and may have the effect of delaying, deterring or preventing a change in control of our company.

Taxes and Fees

Nevada charges corporations incorporated in Nevada nominal annual corporate fees based on the value of the corporation’s authorized stock with a minimum fee of $175, as well as a $200 business license fee, and does not impose any franchise taxes on corporations.

Delaware imposes annual franchise tax fees on all corporations incorporated in Delaware. The annual fee ranges from a nominal fee to a maximum of $180,000, based on an equation consisting of the number of shares authorized, the number of shares outstanding and the net assets of the corporation.

RestorGenex estimates that its annual Delaware franchise tax fee will be approximately $180,000, based on its existing capitalization and assets.

RestorGenex believes that the benefits discussed above in “—Reasons for the Reincorporation” justify the additional annual fees it will be required to pay as a Delaware corporation.

Dissenters’ Rights Triggered as a Result of Reincorporation

Holders of record of shares of our common stock who do not vote in favor of the reincorporation or consent thereto in writing and who properly demand payment for their shares will be entitled to dissenters’ rights in connection with the reincorporation under Sections 92A.300 - 92A.500 of the NRS. If dissenters’ rights are exercised for more than 0.1 percent of our outstanding shares of common stock, however, the Board of Directors may decide not to proceed with the reincorporation.  The procedures with which our stockholders must comply in order to exercise dissenters’ rights are discussed and summarized below.

The following discussion is not a complete statement of the law pertaining to dissenters’ rights under NRS Sections 92A.300 - 92A.500 and is qualified in its entirety by the full text of NRS Sections 92A.300 - 92A.500, which is attached to this proxy statement as Appendix F.  The following summary does not constitute any legal or other advice nor does it constitute a recommendation that stockholders exercise their dissenters’ rights under NRS Sections 92A.300 - 92A.500. All references in NRS Sections 92A.300 - 92A.500 and in this summary to a “stockholder” or “holders of shares of our common stock” are to the record holder or holders of the shares of our common stock entitled to vote as to which dissenters’ rights are asserted.  A person having a beneficial interest in shares of our common stock held of record in the name of another person, such as a broker, fiduciary, depositary or other nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect dissenters’ rights, or must assert his or her own dissenters’ right and submit a written consent of the stockholder of record in accordance with NRS 92A.400.

To assert dissenters’ rights, stockholders must satisfy all of the following conditions in NRS Section 92A.420 and 92A.440:

•                  Before the vote on the adoption of the reincorporation occurs at the Annual Meeting, each stockholder who wishes to assert dissenters’ rights must give written notice to our company before the vote is taken, of the stockholder’s intent to demand payment for his or her shares if the reincorporation takes place and shall not vote or cause or permit to be voted his or her shares in favor of the proposed reincorporation.  Neither voting against, abstaining from voting, or failing to vote on the adoption of the reincorporation will constitute notice of intent to demand payment or demand for payment of fair value within the meaning of NRS Section 92A.420.

•                  A dissenting stockholder may NOT vote for approval of the reincorporation.  If a stockholder returns a signed proxy but does not specify in the proxy a vote against adoption of the reincorporation or an instruction to abstain, the proxy will be voted FOR adoption of the reincorporation, which will have the effect of waiving the rights of that stockholder to have his or her shares purchased at fair value.

Abstaining from voting or voting against the adoption of the reincorporation will NOT constitute a waiver of a stockholder’s rights.  After the vote is taken at the Annual Meeting, if the reincorporation is approved, no later than 10 days after the reincorporation takes place, a written dissenters’ notice and form, accompanied by a copy of NRS Sections 92A.300 - 92A.500 inclusive, will be sent to each stockholder who has given the written notice described above and did not vote in favor of the reincorporation.  The dissenters’ notice will state the results of the vote on the reincorporation, where the payment demand must be sent, and where and when share certificates, if any, must be deposited.  It will set a date, not fewer than 30 nor more than 60 days after delivery of the notice, by which the payment demand must be received from the dissenting stockholder or else the dissenting stockholder shall be deemed to have waived the right to demand payment.  The notice will include a form for demanding payment that will require the stockholder asserting dissenters’ rights to certify whether or not the stockholder acquired beneficial ownership of the shares before April [•], 2015, the date of the first announcement to the stockholders and the media of the terms of the proposed reincorporation and that the stockholder did not vote in favor of the transaction.  Please note that shares acquired after April [•], 2015, referred to in this section as after-acquired shares, may be subject to different treatment in accordance with NRS Section 92A.470 than shares acquired before that date.

A stockholder who receives a dissenter’s notice pursuant to NRS 92A.430 and who wishes to exercise dissenter’s rights must:  demand payment; certify whether the stockholder or the beneficial owner on whose behalf he or she is dissenting, as the case may be, acquired beneficial ownership of the shares before the date required to be set forth in the dissenter’s notice for this certification; and deposit the stockholder’s certificates, if any, in accordance with the terms of the notice.  If a stockholder fails to make the certification, we may elect to treat the stockholder’s shares as after-acquired shares under NRS 92A.470.  Once a stockholder deposits that stockholder’s certificates or, in the case of uncertified shares makes demand for payment, that stockholder loses all rights as a stockholder, unless the stockholder withdraws pursuant to NRS 92A.440.  A stockholder who makes the certification and deposits certificates may nevertheless decline to exercise dissenter’s rights and withdraw from the appraisal process by notifying us in writing by the date set forth in the dissenter’s notice from us.  A stockholder who fails to so withdraw from the appraisal process may not thereafter withdraw without our written consent.  A stockholder who does not demand payment or deposit his or her certificates where required, each by the date set forth in the notice from us, will not be entitled to payment for his or her shares.

Dissenters’ rights under NRS Section 92A.400 may be asserted either by a beneficial stockholder or a stockholder of record.  A record stockholder may assert dissenters’ rights as to fewer than every share registered in his or her name only if he or she objects for all shares beneficially owned by any one person and notifies us in writing of the name and address of each person on whose behalf he or she asserts dissenters’ rights.  A beneficial stockholder may assert dissenters’ rights as to shares held on his or her behalf only if he or she submits to us the stockholder of record’s written consent before or at the time he or she asserts dissenters’ rights and he or she does so for all shares that he or she beneficially owns or over which he or she has the power to direct the vote.

Within 30 days after receipt of a payment demand, we will pay in cash to each stockholder who complied with the terms of the dissenters’ notice the amount we estimate to be the fair value of the shares, plus accrued interest, except that we may withhold payment from a dissenter as to after-acquired shares until after the reincorporation is effected, at which point we shall offer our estimate of fair value of such shares, plus interest, to the dissenter in accordance with NRS 92A.470.  The payment will be accompanied by our balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of changes in stockholder’s equity, or, where such financial statements are not reasonably available, then reasonably equivalent financial information and the latest available quarterly financial statements; a statement of our estimate of the fair value of the shares; an explanation of how the interest was calculated; and a statement of the dissenter’s right to demand payment under NRS 92A.480.  If a dissenting stockholder believes that the amount paid is less than the fair value of the shares or that the interest due is incorrectly calculated, the stockholder may notify us in writing of his or her own estimate of the fair value of the shares and interest due within 30 days after receiving the payment.  If this kind of claim is made by a stockholder, and it cannot be settled, we are required to petition the district court to determine the fair value of the shares and accrued interest within 60 days after receiving the payment demand.

The costs and expenses of a court proceeding will be determined by the court and generally will be assessed against us, but these costs and expenses may be assessed as the court deems equitable against all or some of the stockholders demanding appraisal who are parties to the proceeding if the court finds the action of the stockholders in failing to accept our payment or offered payment was arbitrary, vexatious or not in good faith.  These expenses may include the fees and expenses of counsel and experts employed by the parties.

All written notices of intent to demand payment of fair value should be sent or delivered to, RestorGenex Corporation, Attn: Corporate Secretary, 2150 East Lake Cook Road, Suite 750, Buffalo Grove, Illinois 60089.

Board of Directors Recommendation

The Board of Directors unanimously recommends a vote FOR the proposal to approve the reincorporation of RestorGenex from the State of Nevada to the State of Delaware.

PROPOSAL NO. 7 — ADJOURNMENT OF ANNUAL MEETING, IF NECESSARY,

TO SOLICIT ADDITIONAL PROXIES IF THERE ARE INSUFFICIENT
VOTES IN FAVOR OF PROPOSAL NO. 6

Adjournment to Solicit Additional Proxies

If we fail to receive a sufficient number of votes to approve Proposal No. 6— Approval of Reincorporation of RestorGenex to the State of Delaware, we may propose to adjourn the Annual Meeting for a period of not more than 30 days, for the purpose of soliciting additional proxies to approve Proposal No. 6.  We currently do not intend to propose adjournment of the Annual Meeting if there are sufficient votes to approve Proposal No. 6.

Board Recommendation

The Board of Directors unanimously recommends that stockholders vote “FOR” Proposal No. 7 to adjourn the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal No. 6.

CORPORATE GOVERNANCE

Introduction

Our common stock is currently listed for quotation on the OTCQB marketplace of the OTC Markets Group under the symbol “RESX.”  The OTCQB does not require its listed companies to comply with certain corporate governance requirements.  We have filed an initial listing application to list our common stock on The NASDAQ Capital Market.  No assurance can be provided that our common stock will be accepted for listing on The NASDAQ Capital Market on a timely basis, or ever.

We have taken several actions during the past 18 months to improve our corporate governance.  These actions include establishing a Board of Directors that consists of a majority of directors who are “independent directors” within the meaning of the Listing Rules of the NASDAQ Stock Market and a standing Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, in each case comprised solely of independent directors.  We also have adopted Corporate Governance Guidelines, revised our insider trading policy and adopted other corporate policies and procedures, some of which are described in this section.

Corporate Governance Guidelines

In March 2015, the Board of Directors, upon recommendation of the Nominating and Corporate Governance Committee, adopted Corporate Governance Guidelines.  A copy of these Corporate Governance Guidelines can be found on the Investors—Corporate Governance section of our corporate website at www.restorgenex.com.  Among the topics addressed in our Corporate Governance Guidelines are:

•                  Board size, composition and qualifications;

•                  Selection of directors;

•                  Board leadership;

•                  Board committees;

•                  Board and committee meetings;

•                  Executive sessions of outside directors;

•                  Meeting attendance by directors and non-directors;

•                  Appropriate information and access;

•                  Ability to retain advisors;

•                  Conflicts of interest and director independence;

•                  Board interaction with corporate constituencies;

•                  Stock ownership by directors and executive officers;

•                  Retirement and term limits;

•                  Retirement and resignation policy;

•                  Board compensation;

•                  Loans to directors and executive officers;

•                  Chief Executive Officer evaluation;

•                  Board and committee evaluations;

•                  Director continuing education;

•                  Succession planning;

•                  Related person transactions;

•                  Communication with directors; and

•                  Director attendance at annual meetings of stockholders; and

•                  Change of principal occupation and board memberships.

Director Independence

The Board of Directors has determined that four of our seven current directors — Sol J. Barer, Ph.D., Isaac Blech, Rex Bright and Nelson K. Stacks — are “independent directors” under the Listing Rules of The NASDAQ Stock Market.  The Listing Rules of The NASDAQ Stock Market provide a non-exclusive list of persons who are not considered independent.  For example, under these rules, a director who is, or during the past three years was, employed by RestorGenex or by any parent or subsidiary of RestorGenex, other than prior employment as an interim chairman or chief executive officer, would not be considered independent.  No director qualifies as independent unless the Board of Directors affirmatively determines that the director does not have a material relationship with the listed company that would interfere with the exercise of independent judgment.  In making an affirmative determination that a director is an “independent director,” the Board of Directors reviewed and discussed information provided by these individuals and by us with regard to each of their business and personal activities as they may relate to us and our management.

Board Leadership Structure

The Board of Directors believes that our stockholders are best served if the Board of Directors retains the flexibility to adapt its leadership structure to applicable facts and circumstances, which necessarily change over time.  Accordingly, under our Corporate Governance Guidelines, the office of Chairman of the Board and Chief Executive Officer may or may not be held by one person.  The Board of Directors believes it is best not to have a fixed policy on this issue and that it should be free to make this determination based on what it believes is best under the circumstances.  However, the Board of Directors strongly endorses the concept of an independent director being in a position of leadership for the rest of the outside directors.  Under our Corporate Governance Guidelines, if at any time the Chief Executive Officer and Chairman of the Board positions are held by the same person, the Board of Directors, upon recommendation of the Nominating and Corporate Governance Committee, will elect an independent director as a lead independent director.

Sol J. Barer, Ph.D. currently serves as our non-executive Chairman of the Board and Isaac Blech currently serves as our non-executive Vice Chairman of the Board.  Stephen M. Simes currently serves as our Chief Executive Officer.  Because these positions currently are not held by the same person, we do not have a lead independent director.  We currently believe this leadership structure is in the best interests of our company and stockholders and strikes the appropriate balance between our Chief Executive Officer’s responsibility for the strategic direction, day-to-day-leadership and performance of our company and the Chairman of the Board’s responsibility to provide oversight of our company’s corporate governance and guidance to our Chief Executive Officer and to set the agenda for and preside over meetings of the Board of Directors.

Executive Sessions

At each regular meeting of the Board of Directors, our independent directors meet in executive session with no company management present during a portion of the meeting.  Dr. Barer as our Chairman of the Board presides over these executive sessions and serves as a liaison between the independent directors and our Chief Executive Officer.

Board Meetings and Attendance

The Board of Directors held 10 meetings during 2014.  All of our directors, attended 75 percent or more of the aggregate meetings of the Board of Directors and all committees on which they served during 2014.

Board Committees

The Board of Directors has three standing committees:  Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. Each of these committees has the composition and responsibilities described below. The Board of Directors from time to time may establish other committees to facilitate the management of our company and may change the composition and the responsibilities of our existing committees.  Each of our three standing committees has a charter which can be found on the Investors—Corporate Governance—Board Committees section of our corporate website at www.restorgenex.com. The table below summarizes the current membership of each of our three standing board committees by our non-employee directors.  None of our employee directors serves as a member of any of our board committees.

Director	Audit	Compensation	Nominating and Corporate Governance
Sol J. Barer, Ph.D.	—	√	√
Isaac Blech	√	√	Chair
Rex Bright	Chair	—	√
Nelson K. Stacks	√	Chair	√

Audit Committee

Responsibilities.  The primary responsibilities of the Audit Committee include:

•                  overseeing our accounting and financial reporting processes, systems of internal control over financial reporting and disclosure controls and procedures on behalf of the Board of Directors and reporting the results or findings of its oversight activities to the Board;

•                  having sole authority to appoint, retain and oversee the work of our independent registered public accounting firm and establishing the compensation to be paid to the independent registered public accounting firm;

•                  establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls and/or or auditing matters and for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters;

•                  reviewing and pre-approving all audit services and permissible non-audit services to be performed for us by our independent registered public accounting firm as provided under the federal securities laws and rules and regulations of the SEC; and

•                  overseeing our system to monitor and manage risk, and legal and ethical compliance programs, including the establishment and administration (including the grant of any waiver from) a written code of ethics applicable to each of our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions.

The Audit Committee has the authority to engage the services of outside experts and advisors as it deems necessary or appropriate to carry out its duties and responsibilities.

Composition and Audit Committee Financial Expert.  The current members of the Audit Committee are Messrs. Bright, Blech and Stacks.  Mr. Bright is the chair of the Audit Committee.

Each current member of the Audit Committee qualifies as “independent” for purposes of membership on audit committees under the Listing Rules of The NASDAQ Stock Market and the rules and regulations of the SEC and is “financially literate” under the Listing Rules of The NASDAQ Stock Market.  In addition, the Board of Directors has determined that Mr. Bright qualifies as an “audit committee financial expert” as defined by the rules and regulations of the SEC and meets the qualifications of “financial sophistication” under the Listing Rules of The NASDAQ Stock Market as a result of his prior chief executive officer positions in the health care industry for over 20 years.  Stockholders should understand that these designations related to the Audit Committee members’ experience and understanding with respect to certain accounting and auditing matters are disclosure requirements of the SEC and The NASDAQ Stock Market and do not impose upon any of them any duties, obligations or liabilities that are greater than those generally imposed on a member of the Audit Committee or of the Board of Directors.

Meetings.  The Audit Committee met five times during 2014.

Compensation Committee

Responsibilities.  The primary responsibilities of the Compensation Committee include:

•                  determining the annual salaries, incentive compensation, long-term incentive compensation, special or supplemental benefits or perquisites and any and all other compensation applicable to our chief executive officer and other executive officers;

•                  determining any revisions to corporate goals and objectives with respect to compensation for our chief executive officer and other executive officers and establishing and leading a process for the full Board of Directors to evaluate the performance of our chief executive officer and other executive officers in light of those goals and objectives;

•                  administering our equity-based compensation plans, including determining specific grants of options and other awards for executive officers and other employees under our equity-based compensation plans;

•                  reviewing and discussing with our Chief Executive Officer and reporting periodically to the Board of Directors plans for executive officer development and corporate succession plans for the Chief Executive Officer and other key executive officers and employees; and

•                  establishing and leading a process for determination of the compensation applicable to the non-employee directors on the Board.

The Compensation Committee has the authority to engage the services of outside experts and advisors as it deems necessary or appropriate to carry out its duties and responsibilities.

Composition.  The current members of the Compensation Committee are Dr. Barer and Messrs. Blech and Stacks.  Mr. Stacks is the chair of the Compensation Committee.  Each of the three current members of the Compensation Committee is an “independent director” under the Listing Rules of The NASDAQ Stock Market and a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act.

Meetings.  The Compensation Committee met three times during 2014.

Processes and Procedures for Consideration and Determination of Executive Compensation.  Until the Compensation Committee was established in June 2014, the Board of Directors was responsible for establishing, implementing and monitoring our executive compensation program philosophy and practices.  The Board of Directors sought to ensure that the total compensation paid to our executive officers was fair, reasonable and competitive.

In June 2014, the Board of Directors created the Compensation Committee.  As described above, the Compensation Committee has authority to determine all compensation applicable to our executive officers.  In setting executive compensation for our executive officers, the Compensation Committee considers the following primary factors: each executive’s position within the company and the level of responsibility; the ability of the executive to affect key business initiatives; the executive’s individual experience and qualifications; compensation paid to executives of comparable positions by companies similar to our company; company and individual performance; the executive’s current and historical compensation levels; recommendations of our Chief Executive Officer; and input from the Compensation Committee’s independent consulting firm, Radford.

In making decisions regarding the form and amount of compensation to be paid to our executive officers (other than our Chief Executive Officer), the Compensation Committee considers and gives weight to the recommendations of our Chief Executive Officer recognizing that due to his reporting and otherwise close relationship with each executive, the Chief Executive Officer often is in a better position than the Compensation Committee to evaluate the performance of each executive (other than himself).  In making decisions regarding the form and amount of compensation to be paid to our Chief Executive Officer, the Compensation Committee considers the recommendation of the Chief Executive Officer with respect to his own compensation and the Compensation Committee’s own assessment of the Chief Executive Officer’s annual performance and input from other Board members.  The Compensation Committee meets in executive session regularly and makes all executive compensation decisions without the presence of the Chief Executive Officer or any executive or employee of our company.

The Compensation Committee has retained the services of Radford to provide advice with respect to executive compensation.  Radford was engaged directly by the Compensation Committee and did not advise our management and only worked with management with the express permission of the Compensation Committee.  Radford did not provide any services to our company other than those for which it was retained by the Compensation Committee. Radford’s engagement by the Compensation Committee includes reviewing and advising on all significant aspects of executive compensation.  This includes base salaries, short-term cash incentives and long-term equity incentives for our executives, and cash compensation and long-term equity incentives for our non-employee directors.  In so doing, at the request of the Compensation Committee, Radford recommended a peer group of companies, collected relevant market data from these companies to allow the Compensation Committee to compare elements of our executive compensation program to those of our peers and made other recommendations to the Compensation Committee regarding certain aspects of our executive compensation program.  In making decisions regarding the form and amount of compensation to be paid to our executives, the Compensation Committee considers the information gathered by and recommendations of Radford.

Processes and Procedures for Consideration and Determination of Director Compensation.  The Board of Directors has delegated to the Compensation Committee the responsibility, among other things, to establish and lead a process for determination of compensation payable to our non-employee directors.  The Compensation Committee makes recommendations regarding compensation payable to our non-employee directors to the entire Board of Directors, which then makes the final decisions.

The Board of Directors has engaged an independent compensation consulting firm, Radford, to assist the Board of Directors in determining director compensation.  In making decisions regarding compensation to be paid to our directors, the Board of Directors considers the recommendations of Radford, but also other factors, such as its own views as to the form and amount of compensation to be paid, the current and anticipated time demands placed on directors and other factors that may be relevant.

Nominating and Corporate Governance Committee

Responsibilities.  The primary responsibilities of the Nominating and Corporate Governance Committee are:

•                  identifying individuals qualified to become Board members;

•                  recommending director nominees for each annual meeting of our stockholders and director nominees to fill any vacancies that may occur between meetings of stockholders;

•                  being aware of best practices in corporate governance and developing and recommending to the Board of Directors a set of corporate governance standards to govern the Board of Directors, its committees, our company and our employees in the conduct of our business and affairs; and

•                  developing and overseeing a Board and Board committee evaluation process.

The Nominating and Corporate Governance Committee has the authority to engage the services of outside experts and advisors as it deems necessary or appropriate to carry out its duties and responsibilities.

Composition.  The current members of the Nominating and Corporate Governance Committee are Dr. Barer, Mr. Blech, Mr. Bright and Mr. Stacks.  Mr. Blech is the chair of the Nominating and Corporate Governance Committee.  Each of the four current members of the Nominating and Corporate Governance Committee is an “independent director” within the meaning of the Listing Rules of The NASDAQ Stock Market.

Meetings.  The Nominating and Corporate Governance Committee did not meet during 2014.

Director Nominations Process

In selecting nominees for the Board of Directors, the Nominating and Corporate Governance Committee first determines whether the incumbent directors are qualified to serve, and wish to continue to serve, on the Board.  The Nominating and Corporate Governance Committee believes that our company and stockholders benefit from the continued service of qualified incumbent directors because those directors have familiarity with and insight into our company’s affairs that they have accumulated during their tenure with RestorGenex.  Appropriate continuity of Board membership also contributes to the Board’s ability to work as a collective body.  Accordingly, it is the practice of the Nominating and Corporate Governance Committee, in general, to re-nominate an incumbent director at the upcoming annual meeting of stockholders if the director wishes to continue his or her service with the Board, the director continues to satisfy the Nominating and Corporate Governance Committee’s criteria for membership on the Board, the Nominating and Corporate Governance Committee believes the director continues to make important contributions to the Board, and there are no special, countervailing considerations against re-nomination of the director.

In identifying and evaluating new candidates for election to the Board, the Nominating and Corporate Governance Committee intends to first solicit recommendations for nominees from persons whom the Nominating and Corporate Governance Committee believes are likely to be familiar qualified candidates having the qualifications, skills and characteristics required for Board nominees from time to time.  Such persons may include members of the Board of Directors and senior management of RestorGenex.  In addition, the Nominating and Corporate Governance Committee may engage a search firm to assist it in identifying qualified candidates.  The Nominating and Corporate Governance Committee then intends to review and evaluate each candidate whom it believes merits serious consideration, taking into account available information concerning the candidate, any qualifications or criteria for Board membership established by the Nominating and Corporate Governance Committee, the existing composition of the Board, and other factors that it deems relevant.  In conducting its review and evaluation, the Nominating and Corporate Governance Committee may solicit the views of our management, other Board members, and any other individuals it believes may have insight into a candidate.  The Nominating and Corporate Governance Committee may designate one or more of its members and/or other Board members to interview any proposed candidate.

The Nominating and Corporate Governance Committee will consider recommendations for the nomination of directors submitted by our stockholders.  For more information, see the information set forth under the heading “Other Matters— Director Nominations for 2016 Annual Meeting.”  The Nominating and Corporate Governance Committee will evaluate candidates recommended by stockholders in the same manner as those recommended as stated above.

There are no formal requirements or minimum qualifications that a candidate must meet in order for the Nominating and Corporate Governance Committee to recommend the candidate to the Board of Directors.  The Nominating and Corporate Governance Committee believes that each nominee should be evaluated based on his or her merits as an individual, taking into account the needs of our company and the Board of Directors.  However, in evaluating candidates, there are a number of criteria that the Nominating and Corporate Governance Committee generally views as relevant and is likely to consider.  Some of these factors include:

•                  whether the candidate is an “independent director” under the Listing Rules of The NASDAQ Stock Market and meets any other applicable independence tests under the federal securities laws and rules and regulations of the SEC;

•                  whether the candidate is “financially sophisticated” and otherwise meets the requirements for serving as a member of an audit committee under the Listing Rules of The NASDAQ Stock Market;

•                  whether the candidate is an “audit committee financial expert” under the rules and regulations of the SEC;

•                  the needs of our company with respect to the particular talents and experience of our directors;

•                  the personal and professional integrity and reputation of the candidate;

•                  the candidate’s level of education and business experience;

•                  the candidate’s broad-based business acumen;

•                  the candidate’s level of understanding of our business and industry and other industries relevant to our business;

•                  the candidate’s ability and willingness to devote adequate time to work of the Board of Directors and its committees;

•                  the fit of the candidate’s skills and personality with those of other directors and potential directors in building a board of directors that is effective, collegial and responsive to the needs of our company;

•                  whether the candidate possesses strategic thinking and a willingness to share ideas;

•                  the candidate’s diversity of experiences, expertise and background; and

•                  the candidate’s ability to represent the interests of all stockholders and not a particular interest group.

While we do not have a stand-alone diversity policy, in considering whether to recommend any director nominee, including candidates recommended by stockholders, the Nominating and Corporate Governance Committee will consider the factors above, including the candidate’s diversity of experiences, expertise and background.  The Nominating and Corporate Governance Committee seeks nominees with a broad diversity of experience, expertise and backgrounds.  The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees.  We believe that the backgrounds and qualifications of the directors, considered as a group, should provide a significant mix of experience, knowledge and abilities that will allow the Board of Directors to fulfill its responsibilities.

Of the current five nominees for director in Proposal No. 1—Election of Directors, all of them are current directors up for re-election. Dr. Barer and Mr. Blech joined the Board of Directors in November 2013 in connection with and immediately prior to our acquisitions of Canterbury and Hygeia. Mr. Nelson joined the Board of Directors in November 2013 in connection with our acquisitions of Canterbury and Hygeia. Mr. Bright joined the Board of Directors in February 2014 and was recommended by one of the other directors.  Mr. Simes joined the Board of Directors in March 2014 in connection with us hiring him as our Chief Executive Officer. Neither Dr. Schwartz nor Dr. Sherris are nominees for election as a director at the Annual Meeting.  Dr. Schwartz joined the Board of Directors in November 2013 in connection with our acquisitions of Canterbury and Hygeia. Dr. Sherris joined the Board of Directors in March 2014 in connection with our acquisitions of Paloma and VasculoMedics.

Board Oversight of Risk

The Board of Directors as a whole has responsibility for risk oversight, with more in-depth reviews of certain areas of risk being conducted by the relevant Board committees that report on their deliberations to the full Board of Directors.  The oversight responsibility of the Board and its committees is enabled by management reporting processes that are designed to provide information to the Board about the identification, assessment and management of critical risks and management’s risk mitigation strategies.  The areas of risk that we focus on include regulatory, operational, financial (accounting, credit, liquidity and tax), legal, compensation, competitive, health, safety and environment, economic, political and reputational risks.

The standing committees of the Board of Directors oversee risks associated with their respective principal areas of focus.  The Audit Committee’s role includes a particular focus on the qualitative aspects of financial reporting to stockholders, on our processes for the management of business and financial risk, our financial reporting obligations and for compliance with significant applicable legal, ethical and regulatory requirements.  The Audit Committee, along with management, is also responsible for developing and participating in a process for review of important financial and operating topics that present potential significant risk to our company.  The Compensation Committee is responsible for overseeing risks and exposures associated with our compensation programs and arrangements, including our executive and director compensation programs and arrangements, and management succession planning.  The Nominating and Corporate Governance Committee oversees risks relating to our corporate governance matters and policies and director succession planning.

We recognize that a fundamental part of risk management is understanding not only the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for our company.  The involvement of the full Board of Directors in setting our business strategy is a key part of the Board’s assessment of management’s appetite for risk and also a determination of what constitutes an appropriate level of risk for our company.

We believe our current Board leadership structure is appropriate and helps ensure proper risk oversight for our company for a number of reasons, including: (1) general risk oversight by the full Board of Directors in connection with its role in reviewing our key long-term and short-term business strategies and monitoring on an on-going basis the implementation of our key business strategies; (2) more detailed oversight by our standing Board committees that are currently comprised of and chaired by our independent directors, and (3) the focus of our Chairman of the Board on allocating appropriate Board agenda time for discussion regarding the implementation of our key business strategies and specifically risk management.

Code of Business Conduct and Ethics

Our Code of Business Conduct and Ethics applies to all of our directors, executive officers, including our Chief Executive Officer and our Chief Financial Officer, and other employees, and meets the requirements of the SEC.  A copy of our Code of Business Conduct and Ethics is available on the Investors—Corporate Governance—Code of Business Conduct and Ethics section of our corporate website at www.restorgenex.com.

Audit Committee Report

This report is furnished by the Audit Committee of the Board of Directors with respect to our financial statements for the year ended December 31, 2014.

One of the purposes of the Audit Committee is to oversee our accounting and financial reporting processes and the audit of our annual financial statements.  Our management is responsible for the preparation and presentation of complete and accurate financial statements.  Our independent registered public accounting firm, Deloitte & Touche LLP, is responsible for performing an independent audit of our financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and for issuing a report on their audit.

In performing its oversight role, the Audit Committee has reviewed and discussed our audited financial statements for the year ended December 31, 2014 with our management.  Management represented to the Audit Committee that our financial statements were prepared in accordance with generally accepted accounting principles.  The Audit Committee has discussed with Deloitte & Touche LLP, our independent registered public accounting firm, the matters required to be discussed under Public Company Accounting

Oversight Board standards.  The Audit Committee has received the written disclosures and the letter from Deloitte & Touche LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding communications with audit committees concerning independence.  The Audit Committee has discussed with Deloitte & Touche LLP its independence and concluded that the independent registered public accounting firm is independent from our company and our management.

Based on the review and discussions of the Audit Committee described above, the Audit Committee recommended to the Board of Directors that our audited financial statements for the year ended December 31, 2014 be included in our annual report on Form 10-K for the year ended December 31, 2014 for filing with the Securities and Exchange Commission.

This report is dated as of March 31, 2015.

Audit Committee

Rex Bright, Chair

Isaac Blech

Nelson K. Stacks

Complaint Procedures

The Audit Committee has established procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls, or auditing matters, and the submission by our employees, on a confidential and anonymous basis, of concerns regarding questionable accounting or auditing matters.  Our personnel with such concerns are encouraged to discuss their concerns with their supervisor first, who in turn will be responsible for informing our Chief Executive Officer of any concerns raised.  If an employee prefers not to discuss a particular matter with his or her own supervisor, the employee may instead discuss such matter with our Chief Executive Officer.  If an individual prefers not to discuss a matter with the Chief Executive Officer or if the Chief Executive Officer is unavailable and the matter is urgent, the individual is encouraged to contact the Chair of the Audit Committee, Rex Bright.

Policy Regarding Director Attendance at Annual Meetings of Stockholders

It is the policy of the Board of Directors that directors standing for re-election should attend our annual meeting of stockholders, if their schedules permit.

Process Regarding Stockholder Communications with Board of Directors

Stockholders may communicate with the Board of Directors or any one particular director by sending correspondence, addressed to our Corporate Secretary, RestorGenex Corporation, 2150 East Lake Cook Road, Suite 750, Buffalo Grove, Illinois 60089, with an instruction to forward the communication to the Board of Directors or one or more particular directors.  Our Corporate Secretary will forward promptly all such stockholder communications to the Board of Directors or the one or more particular directors, with the exception of any advertisements, solicitations for periodical or other subscriptions and other similar communications.

DIRECTOR COMPENSATION

Overview of Director Compensation Program

As described in more detail under the heading “Corporate Governance—Compensation Committee—Responsibilities,” the Board of Directors has delegated to the Compensation Committee the responsibility, among other things, to establish and lead a process for the determination of compensation payable to our non-employee directors.  The Compensation Committee makes recommendations regarding compensation payable to our non-employee directors to the entire Board of Directors, which then makes final decisions regarding such compensation.

The principal elements of our director compensation program for 2014 included:

•                  cash compensation in the form of annual cash retainers; and

•                  long-term equity-based incentive compensation, in the form of stock options.

We do not compensate our employee directors separately for serving on the Board of Directors.

Cash Compensation

The cash compensation paid to our non-employee directors for 2014 consisted of the following described annual Board and Board committee cash retainers.

Description	Annual Cash Retainer
Board Member (other than Chairman)	$35,000
Chairman of the Board	50,000
Audit Committee Chair	15,000
Compensation Committee Chair	10,000
Nominating and Corporate Governance Committee Chair	7,500
Audit Committee Member (other than Chair)	7,500
Compensation Committee Member (other than Chair)	5,000
Nominating and Corporate Governance Committee Member (other than Chair)	3,750

The annual cash retainers are paid on a quarterly basis in arrears at the end of each calendar quarter.  For example, the retainers paid at the end of the first calendar quarter are for the period from January 1 through March 31.

Long-Term Equity-Based Incentive Compensation

In addition to cash compensation, our non-employee directors receive long-term equity-based incentive compensation in the form of options to purchase shares of our common stock.  The options have a ten-year term and an exercise price equal to the fair market value of our common stock on the grant date.  The options granted to our non-employee directors vest quarterly over three years.  See note 1 to the Director Compensation Table under the heading “—Summary Director Compensation Table for Fiscal 2014” for a summary of all options granted to our non-employee directors during the year ended December 31, 2014.  See note 2 to the Director Compensation Table under the heading “—Summary Director Compensation Table for Fiscal 2014” for a summary of all options to purchase shares of our common stock held by our non-employee directors as of December 31, 2014.

Indemnification Agreements

We have entered into agreements with all of our directors under which we are required to indemnify them against expenses, judgments, penalties, fines, settlements and other amounts actually and reasonably incurred, including expenses of a derivative action, in connection with an actual or threatened proceeding if any of them may be made a party because he or she is or was one of our directors.  We will be obligated to pay these amounts only if the director acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to our best interests.  With respect to any criminal proceeding, we will be obligated to pay these amounts only if the director had no reasonable cause to believe his or her conduct was unlawful.  The indemnification agreements also set forth procedures that will apply in the event of a claim for indemnification.

Summary Director Compensation Table for Fiscal 2014

The table below provides summary information concerning the compensation of each individual who served as a director of RestorGenex during the year ended December 31, 2014, other than Stephen M. Simes, our Chief Executive Officer, Jerold Rubinstein, our former Chairman of the Board and Chief Executive Officer, David Sherris, Ph.D., our Chief Scientific Officer, and Yael Schwartz, Ph.D., our Executive Vice President of Preclinical Development, whose compensation is described later in this proxy statement under the heading “Executive Compensation.”

DIRECTOR COMPENSATION - 2014

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)(2)	All Other Compensation ($)(3)	Total ($)
Sol J. Barer, Ph.D.	$58,750	$73,100	$0	$131,850
Isaac Blech	55,000	47,191	0	102,191
Rex Bright	42,708	36,290	0	78,998
Nelson K. Stacks	56,250	36,442	0	92,692

(1)         On January 7, 2014, Sol J. Barer, Ph.D. received an option to purchase 34,883 shares of common stock, Isaac Blech received an option to purchase 17,441 shares of common stock and Nelson K. Stacks received an option to purchase 17,441 shares of common stock.  These options have an exercise price of $3.00 per share, expire on January 6, 2024 and vest quarterly over three years.  On February 5, 2014, Rex Bright received an option to purchase 17,730 shares of common stock.  This option has an exercise price of $3.00 per share, expires on February 4, 2024 and vests quarterly over three years.  On July 24, 2014, Sol J. Barer, Ph.D. received an option to purchase 123,287 shares of common stock, Isaac Blech received an option to purchase 87,449 shares of common stock, Rex Bright received an option to purchase 61,085 shares of common stock and Nelson K. Stacks received an option to purchase 61,374 shares of common stock.  These options have an exercise price of $3.92 per share, expire on July 23, 2024 and vest quarterly over three years.

Amounts reported in the “Option Awards” column represent the aggregate grant date fair value for option awards granted to each director in 2014 computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718.  The grant date fair value is determined based on our Black-Scholes option pricing model. The table below sets forth the specific assumptions used in the valuation of each option award granted to each director:

Grant Date	Grant Date Fair Value Per Share ($)	Risk Free Interest Rate	Expected Life	Expected Volatility	Expected Dividend Yield
01/07/2014	$3.00	2.030%	6	71.16%	0
02/05/2014	3.00	1.820%	6	71.18%	0
07/24/2014	3.92	1.958%	6	69.90%	0

(2)         The table below provides information regarding the aggregate number of options to purchase shares of common stock outstanding at December 31, 2014 and held by each of the directors listed in the table:

Name	Aggregate Number of Securities Underlying Options	Exercisable/ Unexercisable	Range of Exercise Price(s)	Range of Expiration Date(s)
Sol J. Barer, Ph.D.	158,170	32,176/125,994	$3.00 – 3.92	01/06/2024 – 07/23/2024
Isaac Blech	104,890	20,389/84,501	3.00 – 3.92	01/06/2024 – 07/23/2024
Rex Bright	78,815	16,091/62,724	3.00 – 3.92	02/04/2024 – 07/23/2024
Nelson K. Stacks	78,815	16,043/62,772	3.00 – 3.92	01/06/2024 – 07/23/2024

(3)         We do not provide perquisites or other personal benefits to our directors.

EXECUTIVE COMPENSATION

Executive Compensation Decision Making

Role of the Board of Directors. Until the Compensation Committee was established in June 2014, the Board of Directors was responsible for establishing, implementing and monitoring our executive compensation program philosophy and practices.  Our Board of Directors sought to ensure that the total compensation paid to our executive officers was fair, reasonable and competitive.

Role of the Compensation Committee. In June 2014, the Board of Directors created the Compensation Committee, which is comprised of Nelson K. Stacks (Chair), Sol J. Barer, Ph.D. and Isaac Blech.  Each of these members of the Compensation Committee is an “independent director” under the Listing Rules of The NASDAQ Stock Market and a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act.  The Compensation Committee has authority to determine all compensation applicable to our executive officers.

In setting executive compensation for our executive officers, the Compensation Committee considers the following primary factors:

•                  each executive’s position within the company and the level of responsibility;

•                  the ability of the executive to affect key business initiatives;

•                  the executive’s individual experience and qualifications;

•                  compensation paid to executives of comparable positions by companies similar to our company;

•                  company and individual performance;

•                  the executive’s current and historical compensation levels;

•                  recommendations of our Chief Executive Officer; and

•                  input from the Compensation Committee’s independent consulting firm, Radford.

In making decisions regarding the form and amount of compensation to be paid to our executive officers (other than our Chief Executive Officer), the Compensation Committee considers and gives weight to the recommendations of our Chief Executive Officer recognizing that due to his reporting and otherwise close relationship with each executive, the Chief Executive Officer often is in a better position than the Compensation Committee to evaluate the performance of each executive (other than himself).  In making decisions regarding the form and amount of compensation to be paid to our Chief Executive Officer, the Compensation Committee considers the recommendation of the Chief Executive Officer with respect to his own compensation and the Compensation Committee’s own assessment of the Chief Executive Officer’s annual performance and input from other Board members.  The Compensation Committee meets in executive session regularly and makes all executive compensation decisions without the presence of the Chief Executive Officer or any executive or employee of our company.

Role of Management.  Our Chief Executive Officer assists the Compensation Committee primarily by making formal recommendations regarding the amount and type of compensation to be paid to our executives (including himself).  In making such recommendations, our Chief Executive Officer considers many of the same factors listed above that the Compensation Committee considers in setting executive compensation, including in particular an assessment of each executive’s annual performance. Final deliberations and decisions regarding the compensation to be paid to each of our executives, however, are made by the Compensation Committee without the presence of the Chief Executive Officer or any of the executives.

Role of Consulting Firm. The Compensation Committee has retained the services of Radford to provide advice with respect to executive compensation.  Radford was engaged directly by the Compensation Committee and did not advise our management and only worked with management with the express permission of the Compensation Committee.  Radford did not provide any services to our company other than those for which it was retained by the Compensation Committee.

Radford’s engagement by the Compensation Committee includes reviewing and advising on all significant aspects of executive compensation.  This includes base salaries, short-term cash incentives and long-term equity incentives for our executives, and cash compensation and long-term equity incentives for our non-employee directors.  In so doing, at the request of the Compensation Committee, Radford recommended a peer group of companies, collected relevant market data from these companies to allow the Compensation Committee to compare elements of our executive compensation program to those of our peers and made other recommendations to the Compensation Committee regarding certain aspects of our executive compensation program.  In making decisions regarding the form and amount of compensation to be paid to our executives, the Compensation Committee considers the information gathered by and recommendations of Radford.  The Compensation Committee values especially Radford’s benchmarking information and input regarding best practices and trends in executive compensation matters, especially with respect to small public companies in the biopharmaceutical and life sciences industry.

Use of Peer Group Data.  To assist the Compensation Committee in determining appropriate levels of compensation for certain elements of our executive compensation program, the Compensation Committee reviews annually the compensation levels of our executive officers against the compensation levels of comparable positions with companies similar to our company in terms of industry and financial profile. The elements of our executive compensation program to which the Compensation Committee “benchmarks” or uses to base or justify a compensation decision or to structure a framework for compensating executives include our base salary, short-term cash incentive opportunity and long-term equity incentives.  With respect to other elements of our executive compensation program, such as perquisites, severance and change of control arrangements, the Compensation Committee benchmarks these elements on a periodic or as needed basis and in some cases uses peer group or market data more as a “market check” after determining the compensation on some other basis.

The Compensation Committee believes that compensation paid by peer group companies is representative of the compensation required to attract, retain and motivate our executive talent.  The Compensation Committee believes that use of a peer group provides more relevant comparisons for purposes of benchmarking than broader survey data since the Compensation Committee believes that the compensation paid by the peer companies which are in the same industry and have a similar financial profile is typically more representative than broader survey data.

During the fourth quarter of 2014, Radford worked with the Compensation Committee to identify a peer group of 20 other biopharmaceutical companies with a financial profile similar to ours. The members of the peer group at the time the peer group was created had a market capitalization generally between $50 million and $330 million, an organization size of less than 40 employees, research and development expense of less than $25 million and cash and cash equivalents of less than $72 million. The Compensation Committee used this information to assist it in determining compensation.

In reviewing benchmarking data, the Compensation Committee recognizes that benchmarking may not always be appropriate as a stand-alone tool for setting compensation due to the aspects of our business and objectives that may be unique to our company.  Nevertheless, the Compensation Committee believes that gathering this information is an important part of its compensation-related decision-making process.  The Compensation Committee believes that compensation paid by peer group companies is representative of the compensation required to attract, retain and motivate our executive talent.  However, where a sufficient basis for comparison does not exist between the peer group data and an executive, the Compensation Committee gives less weight to the peer group data.  For example, relative compensation benchmarking analysis does not consider individual specific performance or experience or other case-by-case factors that may be relevant in hiring or retaining a particular executive.

Market Positioning.  The Compensation Committee targets base salary, target total cash compensation and target total direct compensation at the 50th percentile of companies in our peer group.  The Compensation Committee believes that median positioning attracts and retains executive talent, but at the same time recognizes our company’s cost structure, especially with respect to fixed base compensation. The actual target compensation for each individual executive may be higher or lower than the targeted market position based on the individual’s skills, experience, contribution, performance, tenure or other factors that the Compensation Committee may take into account that are relevant to the individual executive.

Overview of Executive Compensation Program

Our executive compensation program for the fiscal year ended December 31, 2014 consisted of:

•                  Base salary;

•                  Annual cash incentive compensation;

•                  Long-term equity-based incentive compensation, in the form of stock options; and

•                  All other compensation.

Base Salary.  We provide a base salary for our executives, which, unlike some of the other elements of our executive compensation program, is not subject to company or individual performance risk.  We recognize the need for most executives to receive at least a portion of their total compensation in the form of a fixed base salary that is paid in cash regularly throughout the year.

We initially fix base salaries for our executives at a level that we believe enable us to hire and retain them in a competitive environment and to reward satisfactory individual performance and a satisfactory level of contribution to our overall business objectives.  The Compensation Committee reviews base salaries for our executive officers in the beginning of each year.  In February 2015, the Compensation Committee reviewed base salaries for 2015 and determined to keep base salaries for our executives the same as their respective 2014 base salaries.

Annual Cash Incentive Compensation.  In addition to base compensation, we provide our executives the opportunity to earn annual cash incentive compensation.  Each executive under his or her employment agreement has an opportunity to earn an annual incentive target bonus, expressed as a percentage of the executive’s annual base salary.  Each executive’s target bonus percentage is based on the individual’s position and level of responsibility within the company.  Each executive’s payout for 2014 was determined by the Compensation Committee in February 2015 and was based on, among other things, each executive’s achievements during 2014.  Since 2014 was a year of transition, it was impracticable to establish objective performance goals in the beginning of 2014 upon which to determine 2014 annual incentive bonuses.

Annual incentive bonuses made to our named executive officers for 2014, prorated for those officers whose employment began in 2014, were as follows:

Named Executive	2014 Target Annual Incentive Bonus As Percent of Base Salary	Target 2014 Annual Incentive Bonus	Actual 2014 Annual Incentive Bonus
Stephen M. Simes	60%	$212,500	$212,500
Phillip B. Donenberg	45%	87,100	87,100
Yael Schwartz, Ph.D.	35%	115,500	28,875
Mark A. Weinberg, M.D.	50%	74,435	74,435

Long-Term Equity-Based Incentive Compensation.  Although we do not have any stock retention or ownership guidelines, the Board of Directors has adopted Corporate Governance Guidelines that address ownership of our common stock by our executives and which encourage our executives to have a financial stake in our company in order to align the interests of our stockholders and management.  The Compensation Committee’s primary objectives with respect to long-term equity-based incentives are to align the long-term interests of our executives with the long-term interests of our stockholders by creating a strong and direct linkage between compensation and long-term stockholder return, promote stock ownership and create significant incentives for retention.

An important objective of our long-term incentive compensation is to strengthen the relationship between the long-term value of the price of our common stock and the potential financial gain for employees.  We believe that stock options are an important part of our overall compensation program.  We believe that options effectively incentivize our employees to maximize our company performance, as the value of awards is directly tied to an appreciation in the value of our common stock, and provide an effective retention mechanism as a result of the applicable vesting mechanics of the options.

Stock options provide recipients with the opportunity to purchase our common stock at a price fixed on the grant date regardless of future market price.  The vesting of our stock options is time-based and vest in quarterly installments over three years.  Our policy is to grant options with an exercise price equal to 100 percent of the fair market value of our common stock on the grant date.  A stock option becomes valuable for an employee only if the per share price of our common stock increases above the per share exercise price of the option and the holder of the option remains employed during the period required for the option to vest.  This provides an incentive for an option holder to remain employed by us.  In addition, stock options link a portion of an employee’s compensation to the interests of our stockholders by providing an incentive to achieve corporate goals and increase the market price of our common stock over the three-year vesting period. However, unless our stock price increases after the stock option grants are made, they deliver no value to the option holders.

In determining the number of stock options to grant our executives, the Compensation Committee typically targets long-term incentive values and grants as a percent of company at the peer 50th percentile. During 2014, option grants were made to most of our executives on two occasions, first on the date of hire or June 3, 2014, and second, on July 24, 2014.  The option grants to executives on July 24, 2014 were intended to “true up” the earlier option grants, which were determined based on a percent of company basis, assuming an equity raise by our company of $15 million.  After completion of our private placement financing in June 2014, which raised $35.6 million in gross proceeds, and thus significantly more funds and resulted in the issuance of significantly more equity than originally anticipated when the initial option grants were made, the Board of Directors upon recommendation of the Compensation Committee, which received input from Radford, granted additional “true up” options to executives.

The table below describes the stock option grants made to the executives named in the Summary Compensation Table below in 2014 (including, if applicable, initial grants and “true up” grants) and the aggregate grant date fair value of such grants.

Named Executive Officer	Number of Options	Aggregate Grant Date Fair Value
Stephen M. Simes	1,042,975	$489,647
Phillip B. Donenberg	521,475	270,423
Yael Schwartz, Ph.D.	234,675	125,177
Mark A. Weinberg, M.D.	521,475	213,390

Under the terms of our insider trading policy, our executives are prohibited from engaging in any hedging or significant pledging of their shares of our common stock.  We believe stock options also may enable us to attract, retain and motivate our executives by maintaining competitive levels of total compensation.

At the Annual Meeting, we are submitting to a vote of our stockholders a proposal to approve the RestorGenex Corporation 2015 Equity Incentive Plan.  See “Proposal No. 5. Approval of the RestorGenex Corporation 2015 Equity Incentive Plan.”  During 2014, we did not have a stockholder-approved equity compensation plan under which we could grant equity awards, so all equity awards granted during 2014 were granted as non-plan awards.

All Other Compensation.  It is generally our policy not to extend significant perquisites to our executives that are not available to our employees generally.  Our executives receive benefits, which are also received by our other employees, including participation in the RestorGenex Corporation 401(k) Plan and health, dental and life insurance benefits.  Under the 401(k) plan, all eligible participants, including our named executive officers, may voluntarily request that we reduce his or her pre-tax compensation by up to 10 percent (subject to certain special limitations) and contribute such amounts to a trust.  Beginning in 2015, we instituted a 401(k) plan match pursuant to which we will provide a dollar-for-dollar matching contribution up to 4.2 percent of a plan participant’s salary beginning after three months of employment that would vest one-half after one year of employment and the remainder after two years of employment. We do not provide pension arrangements or post-retirement health coverage for our executives or employees.  We also do not provide any nonqualified defined contribution or other deferred compensation plans.

Summary Compensation Table for Fiscal 2014

The table below provides summary compensation information concerning all compensation awarded to, earned by or paid to the individuals that served as our principal executive officer during the year ended December 31, 2014, regardless of compensation level, and our two most highly compensated executive officers other than our principal executive officer, during 2014.  We have also included summary compensation information for Mark A. Weinberg, M.D., our Senior Vice President, Clinical Development.

SUMMARY COMPENSATION TABLE — 2014

Name and Principal Position	Year	Salary	Bonus(1)	Option Awards(2)	All Other Compensation(3)	Total
Stephen M. Simes(4) Chief Executive Officer	2014	$349,808	$212,500	$489,647	$0	$1,051,955

Jerold Rubinstein(5) Former Chief Executive Officer and Chairman of the Board	2014 2013	52,083 250,000	0 0	5,579 665,000	222,917 157,800	280,579 1,072,800

Name and Principal Position	Year	Salary	Bonus(1)	Option Awards(2)	All Other Compensation(3)	Total
Phillip B. Donenberg(6) Chief Financial Officer and Corporate Secretary	2014	200,571	87,100	270,423	0	558,094

Yael Schwartz, Ph.D.(7) Executive Vice President of Preclinical Development	2014 2013	330,000 41,250	28,875 0	125,177 0	0 0	484,052 41,250

Mark A. Weinberg, M.D.(8) Senior Vice President, Clinical Development	2014	146,462	74,435	213,390	0	434,287

(1)                     Consists of discretionary bonuses for 2014 performance, but paid in 2015.

(2)                     Amount reported represents the aggregate grant date fair value for option awards granted to each named executive officer computed in accordance with FASB ASC Topic 718.  The grant date fair value is determined based on our Black-Scholes option pricing model.  The table below sets forth the specific assumptions used in the valuation of each such option award:

Grant Date	Grant Date Fair Value Per Share ($)	Risk Free Interest Rate	Expected Life	Expected Volatility	Expected Dividend Yield
01/07/2014	$3.00	2.030%	6	71.16%	0
03/05/2014	2.50	1.850%	6	71.28%	0
05/27/2014	4.00	1.820%	6	70.71%	0
06/03/2014	4.15	1.925%	6	70.71%	0
07/24/2014	3.92	1.958%	6	69.90%	0
08/04/2014	3.90	1.905%	6	69.80%	0

(3)                     For 2014, represents $25,000 Mr. Rubinstein received in connection with his consulting agreement and $197,917 Mr. Rubinstein received upon the closing of our private placement financing in 2014 in connection with his settlement agreement dated April 23, 2014 with the company.  For 2013, represents $100,000 Mr. Rubinstein received as Chairman of Board of Directors, $50,000 Mr. Rubinstein received as a member of the Board of Directors and $7,800 Mr. Rubinstein received in a car allowance.

(4)                     Mr. Simes joined RestorGenex on March 5, 2014.

(5)                     Mr. Rubinstein resigned as Chief Executive Officer effective March 5, 2014.

(6)                     Mr. Donenberg joined RestorGenex on May 27, 2014.

(7)                     Dr. Schwartz joined RestorGenex on November 18, 2013.

(8)                     Dr. Weinberg joined RestorGenex on August 4, 2014.

Employment and Other Agreements

Stephen M. Simes, Chief Executive Officer.  On March 5, 2014, we entered into an executive employment agreement with Stephen M. Simes pursuant to which he serves as our Chief Executive Officer.  The initial term of the agreement is three years, subject to extension as provided therein.  Mr. Simes is entitled to an annual base salary of $425,000 with at least annual review and base salary increases as approved by the Board of Directors or Compensation Committee.  Mr. Simes has the opportunity to earn a target annual bonus of 60 percent of base salary based upon achievement of performance objectives set by the Board of Directors or Compensation Committee after consultation with Mr. Simes, with the potential to earn a higher bonus for above target performance.  Upon commencement of his employment, Mr. Simes received an initial grant of options to purchase 500,000 shares at an exercise price of $2.50 per share, which option vests quarterly.

Mr. Simes is eligible to receive additional equity awards in the discretion of the Board of Directors or Compensation Committee.  The employment agreement contains certain severance and change of control provisions as described in more detail under the heading “—Post-Termination Severance and Change in Control Arrangements.”  The employment agreement contains a clawback provision for certain performance-based compensation if a financial restatement occurs under certain circumstances.  The employment agreement also contains customary confidentiality, assignment of inventions and non-solicitation provisions.

Jerold Rubinstein, Former Chairman of the Board and Chief Executive Officer.  Effective June 28, 2012, Jerold Rubinstein was elected by the Board of Directors as Chairman of the Board, Chief Executive Officer and a director of our subsidiaries.  The Board of Directors of ProElite, Inc., our majority-owned subsidiary, also elected him as Chairman of the Board and Chief Executive Officer.  Under the terms of an employment agreement dated as of June 28, 2012, Mr. Rubinstein received an annual salary of $250,000, additional compensation in exchange for his service on the Board of Directors and Audit Committee and an automobile allowance of $650 per month.  The term of this agreement was six months with an automatic six-month extension, unless we provided written notice of non-renewal 30 days prior to the end of the initial six-month term.  In consideration for his services as a director, Mr. Rubinstein received an option to purchase 17,441 shares of our common stock consistent with the non-employee directors.  Mr. Rubinstein resigned as Chief Executive Officer on March 5, 2014, as Chairman of the Board on November 1, 2013 and as a director of our company on July 7, 2014.

On April 23, 2014, we entered into a settlement agreement with Mr. Rubinstein pursuant to which we agreed upon payment in consideration for Mr. Rubinstein’s services as a director and officer during 2013, which included a cash payment of $100,000 to be paid upon closing of a funding resulting in gross proceeds of $7.5 million, an additional cash payment to be paid within four months of a closing of a funding resulting in gross proceeds of $7.5 million and the issuance of 1,250 shares of our common stock.

On July 7, 2014, we entered into a one-year consulting agreement with Mr. Rubinstein pursuant to which we agreed to pay Mr. Rubinstein a consulting fee of $50,000 per year, to be paid in four quarterly installments.

Phillip B. Donenberg, Chief Financial Officer.  On May 27, 2014, we entered into an executive employment agreement with Phillip B. Donenberg pursuant to which he serves as our Chief Financial Officer.  The initial term of the agreement is three years, subject to extension as provided therein. Mr. Donenberg is entitled to an annual base salary of $335,000 with at least annual review and base salary increases as approved by the Board of Directors or Compensation Committee.  Mr. Donenberg has the opportunity to earn a target annual bonus of 45 percent of base salary based upon achievement of performance objectives set by the Board of Directors or Compensation Committee after consultation with Mr. Donenberg, with the potential to earn a higher bonus for above target performance.  Upon commencement of his employment, Mr. Donenberg received an initial grant of options to purchase 250,000 shares at an exercise price of $4.00 per share, which option vests quarterly.  Mr. Donenberg is eligible to receive additional equity awards in the discretion of the Board of Directors or Compensation Committee.  The employment agreement contains certain severance and change of control provisions as described in more detail under the heading “—Post-Termination Severance and Change in Control Arrangements.”  The employment agreement contains a clawback provision for certain performance-based compensation if a financial restatement occurs under certain circumstances.  The employment agreement also contains customary confidentiality, assignment of inventions and non-solicitation provisions.

Yael Schwartz, Ph.D., Executive Vice President of Preclinical Development.  On November 18, 2013, we entered into an executive employment agreement with Yael Schwartz, Ph.D. pursuant to which agreement, as amended, she serves as our Executive Vice President of Preclinical Development.  The initial term of the agreement is three years, subject to extension by mutual agreement.  During the initial year of her employment term, she is entitled to receive an annual base salary of $330,000.  Thereafter, her base salary is subject to mutually agreed upon increases.  The Board of Directors or Compensation Committee may grant Dr. Schwartz bonuses in its sole discretion.  The employment agreement contains certain severance provisions as described in more detail under the heading “—Post-Termination Severance and Change of Control Arrangements.”  The employment agreement contains a clawback provision for certain performance-based compensation if a financial restatement occurs under certain circumstances.  The employment agreement also contains customary confidentiality, assignment of inventions and non-solicitation provisions.

Mark A. Weinberg, M.D., Senior Vice President, Clinical Development.  On August 4, 2014, we entered into an executive employment agreement with Mark A. Weinberg, M.D. pursuant to which he serves as our Senior Vice President, Clinical Development.  The initial term of the agreement is one year, subject to extension as provided therein. Dr. Weinberg is entitled to an annual base salary of $357,000 with at least annual review and base salary increases as approved by the Board of Directors or Compensation Committee.  Dr. Weinberg has the opportunity to earn a target annual bonus of 50 percent of base salary based upon achievement of performance objectives set by the Board of Directors or Compensation Committee after consultation with Dr. Weinberg, with the potential to earn a higher bonus for above target performance.  Upon commencement of his employment, Dr. Weinberg received a grant of options to purchase 521,475 shares at an exercise price of $3.90 per share, which option vests quarterly.  The employment agreement contains certain severance and change of control provisions as described in more detail under the heading “—Post-Termination Severance and Change in Control Arrangements.”  The employment agreement contains a clawback provision for certain performance-based compensation if a financial restatement occurs under certain circumstances.  The employment agreement also contains customary confidentiality, assignment of inventions and non-solicitation provisions.

David Sherris, Ph.D., Chief Scientific Officer.  In connection with the closing of our mergers with Paloma and VasculoMedics, we entered into an employment agreement on March 31, 2014 with David Sherris, Ph.D.  The initial term of the agreement is three years, subject to extension by mutual agreement.  During the initial term, he is entitled to receive an annual base salary of $345,000 and is eligible for an annual bonus of up to 50 percent of his base salary upon meeting certain milestones established by the Board of Directors or Compensation Committee upon consultation with Dr. Sherris.  The employment agreement contains certain severance provisions as described in more detail under the heading “—Post-Termination Severance and Change in Control Arrangements.”  The employment agreement contains a clawback provision for certain performance-based compensation if a financial restatement occurs under certain circumstances.  The employment agreement also contains customary confidentiality, assignment of inventions and non-solicitation provisions.

Although Dr. Sherris was not a named executive officer during 2014, he was a director of our company.  Dr. Sherris is not compensated separately for his service as a director of our company.  As an employee of our company, Dr. Sherris was paid $175,154 in base salary during 2014 and received a bonus in the amount of $25,875 for 2014.  On June 3, 2014, Dr. Sherris was granted an option to purchase 115,193 shares of our common stock at an exercise price of $4.15 per share and on July 24, 2014 was granted an option to purchase 119,482 shares of our common stock at an exercise price of $3.92 per share. Dr. Sherris’s total compensation for 2014 was $326,206, including the aggregate grant date fair value for his option awards computed in accordance with FASB ASC Topic 718.

Indemnification Agreements

We have entered into agreements with all of our named executive officers under which we are required to indemnify them against expenses, judgments, penalties, fines, settlements and other amounts actually and reasonably incurred, including expenses of a derivative action, in connection with an actual or threatened proceeding if any of them may be made a party because he or she is or was one of our executive officers.  We will be obligated to pay these amounts only if the executive officer acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to our best interests.  With respect to any criminal proceeding, we will be obligated to pay these amounts only if the executive officer had no reasonable cause to believe his or her conduct was unlawful.  The indemnification agreements also set forth procedures that will apply in the event of a claim for indemnification.

Outstanding Equity Awards at Fiscal Year End

The table below provides information regarding unexercised stock option awards held by each of our named executive officers that remained outstanding at December 31, 2014.  We did not have any equity incentive plan awards or stock awards, each within the meaning of the SEC rules, outstanding at December 31, 2014.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END - 2014

		Option Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date
Stephen M. Simes	03/05/2014 07/24/2014	166,667 90,496	333,333 452,479	$2.50 3.92	03/04/2024 07/23/2024

Jerold Rubinstein	06/28/2012	23,000	0	35.00	06/27/2017
	03/27/2013	250,000	0	15.00	03/27/2018
	01/07/2014	2,907	0	3.00	01/06/2024

Phillip B. Donenberg	05/27/2014 07/24/2014	62,500 45,246	187,500 226,229	4.00 3.92	05/26/2024 07/23/2024

Yael Schwartz, Ph.D.	06/03/2014	28,798	86,395	4.15	06/02/2024
	07/24/2014	19,914	99,568	3.92	07/23/2024

Mark A. Weinberg, M.D.	08/04/2014	86,913	434,562	3.90	08/03/2024

(1)         These options vest quarterly over three years.

Post-Termination Severance and Change in Control Arrangements

As described under the heading “—Employment and Other Agreements,” we have entered into employment agreements with our executive officers that provide for certain severance and change of control benefits.  Under these agreements, if an executive’s employment is terminated by us other than for “cause,” or by the executive for “good reason,” in addition to any accrued but unpaid salary and benefits through the date of termination, the executive will be entitled to a severance cash payment from us in an amount equal to the number of months of base salary set forth in the table below, and in the case of certain executives, a pro rata portion of the executive’s target annual bonus.  In addition, the executives will be entitled to reimbursements for COBRA (Consolidated Omnibus Budget Reconciliation Act of 1985, as amended) continuation coverage for up to the number of months set forth in the table below:

Name	Number of Months Base Salary as Severance	Pro Rata Portion of Target Annual Bonus?	Maximum Number of Months COBRA Reimbursement
Stephen M. Simes	12	Yes	12
Phillip B. Donenberg	12	Yes	12
Yael Schwartz, Ph.D.	6	No	12
Mark A. Weinberg, M.D.	12	No	12
David Sherris, Ph.D.	9	No	12

The receipt of severance benefits is dependent upon the executive executing and delivering a release of claims to us.

Under the employment agreements, “cause” is generally defined as (i) the executive’s failure to substantially perform the fundamental duties and responsibilities associated with executive’s position, including executive’s failure or refusal to carry out reasonable instructions; (ii) the executive’s material breach of any material written company policy; (iii) the executive’s gross misconduct in the performance of his or her duties for the company; (iv) the executive’s material breach of the terms of his or her employment agreement; (v) the executive’s conviction of any fraudulent or felony criminal offense or any other criminal offense which reflects adversely on the us or reflects conduct or character that the Board of Directors reasonably concludes is inconsistent with continued employment; or (vi) the executive’s conviction of any criminal conduct that is a “statutory disqualifying event” (as defined under federal securities laws, rules and regulations).  “Good reason” generally means any of the following actions taken by us or a successor corporation or entity without the executive’s consent: (i) material reduction of the executive’s base compensation; (ii) material reduction in the executive’s title, authority, duties or responsibilities; (iii) failure or refusal of a successor to our company to materially assume our obligations under the employment agreement in the event of a change in control; (iv) relocation of the executive’s job site that results in an increase in the executive’s one-way driving distance by more than 50 miles from the executive’s then-current principal residence; or (v) any other material breach by us of the employment agreement.

In addition, under the terms of the stock option agreements with our executives, if a change in control occurs, options held by our executives will become immediately vested and exercisable immediately prior to (but conditioned upon completion of) the change in control and remain exercisable through their expiration date.  Alternatively, the Board of Directors could cash out the options.

In addition, under the terms of their employment agreements, if Mr. Simes, Mr. Donenberg or Dr. Weinberg terminates his employment for good reason or is involuntarily terminated other than for cause within 12 months of a change in control or prior to a change in control if the termination of his employment was either a condition of the change in control at the request or insistence of a person related to the change in control, then such executive will receive a higher severance payment than outside the context of a change in control.  For Mr. Simes and Mr. Donenberg, the severance payment will equal 24 months of base salary plus two times the pro rata portion of the executive’s target annual bonus.  For Dr. Weinberg, the severance payment will equal 18 months of base salary.

For purposes of the stock option agreements and employment agreements, a “change in control” means the occurrence of any one or more of the following, subject to certain exceptions: (i) the accumulation (if over time, in any consecutive 12 month period), whether directly, indirectly, beneficially or of record, by any individual, entity or group of 50.1 percent or more of the shares of our outstanding common stock, whether by merger, consolidation, sale or other transfer of shares of our common stock (other than a merger or consolidation where our stockholders prior to the merger or consolidation are the holders of a majority of the voting securities of the entity that survives such merger or consolidation), (ii) a sale of all or substantially all of our assets or (iii) during any period of 12 consecutive months, the individuals who, at the beginning of such period, constitute the Board of Directors, and any new director whose election by the Board of Directors or nomination for election by our stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the 12-month period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board of Directors.

RELATED PERSON RELATIONSHIPS AND TRANSACTIONS

Overview

The following is a summary of transactions that have occurred since the beginning of 2013, or any currently proposed transactions, to which we were or are a participant and in which:

•                  the amounts involved exceeded or will exceed $305,614, which is approximately one percent of the average of our total assets at December 31, 2014 and 2013; and

•                  a related person (including any director, executive officer, holder of more than five percent of our outstanding shares of common stock or any member of their immediate family) had or will have a direct or indirect material interest, other than compensation arrangements that are described under the headings “Director Compensation” and  “Executive Compensation.”

Convertible Promissory Notes Issued to our Chairman of the Board and Debt Conversion Agreement

During 2013 and the first quarter of 2014, we issued to Sol J. Barer, Ph.D., our Chairman of the Board, four unsecured convertible promissory notes in the aggregate principal amount of $1,050,000, which amounts he lent us to help fund our working capital at that time.  On April 29, 2014, all four of these notes were converted into an aggregate of 546,553 shares of our common stock and, in the case of three of the notes, warrants to purchase an aggregate of 351,060 shares of our common stock, in each case on terms substantially identical to those in our then recent private placement.  The conversion price used was $2.00 per share, which pursuant to the terms of the notes was equal to 50 percent of the purchase price per unit sold in our private placement.  In addition, pursuant to the terms of three of the four notes, warrants were also issued upon conversion of the notes in an amount equal to the 30 percent warrant coverage in our private placement.  The conversion terms of the notes were negotiated and agreed upon at the time the notes were issued, with the first note issued in August 2013 and the most recent note issued in March 2014. The warrants are exercisable immediately at an exercise price of $2.00 per share and have a four-year term.  The issuance dates of the notes, the aggregate principal amount, the maturity date, the accrued interest, and the number of shares of our common stock and warrants to purchase shares of our common stock issued in exchange for each of the notes are reflected in the following table:

Note Issuance Date	Principal Amount	Maturity Date	Interest Rate	Accrued Interest	Number of Shares	Number of Warrants
08/09/2013	$500,000	08/09/2014	7%	$28,863	264,432	198,324
12/19/2013	150,000	06/19/2014	10%	6,945	78,473	—
02/04/2014	150,000	08/09/2014	7%	3,510	76,755	57,566
03/19/2014	250,000	03/19/2015	7%	3,788	126,894	95,170

Debt Conversion Agreement with Vice Chairman of the Board and Affiliated Persons

On May 2, 2013, we entered into two debt conversion agreements with Isaac Blech, our Vice Chairman of the Board, pursuant to which Mr. Blech converted two promissory notes with an aggregate principal amount of $1,100,000 at a conversion price of $6.00 per share, resulting in the issuance of an aggregate of 183,333 shares of our common stock.  On October 21, 2014, we entered into another debt conversion agreement with Mr. Blech pursuant to which Mr. Blech converted a promissory note with a principal amount of $200,000 at a conversion price of $2.00 per share, resulting in the issuance of 100,000 shares of our common stock and a warrant to purchase 75,000 shares of our common stock at an exercise price of $4.80 per share and have a four-year term.  Mr. Blech had lent us the funds represented by the promissory notes to help fund our working capital.

Preferred Stock Conversion and Warrant Exercise Agreements with Persons Affiliated with Vice Chairman of the Board

Effective May 29, 2013, we entered into series E preferred stock conversion and warrant exercise agreements with all of the holders of our then outstanding series E preferred stock and associated warrants pursuant to which such holders agreed to convert their shares of series E preferred stock into shares of our common stock at a conversion price of $6.00 per share and to exercise their related warrants and receive one share of our common stock for every 2.5 shares otherwise issuable upon exercise of such warrants.  The purpose of these agreements was to remove the “overhang” created by the full-ratchet anti-dilution provisions of the warrants that would have increased the number of warrants outstanding and reduced the exercise price of the warrants to the price of any subsequent financing completed by us at a price less than the exercise price of the warrants.  Four of the holders of the series E preferred stock and related warrants were related to Isaac. Blech, our Vice Chairman of the Board, including his spouse, and three trusts, Liberty Charitable Remainder Trust FBO Isaac Blech UAD 01/09/87, River Charitable Remainder Unitrust f/b/o Isaac Blech and West Charitable Remainder Unitrust.  As a result of the series E preferred stock conversion and warrant exercise transactions, (1) Ms. Blech converted her series E preferred stock into 8,333 shares of common stock and exercised her warrants resulting in an issuance of 3,571 shares of common stock; (2) Liberty Charitable Remainder Trust FBO Isaac Blech UAD 01/09/87 converted its series E preferred stock into 50,000 shares of common stock and exercised its warrants resulting in an issuance of 21,429 shares of common stock; (3) River Charitable Remainder Unitrust f/b/o Isaac Blech converted its series E preferred stock into 8,333 shares of common stock and exercised its warrants resulting in an issuance of 3,571 shares of common stock; and (4) West Charitable Remainder Unitrust converted its series E preferred stock into 50,000 shares of common stock and exercised its warrants resulting in an issuance of 21,429 shares of common stock.

Acquisition of Canterbury Laboratories, LLC and Hygeia Therapeutics, Inc.

Effective September 30, 2013, we entered into an agreement and plan of merger with Canterbury Acquisition LLC, Hygeia Acquisition, Inc., Canterbury Laboratories, LLC, Hygeia Therapeutics, Inc. and Yael Schwartz, Ph.D., as holder representative, pursuant to which we acquired all of the capital stock of Canterbury and Hygeia, with Canterbury and Hygeia becoming our wholly owned subsidiaries.  The consideration for the mergers was the issuance by us of an aggregate of 1,150,116 shares of our common stock issued to the stakeholders of Canterbury and Hygeia.  Of the 1,150,116 shares of our common stock issued in connection with the mergers, 46,501 shares were issued to Yael Schwartz, Ph.D.  Closing of the mergers occurred on November 18, 2013.  Pursuant to the terms of the merger agreement, we agreed to elect Yael Schwartz, Ph.D. and Nelson K. Stacks to the Board of Directors to serve for a term equal to the same term as each of the other directors of the company.  Dr. Schwartz is not one of the five director nominees for election as a director at the Annual Meeting.

Acquisition of Paloma Pharmaceuticals, Inc. and VasculoMedics, Inc.

On March 3, 2014, we entered into an agreement and plan of merger with Paloma Acquisition, Inc., Paloma Pharmaceuticals, Inc. and David Sherris, Ph.D., as founding stockholder and holder representative, pursuant to which we agreed to acquire all of the capital stock of Paloma, with Paloma becoming our wholly owned subsidiary.  On March 28, 2014, the merger with Paloma was closed and we issued an aggregate of 2,500,000 shares of our common stock to all the holders of Paloma common stock and its derivative securities and assumed promissory notes of Paloma in the aggregate amount (principal and accrued interest at that time)

of $1,151,725 to be paid on the first anniversary of the closing of the Paloma merger.  Of the 2,500,000 shares of our common stock issued in connection with the Paloma merger, 1,400,408 shares were issued to David Sherris, Ph.D.  Pursuant to the terms of the Paloma merger agreement, we agreed to elect David Sherris, Ph.D. to the Board of Directors to serve for a term equal to the same term as each of the other directors of the company. Dr. Sherris is not one of the five director nominees for election as a director at the Annual Meeting.

Also on March 3, 2014, we entered into an agreement and plan of merger with VasculoMedics Acquisition, Inc., VasculoMedics, Inc. and David Sherris, Ph.D., pursuant to which we agreed to acquire all of the capital stock of VasculoMedics, with VasculoMedics becoming our wholly owned subsidiary.  The VasculoMedics merger was concurrently closed with and was a condition to the closing of the Paloma merger on March 28, 2013.  In the VasculoMedics merger, we issued an aggregate of 220,000 shares of our common stock to the VasculoMedics stockholders.  Of the 220,000 shares of our common stock issued in connection with the VasculoMedics merger, 197,185 shares were issued to David Sherris, Ph.D.

Registration Rights Agreement

We are party to a registration rights agreement with the former equity holders of Hygeia and Canterbury Laboratories, including Yael Schwartz, Ph.D., which we entered into in November 2013 in connection with our acquisition of Canterbury and Hygeia.  Under this agreement, we have granted certain incidental or “piggyback” registration rights with respect to the shares of our common stock issued by us in connection with that acquisition.

OTHER MATTERS

Stockholder Proposals for 2016 Annual Meeting

Stockholder proposals intended to be presented in our proxy materials relating to our next annual meeting of stockholders must be received by us on or before December 27, 2015, unless the date of the meeting is changed by more than 30 calendar days from the date of the annual meeting of stockholders for 2015, and must satisfy the requirements of the proxy rules promulgated by the SEC.

Any other stockholder proposals to be presented at our next annual meeting of stockholders must be given in writing to our Corporate Secretary and received at our principal executive offices on or before January 26, 2016 but not earlier than December 27, 2015; provided, however, that in the event that the annual meeting of stockholders is called for a date that is not within 30 days before or after the anniversary date of the immediately preceding annual meeting of stockholders, notice by the stockholder in order to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting of stockholders was mailed or such public disclosure of the date of the annual meeting of stockholders was made, whichever first occurs.  The proposal must contain specific information required by our Amended and Restated Bylaws, a copy of which may be obtained by writing to our Corporate Secretary or accessing the SEC’s EDGAR filing database at www.sec.gov.  If a proposal is not timely and properly made in accordance with the procedures set forth in our Amended and Restated Bylaws, it will be defective and may not be brought before the meeting.  If the proposal nonetheless is brought before the meeting and the Chair of the meeting does not exercise the power and duty to declare the proposal defective, the persons named in the proxy may use their discretionary voting with respect to the proposal.

Director Nominations for 2016 Annual Meeting

In accordance with procedures set forth in our Amended and Restated Bylaws, our stockholders may propose nominees for election to the Board of Directors only after providing timely written notice to our Corporate Secretary.  To be timely, a stockholder’s notice to our Corporate Secretary must be delivered to or mailed and received at our principal executive offices on or before January 26, 2016 but not earlier than December 27, 2015; provided, however, that in the event that the annual meeting of stockholders is called for a date that is not within 30 days before or after the anniversary date of the immediately preceding annual meeting of stockholders, notice by the stockholder in order to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting of stockholders was mailed or such public disclosure of the date of the annual meeting of stockholders was made, whichever first occurs.

The notice must set forth, among other things:

•                  the nominee’s name, age, business address and residence address;

•                  the nominee’s principal occupation or employment;

•                  the class and number of shares of our capital stock which are beneficially owned by the nominee; and

•                  any other information concerning the nominee required under the rules of the SEC in a proxy statement soliciting proxies for the election of directors.

Submissions must be made by mail, courier or personal delivery.  E-mailed submissions will not be considered.  The Nominating and Corporate Governance Committee will consider only those stockholder recommendations whose submissions comply with these procedural requirements.  The Nominating and

Corporate Governance Committee will evaluate candidates recommended by stockholders in the same manner as those recommended by others.

Annual Report

We have sent or made available electronically to each of our stockholders a copy of our annual report on Form 10-K (without exhibits) for the year ended December 31, 2014.  The exhibits to our Form 10-K are available by accessing the SEC’s EDGAR filing database at www.sec.gov.  We will furnish a copy of any exhibit to our Form 10-K upon receipt from any such person of a written request for such exhibits upon the payment of our reasonable expenses in furnishing the exhibits.  This request should be sent to: RestorGenex Corporation, 2150 East Lake Cook Road, Suite 750, Buffalo Grove, Illinois 60089, Attn:  Stockholder Information.

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports.  This means that only one copy of our proxy statement or annual report to stockholders may have been sent to multiple stockholders in each household.  We will deliver promptly a separate copy of either document to any stockholder upon written or oral request to our Investor Relations Department, RestorGenex Corporation, 2150 East Lake Cook Road, Suite 750, Buffalo Grove, Illinois 60089, telephone:  (847) 777-8093.  Any stockholder who wants to receive separate copies of our proxy statement or annual report to stockholders in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder’s bank, broker, or other nominee record holder, or the stockholder may contact us at the above address and phone number.

Cost and Method of Solicitation

In addition to solicitation by mail, our directors, officers, employees and agents may solicit proxies from our stockholders by personal interview, telephone, telegram or other electronic means.  Arrangements also will be made with brokerage firms and other custodians, nominees and fiduciaries who are record holders of our common stock for the forwarding of solicitation materials to the beneficial owners of our common stock.  We will reimburse these brokers, custodians, nominees and fiduciaries for the reasonable out-of-pocket expenses they incur in connection with the forwarding of solicitation materials.

We have retained Okapi Partners LLC, a proxy solicitation firm, to assist in the solicitation of proxies for the Annual Meeting for a fee of $8,000 plus reasonable out-of-pocket expenses.

Your vote is important.  Whether or not you plan to attend the Annual Meeting, please exercise your right to vote as soon as possible by completing, signing, dating and returning your proxy card or by using Internet or telephone voting as described on the proxy card or Notice Regarding the Availability of Proxy Materials.

By Order of the Board of Directors,

Sol J. Barer, Ph.D.
Chairman of the Board

April [•], 2015
Buffalo Grove, Illinois

Appendix A

PLAN OF CONVERSION

Of

RESTORGENEX CORPORATION

a Nevada corporation

into

RESTORGENEX CORPORATION,

a Delaware corporation

THIS PLAN OF CONVERSION, dated as of [                                    ], 2015 (including all of the Exhibits attached hereto, this “Plan”), is hereby adopted by RestorGenex Corporation, a Nevada corporation, in order to set forth the terms, conditions and procedures governing the conversion of RestorGenex Corporation from a Nevada corporation to a Delaware corporation pursuant to Section 265 of the General Corporation Law of the State of Delaware, as amended (the “DGCL”), and Section 92A.120 of the Nevada Revised Statutes, as amended (the “NRS”).

RECITALS

WHEREAS, RestorGenex Corporation is a corporation organized and existing under the laws of the State of Nevada (the “Converting Entity”);

WHEREAS, the Board of Directors of the Converting Entity has determined that it would be advisable and in the best interests of the Converting Entity and its stockholders for the Converting Entity to convert from a Nevada corporation to a Delaware corporation pursuant to Section 265 of the DGCL and Sections 92A.120 and 92A.250 of the NRS;

WHEREAS, the form, terms and provisions of this Plan have been authorized, approved and adopted by the Board of Directors of the Converting Entity;

WHEREAS, the Board of Directors of the Converting Entity has submitted this Plan to the stockholders of the Converting Entity for approval; and

WHEREAS, this Plan has been authorized, approved and adopted by the holders of a majority of the voting power of the stockholders of the Converting Entity.

NOW, THEREFORE, the Converting Entity hereby adopts this Plan as follows:

PLAN OF CONVERSION

1.                                      Conversion; Effect of Conversion.

(a)                                 Upon the Effective Time (as defined in Section 3 below), the Converting Entity shall be converted from a Nevada corporation to a Delaware corporation pursuant to Section 265 of the DGCL and Sections 92A.120 and 92A.250 of the NRS (the “Conversion”) and the Converting Entity, as converted to a Delaware corporation (the “Converted Entity”), shall thereafter be subject to all of the provisions of the DGCL, except that notwithstanding Section 106 of the DGCL, the existence of the Converted Entity shall be deemed to have commenced on the date the Converting Entity commenced its existence in the State of Nevada.

(b)                                 Upon the Effective Time, by virtue of the Conversion and without any further action on the part of the Converting Entity or its stockholders, the Converted Entity shall, for all purposes of the laws of the State of Delaware, be deemed to be the same entity as the Converting Entity existing immediately prior to the Effective Time. Upon the Effective Time, by virtue of the Conversion and without any further action on the part of the Converting Entity or its stockholders, for all purposes of the laws of the State of Delaware, all of the rights, privileges and powers of the Converting Entity existing immediately prior to the Effective Time, and all property, real, personal and mixed, and all debts due to the Converting Entity existing immediately prior to the Effective Time, as well as all other things and causes of action belonging to the Converting Entity existing immediately prior to the Effective Time, shall remain vested in the Converted Entity and shall be the property of the Converted Entity and the title to any real property vested by deed or otherwise in the Converting Entity existing immediately prior to the Effective Time shall not revert or be in any way impaired by reason of the Conversion; but all rights of creditors and all liens upon any property of the Converting Entity existing immediately prior to the Effective Time shall be preserved unimpaired, and all debts, liabilities and duties of the Converting Entity existing immediately prior to the Effective Time shall remain attached to the Converted Entity upon the Effective Time, and may be enforced against the Converted Entity to the same extent as if said debts, liabilities and duties had originally been incurred or contracted by the Converted Entity in its capacity as a corporation of the State of Delaware. The rights, privileges, powers and interests in property of the Converting Entity existing immediately prior to the Effective Time, as well as the debts, liabilities and duties of the Converting Entity existing immediately prior to the Effective Time, shall not be deemed, as a consequence of the Conversion, to have been transferred to the Converted Entity upon the Effective Time for any purpose of the laws of the State of Delaware.

(c)                                  The Conversion shall not be deemed to affect any obligations or liabilities of the Converting Entity incurred prior to the Conversion or the personal liability of any person incurred prior to the Conversion.

(d)                                 Upon the Effective Time, the name of the Converted Entity shall remain unchanged and continue to be “RestorGenex Corporation”.

(e)                                  The Converting Entity intends for the Conversion to constitute a tax-free reorganization qualifying under Section 368(a) of the Internal Revenue Code of 1986, as amended.

2.                                      Filings.  As promptly as practicable following the adoption of this Plan by the Board of Directors and the stockholders of the Converting Entity, the Converting Entity shall cause the Conversion to be effective by:

(a)                                 executing and filing (or causing the execution and filing of) Articles of Conversion pursuant to Section 92A.205 of the NRS, substantially in the form of

Exhibit A hereto (the “Nevada Articles of Conversion”), with the Secretary of State of the State of Nevada;

(b)                                 executing and filing (or causing the execution and filing of) a Certificate of Conversion pursuant to Sections 103 and 265 of the DGCL, substantially in the form of Exhibit B hereto (the “Delaware Certificate of Conversion”), with the Secretary of State of the State of Delaware; and

(c)                                  executing and filing (or causing the execution and filing of) a Certificate of Incorporation of the Converted Entity, substantially in the form of Exhibit C hereto (the “Delaware Certificate of Incorporation”), with the Secretary of State of the State of Delaware.

3.                                      Effective Time.  The Conversion shall become effective upon the last to occur of the filing of the Nevada Articles of Conversion, the Delaware Certificate of Conversion and the Delaware Certificate of Incorporation (the time of the effectiveness of the Conversion, the “Effective Time”).

4.                                      Effect of Conversion.

(a)                                 Effect on Common Stock.  Upon the Effective Time, by virtue of the Conversion and without any further action on the part of the Converting Entity or its stockholders, each share of Common Stock, $0.001 par value per share, of the Converting Entity (“Converting Entity Common Stock”) that is issued and outstanding immediately prior to the Effective Time shall convert into one validly issued, fully paid and nonassessable share of Common Stock, $0.001 par value per share, of the Converted Entity (“Converted Entity Common Stock”).

(b)                                 Effect on Outstanding Stock Options.  Upon the Effective Time, by virtue of the Conversion and without any further action on the part of the Converting Entity or its stockholders, each option to acquire shares of Converting Entity Common Stock outstanding immediately prior to the Effective Time shall convert into an equivalent option to acquire, upon the same terms and conditions (including the vesting schedule and exercise price per share applicable to each such option) as were in effect immediately prior to the Effective Time, the same number of shares of Converted Entity Common Stock.

(c)                                  Effect on Outstanding Warrants or Other Rights.  Upon the Effective Time, by virtue of the Conversion and without any further action on the part of the Converting Entity or its stockholders, each warrant or other right to acquire shares of Converting Entity Common Stock outstanding immediately prior to the Effective Time shall convert into an equivalent warrant or other right to acquire, upon the same terms and conditions (including the vesting schedule and exercise price per share applicable to each such warrant or other right) as were in effect immediately prior to the Effective Time, the same number of shares of Converted Entity Common Stock.

(d)                                 Effect on Stock Certificates.  All of the outstanding certificates representing shares of Converting Entity Common Stock immediately prior to the Effective Time shall be deemed for all purposes to continue to evidence ownership of and to represent the same number of shares of Converted Entity Common Stock.

(e)                                  Effect on Employee Benefit, Equity Incentive or Other Similar Plans.  Upon the Effective Time, by virtue of the Conversion and without any further action on the part of the Converting Entity or its stockholders, each employee benefit plan, equity incentive plan or other similar plan to which the Converting Entity is a party shall continue to be a plan of the Converted Entity. To the extent that any such plan provides for the issuance of Converting Entity Common Stock, upon the Effective Time, such plan shall be deemed to provide for the issuance of Converted Entity Common Stock.

(f)                                   Effect of Conversion on Directors and Officers.  Upon the Effective Time, by virtue of the Conversion and without any further action on the part of the Converting Entity or its stockholders, the members of the Board of Directors and the officers of the Converting Entity holding their respective offices in the Converting Entity existing immediately prior to the Effective Time shall continue in their respective offices as members of the Board of Directors and officers, respectively, of the Converted Entity.

5.                                      Further Assurances.  If, at any time after the Effective Time, the Converted Entity shall determine or be advised that any deeds, bills of sale, assignments, agreements, documents or assurances or any other acts or things are necessary, desirable or proper, consistent with the terms of this Plan, (a) to vest, perfect or confirm, of record or otherwise, in the Converted Entity its right, title or interest in, to or under any of the rights, privileges, immunities, powers, purposes, franchises, properties or assets of the Converting Entity existing immediately prior to the Effective Time, or (b) to otherwise carry out the purposes of this Plan, the Converted Entity and its officers and directors (or their designees), are hereby authorized to solicit in the name of the Converted Entity any third-party consents or other documents required to be delivered by any third party, to execute and deliver, in the name and on behalf of the Converted Entity, all such deeds, bills of sale, assignments, agreements, documents and assurances and do, in the name and on behalf of the Converted Entity, all such other acts and things necessary, desirable or proper to vest, perfect or confirm its right, title or interest in, to or under any of the rights, privileges, immunities, powers, purposes, franchises, properties or assets of the Converting Entity existing immediately prior to the Effective Time and otherwise to carry out the purposes of this Plan.

6.                                      Delaware Bylaws.  Upon the Effective Time, the bylaws of the Converted Entity shall be the Bylaws of RestorGenex Corporation, substantially in the form of Exhibit D hereto.

7.                                      Delaware Indemnification Agreements.  As promptly as practicable following the Effective Time, the Converted Entity shall enter into an Indemnification Agreement substantially in the form of Exhibit E hereto with each member of the Board of Directors of the Converted Entity and each executive officer of the Converted Entity.

8.                                      Copy of Plan of Conversion.  After the Conversion, a copy of this Plan will be kept on file at the offices of the Converted Entity, and any stockholder of the Converted Entity (or former stockholder of the Converting Entity) may request a copy of this Plan at no charge at any time.

9.                                      Termination.  At any time prior to the Effective Time, this Plan may be terminated and the transactions contemplated hereby may be abandoned by action of the Board of Directors of the Converting Entity if, in the opinion of the Board of Directors of the Converting Entity, such action would be in the best interests of the Converting Entity and its stockholders. In the event of termination of this Plan, this Plan shall become void and of no further force or effect

10.                               Third-Party Beneficiaries.  This Plan shall not confer any rights or remedies upon any person other than as expressly provided herein.

11.                               Severability.  Whenever possible, each provision of this Plan will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Plan is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Plan.

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IN WITNESS WHEREOF, the undersigned hereby causes this Plan to be duly executed as of the date hereof.

RESTORGENEX CORPORATION
a Nevada corporation

By:
Stephen M. Simes
Its:	Chief Executive Officer

Appendix B

BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov * 140304* Articles of Conversion (PURSUANT TO NRS 92A.205) Page 1 USE BLACK INK ONLY - DO NOT HIGHLIGHT ABOVE SPACE IS FOR OFFICE USE ONLY PLEASE NOTE: The charter document for the resulting entity must be submitted/filed simultaneously with the articles of conversion. Articles of Conversion (Pursuant to NRS 92A.205) 1. Name and jurisdiction of organization of constituent entity and resulting entity: RestorGenex Corporation | Name of constituent entity Nevada | Corporation | Jurisdiction Entity type * and, RestorGenex Corporation | Name of resulting entity Delaware | Corporation Jurisdiction Entity type * 2. A plan of conversion has been adopted by the constituent entity in compliance with the law of the jurisdiction governing the constituent entity. 3. Location of plan of conversion: (check one) X The entire plan of conversion is attached to these articles. The complete executed plan of conversion is on file at the registered office or principal place of business of the resulting entity. The complete executed plan of conversion for the resulting domestic limited partnership is on file at the records office required by NRS 88.330. * corporation, limited partnership, limited-liability limited partnership, limited-liability company or business trust . This form must be accompanied by appropriate fees. B-1 Nevada Secretary of State 92A Conversion Page 1 Revised: 1-5-15

 BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov Articles of Conversion (PURSUANT TO NRS 92A.205) Page 2 USE BLACK INK ONLY - DO NOT HIGHLIGHT ABOVE SPACE IS FOR OFFICE USE ONLY 4. Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the resulting entity in the conversion): Attn: RestorGenex Corporation | National Corporate Research, Ltd. 615 South Dupont Hwy. Dover, Delaware 19901 5. Effective date and time of filing: (optional) (must not be later than 90 days after the certificate is filed) Date: | Time: | 6. Signatures - must be signed by: 1. If constituent entity is a Nevada entity: an officer of each Nevada corporation; all general partners of each Nevada limited partnership or limited-liability limited partnership; a manager of each Nevada limited-liability company with managers or one member if there are no managers; a trustee of each Nevada business trust; a managing partner of a Nevada limited-liability partnership (a.k.a. general partnership governed by NRS chapter 87). 2. If constituent entity is a foreign entity: must be signed by the constituent entity in the manner provided by the law governing it. RestorGenex Corporation Name of constituent entity X Signature Title Date * Pursuant to NRS 92A.205(4) if the conversion takes effect on a later date specified in the articles of conversion pursuant to NRS 92A.240, the constituent document filed with the Secretary of State pursuant to paragraph (b) subsection 1 must state the name and the jurisdiction of the constituent entity and that the existence of the resulting entity does not begin until the later date. This statement must be included within the resulting entity’s articles. FILING FEE: $350.00 IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected. This form must be accompanied by appropriate fees. B-2 Nevada Secretary of State 92A Conversion Page 2 Revised: 1-5-15

Appendix C

STATE OF DELAWARE

CERTIFICATE OF CONVERSION

FROM A NON-DELAWARE CORPORATION

TO A DELAWARE CORPORATION

PURSUANT TO SECTION 265 OF THE

DELAWARE GENERAL CORPORATION LAW

FIRST:  The jurisdiction where the Non-Delaware Corporation first formed is Nevada.

SECOND: The jurisdiction immediately prior to filing this Certificate is Nevada.

THIRD:  The date the Non-Delaware Corporation first formed is January 10, 1995.

FOURTH: The name of the Non-Delaware Corporation immediately prior to filing this Certificate is RestorGenex Corporation.

FIFTH: The name of the Corporation as set forth in the Certificate of Incorporation is RestorGenex Corporation.

IN WITNESS WHEREOF, the undersigned being duly authorized to sign on behalf of the converting Non-Delaware Corporation have executed this Certificate on the          day of June, A.D. 2015.

RESTORGENEX CORPORATION
a Nevada corporation

By:
Stephen M. Simes
Its:	Chief Executive Officer

C-1

Appendix D

CERTIFICATE OF INCORPORATION
OF
RESTORGENEX CORPORATION

ARTICLE I
NAME

The name of the corporation is RestorGenex Corporation (the “Corporation”).

ARTICLE II
REGISTERED OFFICE AND AGENT

The address of the registered office of the Corporation in the State of Delaware is 615 South Dupont Hwy., in the City of Dover, Zip Code of 19901, County of Kent.  The name of the registered agent of the Corporation at that address is National Corporate Research, Ltd.

ARTICLE III
PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware (“DGCL”).

ARTICLE IV
CAPITAL STOCK

A.                                    The total number of shares of common stock which the Corporation shall have authority to issue is 1,000,000,000, at a par value of $0.001 per share (“Common Stock”), and the total number of shares of preferred stock which the Corporation shall have authority to issue is 5,000,000, at a par value of $0.001 per share (“Preferred Stock”).

1.                                      Common Stock. All preferences, voting powers, relative, participating, optional or other special rights and privileges, and qualifications, limitations, or restrictions of the Common Stock are expressly made subject and subordinate to those that may be fixed with respect to any shares of the Preferred Stock. Except as otherwise required by law or this Certificate of Incorporation, each share of Common Stock shall entitle the holder thereof to one (1) vote, in person or by proxy, on each matter submitted to a vote of stockholders of the Corporation. Subject to the preferential rights of the Preferred Stock, the holders of shares of Common Stock shall be entitled to receive, when and if declared by the Board of Directors, out of the assets of the Corporation which are by law available therefor, dividends payable either in cash, in property or in shares of capital stock. In the event of any dissolution, liquidation or winding up of the affairs of the Corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of the Preferred Stock, holders of Common Stock shall be entitled, unless otherwise provided by law or this Certificate of Incorporation, to receive all of the remaining assets of the Corporation of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of Common Stock held by them respectively.

2.                                      Preferred Stock. The Preferred Stock may be issued from time to time in one or more series, as determined by the Board of Directors of the Corporation (the “Board of Directors”). The Board of Directors is expressly authorized to provide for the issue, in one or more series, of all or any of the remaining shares of Preferred Stock and, in the resolution or resolutions providing for such issue, to establish for each such series the number of its shares, the voting powers, full or limited, of the shares of such series, or that such shares shall have no voting powers, and the designations, preferences and relative, participating, optional or other special rights, if any, of the shares of such series, and any qualifications, limitations or restrictions thereof. The powers, preferences and relative, participating, optional and other special rights of each series of preferred stock and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.  The Board of Directors is further expressly authorized to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any series, the number of which was fixed by it, subsequent to the issuance of shares of such series then outstanding, subject to the powers, preferences and rights, and the qualifications, limitations and restrictions thereof stated in this Certificate of Incorporation or the resolution of the Board of Directors originally fixing the number of shares of such series. If the number of shares of any series is so decreased, then the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

ARTICLE V
EXCULPATION AND INDEMNIFICATION

A.                                    Limitation of Liability.  A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as it presently exists or may hereafter be amended.  Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right arising prior to the time of such amendment, modification or repeal.

B.                                    Right of Indemnification.  The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director, officer, employee or agent of the Corporation or, while a director, officer, employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Covered Person.  Notwithstanding the preceding sentence, except as otherwise provided in section D of this Article V, the Corporation shall not be required to indemnify a Covered Person in connection with a Proceeding (or part thereof) commenced by such Covered Person unless the commencement of such Proceeding (or part thereof) by the Covered Person was authorized in the specific case by the Board of Directors.

C.                                    Prepayment of Expenses.  The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by a Covered Person in defending any Proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this Article V or otherwise.

D.                                    Claims.  If a claim for indemnification (following the final disposition of the Proceeding with respect to which indemnification is sought, including any settlement of such Proceeding) or advancement of expenses under this Article V is not paid in full within thirty (30) days after a written claim therefor by the Covered Person has been received by the Corporation, the Covered Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim to the fullest extent permitted by applicable law.  In any such action the Corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under this Article V and applicable law.

E.                                     Non-Exclusivity of Rights.  The rights conferred on any Covered Person by this Article V shall not be exclusive of any other rights which such Covered Person may have or hereafter acquire under any statute, any other provision of this Certificate of Incorporation, the Bylaws of the Corporation, or any agreement, vote of stockholders or disinterested directors or otherwise.

F.                                      Insurance.  The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under this Article V, the DGCL or otherwise.

G.                                    Amendment or Repeal.  Any right to indemnification or to advancement of expenses of any Covered Person arising hereunder shall not be eliminated or impaired by an amendment to or repeal of this Article V after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought.

H.                                   Other Indemnification and Advancement of Expenses.  This Article V shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.

ARTICLE VI
MANAGEMENT

For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

A.                                    The management of the business and the conduct of the affairs of the Corporation shall be vested in the Board of Directors.  The Board of Directors shall fix the number of directors that constitute the whole Board of Directors in the manner provided in the Bylaws of the Corporation, subject to any restrictions that may be set forth in this Certificate of Incorporation.

B.                                    In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly empowered to adopt, amend or repeal the Bylaws of the Corporation or adopt new Bylaws of the Corporation without any action on the part of the stockholders.  Any adoption, amendment or repeal of the Bylaws of the Corporation by the Board of Directors shall require the approval of a majority of the directors then in office.  The stockholders of the Corporation shall also have the power to adopt, amend or repeal the Bylaws of the Corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of the Bylaws of the Corporation.

C.                                    The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the DGCL, and all rights conferred upon stockholders herein are granted subject to this reservation.

ARTICLE VII
STOCKHOLDER MEETINGS

Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide.  Elections of directors need not be by written ballot unless and except to the extent that the Bylaws of the Corporation so provide.  Any action required to or which may be taken at a meeting of stockholders of the corporation may be taken without a meeting if authorized by a writing signed by all of the holders of shares who would be entitled to vote upon the action at a meeting for such purpose.

ARTICLE VIII

INCORPORATOR

The name and mailing address of the incorporator of the Corporation are as follows:

Amy E. Culbert

Oppenheimer Wolff & Donnelly LLP

Campbell Mithun Tower, Suite 2000

222 South Ninth Street

Minneapolis, MN 55402

The undersigned, being the incorporator named above, for the purpose of forming a corporation pursuant to the DGCL, does hereby make this Certificate of Incorporation, hereby acknowledging, declaring and certifying that the foregoing Certificate of Incorporation is the undersigned’s act and deed and the facts herein stated are true, and accordingly has hereunto set the undersigned’s hand this [          ] day of [                          ], 2015.

INCORPORATOR:

Amy E. Culbert

Appendix E

BYLAWS
OF
RESTORGENEX CORPORATION

ARTICLE I
OFFICES

1.1                               Registered Office.  The address of the registered office of RestorGenex Corporation (the “Corporation”) in the State of Delaware shall be 615 South Dupont Hwy., Dover, Kent County, Delaware 19901.  The name of the registered agent of the Corporation at that address is National Corporate Research, Ltd.

1.2                               Other Offices.  The Corporation may have other offices, both within and without the State of Delaware, as the Board of Directors of the Corporation (the “Board of Directors”), from time to time shall determine or the business of the Corporation may require.

ARTICLE II
STOCKHOLDERS’ MEETINGS

2.1                               Place of Meetings.  Meetings of the stockholders of the Corporation may be held at any place, either within or without the State of Delaware, as may be determined from time to time by the Board of Directors.  The Board of Directors may, in its sole discretion, determine that a meeting of stockholders hall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the General Corporation Law of the State of Delaware (as amended from time to time, the “DGCL”).  In the absence of any such designation or determination, meetings of the stockholders of the Corporation shall be held at the Corporation’s principal executive office.

2.2                               Annual Meetings.

(a)                                 The annual meeting of the stockholders of the Corporation, for the purpose of election of directors and for such other business as may lawfully come before it, shall be held on such date and at such time as may be designated from time to time by the Board of Directors.  Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders: (i) pursuant to the Corporation’s notice with respect to such meeting; (ii) by or at the direction of the Board of Directors; or (iii) by any stockholder of the Corporation who was a stockholder of record at the time of giving the stockholder’s notice provided for in the following subsection (b), who is entitled to vote at the meeting and who complied with the notice procedures set forth below in this Section 2.2.

(b)                                 At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting.  For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to Section 2.2(a)(iii) above, (i) the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation, (ii) such other business must be a proper matter for stockholder action under the DGCL, and (iii) if the stockholder, or the beneficial owner on whose behalf any such proposal or nomination is made, has provided the Corporation with a Solicitation Notice (as defined below in Section 2.2(d)(iii)(C)(2)), such stockholder or beneficial owner must, in the case of a proposal, have delivered a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s voting shares required under applicable law or the Corporation’s Certificate of Incorporation (as the same may be amended and/or restated from time to time, the “Certificate of Incorporation”)  or these Bylaws (as the same may be amended and/or restated from time to time, the “Bylaws”) to carry any such proposal, or, in the case of a nomination or nominations, have delivered a proxy statement and form of proxy to holders of a percentage of the Corporation’s voting shares reasonably believed by such stockholder or beneficial owner to be sufficient to elect the nominee or nominees proposed to be nominated by such stockholder, and must, in either case, have included in such materials the Solicitation Notice.

(c)                                  To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day, nor earlier than the close of business on the one hundred twentieth (120th) day, prior to the first anniversary of the date of the proxy statement delivered to stockholders in connection with the preceding year’s annual meeting; provided, however, that in the event (i) the date of the annual meeting is advanced more than thirty (30) days prior to or delayed by more than thirty (30) days after the anniversary of the preceding year’s annual meeting, (ii) no proxy statement was delivered to stockholders in connection with the preceding year’s annual meeting, or (iii) the Corporation did not hold an annual meeting in the preceding year, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the ninetieth (90th) day prior to such annual meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above.

(d)                                 Such stockholder’s notice shall set forth:

(i)                                     as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (as amended from time to time, the “1934 Act”) (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected);

(ii)                                  as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and

(iii)                               as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made:

(A)                               the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner;

(B)                               (1) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner; (2) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder and such beneficial owner and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation; (3) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder has a right to vote any shares of any security of the Corporation; (4) any short interest in any security of the Corporation (for purposes of this Bylaw a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security) held directly or indirectly by such stockholder and such beneficial owner; (5) any rights to dividends on the shares of the Corporation owned beneficially and of record by such stockholder and such beneficial owner that are separated or separable from the underlying shares of the Corporation; (6) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder or such beneficial owner is a general partner or, directly or indirectly, beneficially owns an interest in a general partner; and (7) any performance-related fees (other than an asset-based fee) that such stockholder or such beneficial owner is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, in each case including without limitation any such interests held by members of such stockholder’s or such beneficial owner’s immediate family sharing the same household (which information shall be supplemented by such stockholder and beneficial owner, if any, not later than ten (10) days after the record date for the meeting to disclose such ownership as of the record date);

(C)                               any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the 1934 Act and the rules and regulations promulgated thereunder, including without limitation:

(1)                                 a description of all arrangements or understandings between the stockholder or beneficial owner and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder; and

(2)                                 whether either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of the proposal, at least the percentage of the Corporation’s voting shares required under applicable law or the Certificate of Incorporation or these Bylaws to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of the Corporation’s voting shares to elect such nominee or nominees (an affirmative statement of such intent, a “Solicitation Notice”).

(e)                                  Notwithstanding anything in Section 2.2(c) of these Bylaws to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least seventy (70) days prior to the first anniversary of the preceding year’s annual meeting (or, if the annual meeting is held more than thirty (30) days before or thirty (30) days after such anniversary date, at least seventy (70) days prior to such annual meeting) a stockholder’s notice required by this Section 2.2 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

(f)                                   Only such persons who are nominated in accordance with the procedures set forth in this Section 2.2 shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.2.  Except as otherwise provided by law, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made, or proposed, as the case may be, in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws, to declare that such defective proposal or nomination shall not be presented for stockholder action at the meeting and shall be disregarded.

(g)                                  Notwithstanding the foregoing provisions of this Section 2.2, in order to include information with respect to a stockholder proposal in the proxy statement and form of proxy for a stockholders’ meeting, stockholders must provide notice as required by the regulations promulgated under the 1934 Act. Nothing in these Bylaws shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the 1934 Act.

(h)                                 For purposes of these Bylaws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press, PR Newswire, Reuters or comparable national news service or in a document publicly filed by the Corporation with the U.S. Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the 1934 Act.

2.3                               Special Meetings.

(a)                                 Unless otherwise provided in the Certificate of Incorporation, special meetings of the stockholders of the Corporation may be called, for any purpose or purposes, only by (i) the Chairman of the Board of Directors, (ii) the Chief Executive Officer, or (iii) the Board of Directors pursuant to a resolution adopted by a majority of the directors then in office, and shall be held at such place, on such date and at such time as determined by the Board of Directors.

(b)                                 If a special meeting is properly called by any person or persons other than the Board of Directors, the request shall be in writing, specifying the general nature of the business proposed to be transacted, and shall be delivered personally or sent by certified or registered mail, return receipt requested, to the Secretary of the Corporation.  No business may be transacted at such special meeting otherwise than specified in such notice.  The Board of Directors shall determine the time and place of such special meeting, which shall be held not less than thirty-five (35) nor more than one hundred twenty (120) days after the date of the receipt of the request.  Upon determination of the time and place of the meeting, the Secretary shall cause notice to be given to the stockholders entitled to vote, in accordance with the provisions of Section 2.4 of these Bylaws.  Nothing contained in this subsection (b) shall be construed as limiting, fixing or affecting the time when a meeting of stockholders called by action of the Board of Directors may be held.

(c)                                  Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation who is a stockholder of record at the time of giving notice provided for in these Bylaws who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.3(c).  In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice otherwise required by Section 2.2 of these Bylaws shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.  In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a stockholder’s notice as described above.

(d)                                 Unless the Certificate of Incorporation provides otherwise, any special meeting of the stockholders may be cancelled by resolution duly adopted by a majority of the directors then in office upon public notice given prior to the date previously scheduled for such meeting of stockholders.

2.4                               Notice of Meetings.  Except as otherwise provided by law, notice, given in writing or by electronic transmission, of each meeting of stockholders shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting.  Such notice shall specify the place, date and hour of the meeting, the means of remote communication(s), if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting (as authorized by the Board of Directors in its sole discretion pursuant to Section 211(a)(2) of the DGCL), the record date for determining the stockholders entitled to vote at the meeting if such date is different from the record date for determining stockholders entitled to notice of the meeting, and, in the case of a special meeting, the purpose or purposes of the meeting.  Notice of any meeting of stockholders, if mailed, is given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation and otherwise is given when delivered.  Notice of the time, place, and purpose of any meeting of stockholders may be waived in writing, signed by the person entitled to notice thereof, or by electronic transmission by such person, either before or after such meeting, and will be waived by any stockholder by his or her attendance thereat in person or by proxy, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Any stockholder so waiving notice of such meeting shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given.  Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the stockholders need be specified in any written waiver of notice or any waiver by electronic transmission.

2.5                               Determination of Stockholders of Record.

(a)                                 In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting.  If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination.  If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting.

(b)                                 In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by the DGCL, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by the DGCL, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

2.6                               Quorum.  At all meetings of the stockholders, except where otherwise provided by law, the Certificate of Incorporation or these Bylaws, the presence, in person or by proxy duly authorized, of the holders of a majority of the outstanding shares of stock entitled to vote shall constitute a quorum for the transaction of business.  In the absence of a quorum, any meeting of stockholders may be adjourned, from time to time, either by the chairman of the meeting or by vote of the holders of a majority of the shares represented thereat, but no other business shall be transacted at such meeting.  The stockholders present at a duly called or convened meeting, at which a quorum is present, may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.  Where a separate vote by a class or series or classes or series is required, except where otherwise provided by law or by the Certificate of Incorporation or these Bylaws, a majority of the outstanding shares of such class or series or classes or series, present in person or represented by proxy duly authorized, shall constitute a quorum entitled to take action with respect to that vote on that matter.

2.7                               Adjournment and Notice of Adjourned Meetings.  Any meeting of stockholders, whether annual or special, may be adjourned from time to time either by the chairman of the meeting or by the vote of a majority of the shares present in person or represented by proxy at the meeting.  When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof, and the means of remote communication(s), if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting (as authorized by the Board of Directors in its sole discretion pursuant to Section 211(a)(2) of the DGCL), are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting.  If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix a new record date for notice of such adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.

2.8                               Voting.  Except as otherwise provided by law or by the Certificate of Incorporation or these Bylaws, in all matters other than the election of directors, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote generally on the subject matter shall be the act of the stockholders.  Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote generally on the election of directors.  Where a separate vote by a class or series or classes or series is required, except where otherwise provided by law or by the Certificate of Incorporation or these Bylaws, the affirmative vote of the majority (plurality, in the case of the election of directors) of shares of such class or series or classes or series present in person or represented by proxy at the meeting shall be the act of such class or series or classes or series.

2.9                               Voting Rights.  For the purpose of determining those stockholders entitled to vote at any meeting of the stockholders, except as otherwise provided by law, only persons in whose names shares stand on the stock records of the Corporation on the record date, as provided in Section 6.5 of these Bylaws, shall be entitled to vote at any meeting of stockholders.  Every person entitled to vote shall have the right to do so either in person or by an agent or agents authorized by a proxy granted in accordance with the DGCL.  An agent so appointed need not be a stockholder.  No proxy shall be voted after three (3) years from its date of creation unless the proxy provides for a longer period.

2.10                        Joint Owners of Stock.  If shares or other securities having voting power stand of record in the names of two (2) or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety, or otherwise, or if two (2) or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect: (a) if only one (1) votes, his or her act binds all; (b) if more than one (1) votes, the act of the majority so voting binds all; (c) if more than one (1) votes, but the vote is evenly split on any particular matter, each faction may vote the securities in question proportionally, or may apply to the Delaware Court of Chancery for relief as provided in Section 217(b) of the DGCL.  If the instrument filed with the Secretary shows that any such tenancy is held in unequal interests, a majority or even-split for the purpose of clauses (b) and (c) shall be a majority or even-split in interest.

2.11                        List of Stockholders.  The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting (provided, however, that if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting date), arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder.  Nothing contained in this Section 2.11 shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting, (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the principal place of business of the Corporation.  In the event the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation.  If the meeting is to be held at a place, then a list of stockholders entitled to vote at the meeting shall be produced and kept at the time and place of the meeting during the whole time thereof and may be examined by any stockholder of the Corporation who is present. If the meeting is to be held solely by means of remote communication, then such list shall also be open to the examination of any stockholder of the Corporation during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

2.12                        Action Without Meeting.

(a)                                 Any action to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action to be so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered (by hand or by certified or registered mail, return receipt requested) to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of the stockholders are recorded.

(b)                                 Every written consent shall bear the date of signature of each stockholder who signs the consent, and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated consent delivered in the manner required by this Section 2.11, written consents signed by a sufficient number of holders to take action are delivered to the Corporation as aforesaid.

Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. Any person executing a consent may provide, whether through instruction to an agent or otherwise, that such a consent will be effective at a future time (including a time determined upon the happening of an event), no later than 60 days after such instruction is given or such provision is made, and, if evidence of such instruction or provision is provided to the Corporation, such later effective time shall serve as the date of signature. Unless otherwise provided, any such consent shall be revocable prior to its becoming effective.

(c)                                  Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

(d)                                 Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall, to the extent required by applicable law, be given to those stockholders who have not consented in writing, and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the Corporation.

2.13                        Organization.

(a)                                 At every meeting of stockholders, (i) the Chairman of the Board of Directors or, if a Chairman of the Board of Directors has not been appointed or is absent, (ii) the Vice Chairman of the Board of Directors, if any, or, if the Vice Chairman of the Board of Directors is absent or there is no Vice Chairman of the Board of Directors, (iii) the Chief Executive Officer or, if the Chief Executive Officer is absent, (iv) such person as the Chairman of the Board of Directors shall appoint or, if such Chairman has not been appointed, (v) any officer of the Corporation chosen by the Board of Directors, shall act as chairman of the meeting.  The Secretary, or in the absence of the Secretary an Assistant Secretary, shall act as secretary of the meeting, but in the absence of the Secretary and any Assistant Secretary the chairman of the meeting may appoint any person to act as secretary of the meeting.

(b)                                 The Board of Directors, in advance of any meeting of stockholders, may, and shall if required by law, appoint one (1) or more inspector(s), who may include individual(s) who serve the Corporation in other capacities, including without limitation as officers, employees or agents, to act at the meeting of stockholders and make a written report thereof.  The Board of Directors may designate one (1) or more persons as alternate inspector(s) to replace any inspector who fails to act. If no inspector or alternate has been appointed or is able to act at a meeting of stockholders, the chairman of the meeting shall appoint one (1) or more inspector(s) to act at the meeting.  Each inspector, before discharging his or her duties, shall take and sign an oath to faithfully execute the duties of inspector with strict impartiality and according to the best of his or her ability.  The inspector(s) or alternate(s) shall have the duties prescribed pursuant to Section 231 of the DGCL or other applicable law.

(c)                                  The Board of Directors of the Corporation shall be entitled to make such rules or regulations for the conduct of meetings of the stockholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board of Directors, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in such meeting to stockholders of record of the Corporation and their duly authorized and constituted proxies and such other persons as the chairman shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting on matters which are to be voted on by ballot.  The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of the stockholders shall not be required to be held in accordance with rules of parliamentary procedure.

2.14                        Postponement and Cancellation of Meeting.  Any previously scheduled annual or special meeting of stockholders may be postponed, and any previously scheduled annual or special meeting of stockholders may be cancelled, by resolution of the Board of Directors upon public notice given prior to the time previously scheduled for such meeting.

ARTICLE III
DIRECTORS

3.1                               General Powers.  The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, except as may be otherwise provided in the DGCL or in the Certificate of Incorporation. The Board of Directors may adopt such rules and procedures, not inconsistent with the Certificate of Incorporation, these Bylaws or applicable law, as it may deem proper for the conduct of its meetings and the management of the Corporation, except as may be otherwise provided by the DGCL or by the Certificate of Incorporation.

3.2                               Number, Term of Office and Qualifications.  The Board of Directors shall consist of one or more members, the number thereof to be determined from time to time by resolution of the Board of Directors. Each director shall hold office until a successor is duly elected and qualified or until the director’s earlier death, resignation, disqualification or removal. Directors shall be natural persons, but need not be stockholders of the Corporation unless otherwise required by the Certificate of Incorporation.

3.3                               Vacancies.  Unless otherwise provided in the Certificate of Incorporation and subject to the rights of the holders of any series of preferred stock then outstanding, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by stockholders, be filled only by the affirmative vote of a majority of the directors then in office, even if less than a quorum of the Board of Directors.  Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director’s successor shall have been elected and qualified.

3.4                               Resignation.  Any director may resign at any time by delivering his or her notice in writing or by electronic transmission to the Secretary, such resignation to specify whether it will be effective at a particular time, upon receipt by the Secretary or at the pleasure of the Board of Directors.  If no such specification is made, it shall be deemed effective at the pleasure of the Board of Directors. Verbal resignation shall not be deemed effective until confirmed by the director in writing or by electronic transmission to the Secretary.  When one or more directors shall resign from the Board of Directors effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office for the unexpired portion of the term of the director whose place shall be vacated and until his or her successor shall have been duly elected and qualified.

3.5                               Removal.  Subject to the Certificate of Incorporation, any director or the entire Board of Directors may be removed, with or without cause, by the affirmative vote of the holders of a majority of the voting power of all of then outstanding shares of capital stock of the Corporation then entitled to vote in the election of directors, voting together as a single class. No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director’s term of office.

3.6                               Meetings.

(a)                                 Unless otherwise restricted by the Certificate of Incorporation, regular meetings of the Board of Directors may be held at any time or date and at any place within or without the State of Delaware which has been designated by the Board of Directors and publicized among all directors, either orally or in writing, by telephone, including a voice-messaging system or other system designed to record and communicate messages, facsimile, telegraph or telex, or by electronic mail or other electronic means. No further notice shall be required for regular meetings of the Board of Directors.

(b)                                 Unless otherwise restricted by the Certificate of Incorporation, special meetings of the Board of Directors may be held at any time and place within or without the State of Delaware whenever called by the Chairman of the Board of Directors, the Chief Executive Officer, or a majority of the directors then in office.

(c)                                  Any member of the Board of Directors, or of any committee thereof, may participate in a meeting by means of conference telephone or other communications equipment pursuant to which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

(d)                                 Notice of the time and place of all special meetings of the Board of Directors shall be given to each director (i) by giving notice to such director in person or by telephone, including a voice messaging system or other system designed to record and communicate messages, during normal business hours, at least twenty-four (24) hours before the meeting, (ii) by sending a telegram or delivering notice by facsimile transmission, by electronic mail or by hand, to such director at his or her last known business or home address, during normal business hours, at least twenty-four (24) hours before the meeting, or (iii) by mailing notice, via first class United States mail, to such director at his or her last known business or home address at least three (3) days in advance of the meeting.  Notice of any meeting may be waived in writing, or by electronic transmission, at any time before or after the meeting and will be waived by any director by attendance thereat, except when the director attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Notice of a special meeting of the Board of Directors need not specify the purpose of the meeting.

(e)                                  The transaction of all business at any meeting of the Board of Directors, or any committee thereof, however called or noticed, or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present and if, either before or after the meeting, each of the directors not present who did not receive notice shall sign a written waiver of notice or shall waive notice by electronic transmission.  All such waivers shall be filed with the corporate records or made a part of the minutes of the meeting.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in any written waiver of notice or any waiver by electronic transmission.

3.7                               Quorum and Voting.

(a)                                 Unless the Certificate of Incorporation requires a greater number, a quorum of the Board of Directors shall consist of a majority of the directors then in office.  At any meeting whether a quorum be present or otherwise, a majority of the directors present may adjourn from time to time until the time fixed for the next regular meeting of the Board of Directors, without notice other than by announcement at the meeting.

(b)                                 At each meeting of the Board of Directors at which a quorum is present, all questions and business shall be determined by the affirmative vote of a majority of the directors present at the meeting, unless a different vote be required by law, the Certificate of Incorporation or these Bylaws.

3.8                               Action Without Meeting.  Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and such writing or writings or transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee.  Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form. Any person (whether or not then a director) may provide, whether through instruction to an agent or otherwise, that a consent to action will be effective at a future time (including a time determined upon the happening of an event), no later than 60 days after such instruction is given or such provision is made and such consent shall be deemed to have been given at such effective time so long as such person is then a director and did not revoke the consent prior to such time. Any such consent shall be revocable prior to its becoming effective.

3.9                               Fees and Compensation.  Directors shall be entitled to such compensation for their services as may be approved by the Board of Directors, or any committee thereof, including, if so approved by resolution of the Board of Directors or such committee, a fixed sum and expenses of attendance, if any, for attendance at each regular or special meeting of the Board of Directors and at any meeting of a committee of the Board of Directors.  Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent, employee, or otherwise and receiving compensation therefor.

3.10                        Committees.

(a)                                 The Board of Directors may, from time to time, appoint such committees as may be permitted by law. Such committees appointed by the Board of Directors shall consist of one (1) or more members of the Board of Directors and shall have such powers and perform such duties as may be prescribed by the resolution or resolutions creating such committees, but no committee shall have the power or authority in reference to (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the DGCL to be submitted to stockholders for approval, or (ii) adopting, amending or repealing any provision of these Bylaws.

(b)                                 The Board of Directors, subject to any requirements of any outstanding series of preferred stock and the provisions of subsections (a) and (b) of this Section 3.10, may at any time increase or decrease the number of members of a committee or terminate the existence of a committee.  The membership of a committee member shall terminate on the date of his or her death or voluntary resignation from the committee or from the Board of Directors.  The Board of Directors may at any time for any reason remove any individual committee member and the Board of Directors may fill any committee vacancy created by death, resignation, removal or increase in the number of members of the committee.  The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee, and, in addition, in the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

(c)                                  Unless the Board of Directors shall otherwise provide, regular meetings of any committee appointed pursuant to this Section 3.10 shall be held at such times and places as are determined by the Board of Directors, or by any such committee, and when notice thereof has been given to each member of such committee, no further notice of such regular meetings need be given thereafter.  Special meetings of any such committee may be held at any place which has been determined from time to time by such committee, and may be called by any director who is a member of such committee, upon notice to the members of such committee of the time and place of such special meeting given in the manner provided for the giving of notice to members of the Board of Directors of the time and place of special meetings of the Board of Directors.  Notice of any special meeting of any committee may be waived in writing at any time before or after the meeting and will be waived by any director by attendance thereat, except when the director attends such special meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Unless otherwise provided by the Board of Directors in the resolutions authorizing the creation of the committee, a majority of the members of any such committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at any meeting at which a quorum is present shall be the act of such committee.

3.11                        Organization.  At every meeting of the directors, the Chairman of the Board of Directors, or, if a Chairman of the Board of Directors has not been appointed or is absent, the Vice Chairman of the Board of Directors, or if a Vice Chairman of the Board of Directors has not been appointed or is absent, the Chief Executive Officer (if a director), or if the Chief Executive Officer is absent, or, in the absence of any such person, a chairman of the meeting chosen by a majority of the directors present, shall preside over the meeting.  The Secretary, or in the absence of the Secretary an Assistant Secretary, shall act as secretary of the meeting, but in the absence of the Secretary and any Assistant Secretary the chairman of the meeting may appoint any person to act as secretary of the meeting.

ARTICLE IV
OFFICERS

4.1                               Positions; Election and Qualification.  The officers of the Corporation shall be elected annually by the Board of Directors and shall include a President or Chief Executive Officer (“Chief Executive Officer”), a Chief Financial Officer, a Treasurer and a Secretary.  The Board of Directors, in its discretion, may also elect a Chairman (who must be a director), one or more Vice Chairmen (who must be directors) and one or more Vice Presidents, Assistant Treasurers, Assistant Secretaries and other officers. The Board of Directors may assign such additional titles to one or more of the officers as it shall deem appropriate.  Any two or more offices may be held by the same person. No officer need be a stockholder.

4.2                               Term.  Each officer of the Corporation shall hold office at the pleasure of the Board of Directors and until such officer’s successor is elected and qualified or until such officer’s earlier death, resignation or removal, subject to the rights, if any, of an officer under contract of employment.  If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors. The election or appointment of an officer shall not of itself create contract rights.

4.3                               Duties.

(a)                                 The Chairman of the Board of Directors shall, if present, preside at meetings of the Board of Directors and stockholders and exercise and perform such other powers and duties as may from time to time be assigned to him or her by the Board of Directors or as may be prescribed by these Bylaws.

(b)                                 Subject to such supervisory powers, if any, as the Board of Directors may give to the Chairman of the Board of Directors, the Chief Executive Officer shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and affairs of the Corporation and shall report directly to the Board of Directors.  All other officers, officials, employees and agents shall report directly or indirectly to the Chief Executive Officer.  The Chief Executive Officer shall see that all orders and resolutions of the Board of Directors are carried into effect.

(c)                                  In the absence or disability of the Chief Executive Officer, the Vice President(s), if any, in order of their rank as fixed by the Board of Directors or, if not ranked, a Vice President designated by the Board of Directors, shall perform all the duties of the Chief Executive Officer and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Chief Executive Officer.  The Vice President(s) shall have such other powers and perform such other duties as form time to time may be prescribed for them respectively by the Board of Directors, these Bylaws, the Chairman of the Board of Directors, the Chief Executive Officer. The Board of Directors may designate one or more Executive Vice Presidents or Senior Vice Presidents or may otherwise specify the order of seniority of the Vice Presidents.

(d)                                 The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital and retained earnings. The Chief Financial Officer shall deposit all money and other valuables in the name and to the credit of the Corporation with such depositaries as may be designated by the Board of Directors or Chief Executive Officer. The Chief Financial Officer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, shall render to the Board of Directors and Chief Executive Officer, whenever they request, an account of all of his or her transactions as Chief Financial Officer and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or these Bylaws. In lieu of any contrary resolution duly adopted by the Board of Directors, the Chief Financial Officer shall also be the Treasurer of the Corporation.

(e)                                  The Secretary shall keep or cause to be kept, at the principal executive office of the Corporation, or such other place as the Board of Directors may direct, a book of minutes of all meetings and actions of directors, committees of directors, and stockholders.  The minutes shall show the time and place of each meeting, whether regular or special (and, if special, how authorized and the notice given), the names of those present at directors’ meetings or committee meetings, the number of shares present or represented at stockholders’ meetings, and the proceedings thereof.

The Secretary shall keep, or cause to be kept, at the principal executive office of the Corporation or at the office of the Corporation’s transfer agent or registrar, as determined by resolution of the Board of Directors, a share register, or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates evidencing such shares, and the number and date of cancellation of every certificate surrendered for cancellation.

The Secretary shall give, or cause to be given, notice of all meetings of the stockholders, the Board of Directors and any committee(s) of the Board of Directors, required to be given by law or by these Bylaws. The Secretary shall keep the seal of the Corporation, if one be adopted, in safe custody and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by these Bylaws.

(f)                                   The Vice Chairman of the Board, if any, shall, in the absence of the Chairman of the Board, or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Chairman of the Board and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

(g)                                  The Assistant Secretary(ies), if any, in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the Secretary or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

(h)                                 The Assistant Treasurer(s), if any, in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Chief Financial Officer or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Chief Financial Officer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

4.4                               Delegation of Authority.  The Board of Directors may from time to time delegate the powers or duties of any officer to any other officer or agent, notwithstanding any provision hereof.

4.5                               Resignations.  Any officer may resign at any time by giving notice in writing or by electronic transmission to the Chairman of the Board, or to the Chief Executive Officer or to the Secretary.  Verbal resignation shall not be deemed effective until confirmed by the officer in writing or by electronic transmission to the Chairman of the Board, Chief Executive Officer or Secretary.  Any such resignation shall be effective when received by the person or persons to whom such notice is given, unless a later time is specified therein, in which event the resignation shall become effective at such later time.  Unless otherwise specified in such notice, the acceptance of any such resignation shall not be necessary to make it effective. Any resignation shall be without prejudice to the rights, if any, of the Corporation under any contract with the resigning officer.

4.6                               Removal.  Subject to the rights, if any, of an officer under contract of employment, any officer may be removed from office at any time, either with or without cause, by the affirmative vote of a majority of the directors in office at the time, or by the unanimous written consent of the directors in office at the time, or by any committee or superior officers upon whom such power of removal may have been conferred by the Board of Directors.

ARTICLE V
EXECUTION OF CORPORATE INSTRUMENTS AND VOTING
OF SECURITIES OWNED BY THE CORPORATION

5.1                               Execution of Corporate Instruments.  The Board of Directors may, in its discretion, determine the method and designate the signatory officer or officers, or other person or persons, to execute on behalf of the Corporation any corporate instrument or document, or to sign on behalf of the Corporation the corporate name without limitation, or to enter into contracts on behalf of the Corporation, except where otherwise provided by law or these Bylaws, and such execution or signature shall be binding upon the Corporation.

All checks and drafts drawn on banks or other depositaries on funds to the credit of the Corporation or in special accounts of the Corporation shall be signed by such person or persons as the Board of Directors shall authorize so to do.

Unless authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

5.2                               Voting of Securities Owned by the Corporation.  All stock and other securities of other Corporations owned or held by the Corporation for itself, or for other parties in any capacity, shall be voted, and all proxies with respect thereto shall be executed, by the person authorized so to do by resolution of the Board of Directors, or, in the absence of such authorization, by the Chairman of the Board of Directors, the Chief Executive Officer or any Vice President.

ARTICLE VI
SHARES OF STOCK

6.1                               Form and Execution of Certificates.  Shares of stock of the Corporation shall be represented by certificates, or shall be uncertificated. Certificates for the shares of stock of the Corporation, if any, shall be in such form as is consistent with the Certificate of Incorporation and applicable law.  Every holder of stock represented by certificate shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman of the Board of Directors, or the Chief Executive Officer or any Vice President and by the Treasurer or Assistant Treasurer or the Secretary or Assistant Secretary, certifying the number of shares owned by him or her in the Corporation.  Any or all of the signatures on the certificate may be facsimiles.  In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued with the same effect as if he or she were such officer, transfer agent, or registrar at the date of issue.

6.2                               Transfers of Stock. Transfers of record of shares of stock of the Corporation shall be made only upon its books by the holders thereof, in person or by attorney duly authorized, and, in the case of stock represented by certificate, upon the surrender of a properly endorsed certificate or certificates for a like number of shares. To the extent designated by the Chief Executive Officer or any Vice President or the Treasurer of the Corporation, the Corporation may recognize the transfer of fractional uncertificated shares, but shall not otherwise be required to recognize the transfer of fractional shares.  The Corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the Corporation to restrict the transfer of shares of stock of the Corporation of any one or more classes owned by such stockholders in any manner not prohibited by the DGCL.

6.3                               Transfer Agents and Registrars.   The Board of Directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars.

6.4                               Lost, Stolen or Destroyed Certificates.  A new certificate or certificates or uncertificated shares shall be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed.  The Corporation may require, as a condition precedent to the issuance of a new certificate or certificates or uncertificated shares, the owner of such lost, stolen or destroyed certificate or certificates, or the owner’s legal representative, to agree to indemnify the Corporation in such manner as it shall require or to give the Corporation a surety bond in such form and amount as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

6.5                               Fixing Record Dates.

(a)                                 In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the determination of stockholders entitled to vote at the adjourned meeting and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for the determination of stockholders entitled to vote therewith at the adjourned meeting.

(b)                                 In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting: (i) when no prior action by the Board of Directors is required by law, the record date for such purpose shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery (by hand, or by certified or registered mail, return receipt requested) to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of the stockholders are recorded and (ii) if prior action by the Board of Directors is required by law, the record date for such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

(c)                                  In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

6.6                               Registered Stockholders.  The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, except as otherwise provided by applicable law.

ARTICLE VII
OTHER SECURITIES OF THE CORPORATION

7.1                               Execution of Other Securities.  All bonds, debentures and other corporate securities of the Corporation, other than stock certificates (covered in Section 6.1), may be signed by the Chairman of the Board of Directors, the Chief Executive Officer, the President or

any Vice President, or such other person as may be authorized by the Board of Directors, and the corporate seal, if any, may be impressed thereon or a facsimile of such seal imprinted thereon and attested by the signature of the Secretary or an Assistant Secretary, or the Chief Financial Officer or Treasurer or an Assistant Treasurer; provided, however, that where any such bond, debenture or other corporate security shall be authenticated by the manual signature, or where permissible facsimile signature, of a trustee under an indenture pursuant to which such bond, debenture or other corporate security shall be issued, the signatures of the persons signing and, if applicable, attesting the corporate seal on such bond, debenture or other corporate security may be the imprinted facsimile of the signatures of such persons.  Interest coupons appertaining to any such bond, debenture or other corporate security, authenticated by a trustee as aforesaid, shall be signed by the Treasurer or an Assistant Treasurer of the Corporation or such other person as may be authorized by the Board of Directors, or bear imprinted thereon the facsimile signature of such person.  In case any officer who shall have signed or attested any bond, debenture or other corporate security, or whose facsimile signature shall appear thereon or on any such interest coupon, shall have ceased to be such officer before the bond, debenture or other corporate security so signed or attested shall have been delivered, such bond, debenture or other corporate security nevertheless may be adopted by the Corporation and issued and delivered as though the person who signed the same or whose facsimile signature shall have been used thereon had not ceased to be such officer of the Corporation.

ARTICLE VIII
DIVIDENDS

8.1                               Declaration of Dividends.  Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation and applicable law, if any, may be declared by the Board of Directors pursuant to law at any regular or special meeting.  Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation and applicable law.

8.2                               Dividend Reserve.  Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall think conducive to the interests of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

ARTICLE IX
GENERAL PROVISIONS

9.1                               Fiscal Year.  The fiscal year of the Corporation shall be fixed from time to time by resolution of the Board of Directors.

9.2                               Corporate Seal.  The Corporation may, but need not, have a corporate seal.  In the event the Corporation has a seal, the seal need not be affixed for any contract, resolution or other document executed by or on behalf of the Corporation to be valid and duly authorized.

9.3                               Notices.

(a)                                 Written notice to stockholders of stockholder meetings shall be given as provided in Section 2.4 herein.  Without limiting the manner by which notice may otherwise be given effectively to stockholders under any agreement or contract with such stockholder, and except as otherwise required by law, written notice to stockholders for purposes other than stockholder meetings may be sent by United States mail or nationally recognized overnight courier, or by facsimile, telegraph or telex or by electronic mail or other electronic means.

(b)                                 Notice to directors of special meetings shall be given as provided in Section 3.7(d) herein.  Subject to the preceding sentence and except as expressly stated otherwise herein, notice may otherwise be given by the methods stated in subsection (a) above.

(c)                                  An affidavit of mailing, executed by a duly authorized and competent employee of the Corporation or its transfer agent appointed with respect to the class of stock affected, or other agent, specifying the name and address or the names and addresses of the stockholder or stockholders, or director or directors, to whom any such notice or notices was or were given, and the time and method of giving the same, shall in the absence of fraud, be prima facie evidence of the facts therein contained.

(d)                                 It shall not be necessary that the same method of giving notice be employed in respect of all recipients of notice, but one permissible method may be employed in respect of any one or more recipients, and any other permissible method or methods may be employed in respect of any other or others.

(e)                                  Whenever notice is required to be given, under any provision of the DGCL, the Certificate of Incorporation or these Bylaws, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person.  Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given.  In the event the action taken by the Corporation is such as to require the filing of a certificate under any provision of the DGCL, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

(f)                                   Whenever notice is required to be given, under any provision of the DGCL, the Certificate of Incorporation or these Bylaws, to any stockholder to whom (i) notice of two (2) consecutive annual meetings, or (ii) all, and at least two (2), payments (if sent by first-class mail) of dividends or interest on securities during a twelve (12) month period, have been mailed addressed to such person at such person’s address as shown on the records of the Corporation and have been returned undeliverable, the giving of such notice to such person shall not be required.  Any actions or meeting which shall be taken or held without notice to such person shall have the same force and effect as if such notice had been duly given.  If any such person shall deliver to the Corporation a written notice setting forth such person’s then current address, the requirement that notice be given to such person shall be reinstated. In the event that the action taken by the Corporation is such as to require the filing of a certificate under any provision of the DGCL, the certificate need not state that the Corporation did not give notice to persons not required to be given notice pursuant to Section 230(b) of the DGCL.  The exception in clause (i) above to the requirement that notice be given shall not be applicable to any notice returned as undeliverable if the notice was given by electronic transmission.

(g)                                  Except as otherwise prohibited under the DGCL, any notice given under the provisions of the DGCL, the Certificate of Incorporation or these Bylaws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given.  Such consent shall be deemed to have been given if such stockholder fails to object in writing to the Corporation within sixty (60) days of having been given notice by the Corporation of its intention to send the single notice.  Any consent shall be revocable by the stockholder by written notice to the Corporation.

(h)                                 Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation or these Bylaws shall be effective if given by a form of electronic transmission previously consented to by the stockholder to whom the notice is given.  Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any such consent shall be deemed revoked if (i) the Corporation is unable to deliver by electronic transmission two (2) consecutive notices given by the Corporation in accordance with such consent, and (ii) such inability becomes known to the Secretary or an Assistant Secretary of the Corporation, the transfer agent or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

Notice given pursuant to the above paragraph shall be deemed given (i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice, (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice, (iii) if by a posting on an electronic network together with a separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice, and (iv) if by any other form of electronic transmission, when directed to the stockholder. An affidavit of the Secretary or Assistant Secretary, the transfer agent or other agent of the Corporation that the notice has been given by a form of electronic transmission shall in the absence of fraud, be prima facie evidence of the facts stated therein.

For purposes of these Bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process. This Section 9.3 shall not apply to Section 164 (failure to pay for stock; remedies),

Section 296 (adjudication of claims; appeal), Section 311 (revocation of voluntary dissolution), Section 312 (renewal, revival, extension and restoration of certificate of incorporation) or Section 324 (attachment of shares of stock) of the DGCL.

9.4                               Construction.  Unless the context requires otherwise, the general provisions, rules of construction and definitions in the DGCL shall govern the construction of these Bylaws.  The singular number includes the plural, and the plural number includes the singular.  All pronouns used in these Bylaws shall be deemed to refer to the masculine, feminine and/or neuter, as the identity of the person or persons so designated may require.

9.5                               Conflict With Applicable Law or Certificate of Incorporation.  These Bylaws are adopted subject to any applicable law and the Certificate of Incorporation.  Whenever these Bylaws may conflict with any applicable law or the Certificate of Incorporation, such conflict shall be resolved in favor of such law or the Certificate of Incorporation.

ARTICLE X
INDEMNIFICATION AND ADVANCEMENT OF EXPENSES

10.1                        Right to Indemnification.  The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (an “Indemnitee”) who was or is made or is threatened to be made a party or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director, officer, employee or agent of the Corporation or, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (any such entity, an “Other Entity”), against all liability and loss suffered (including, but not limited to expenses (including but not limited to, attorneys’ fees and expenses), judgments, fines and amounts paid in settlement actually and reasonably incurred by such Indemnitee in connection with any such Proceeding) provided, that the Indemnitee  acted in good faith and in a manner such Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any Proceeding that is criminal in nature, had no reasonable cause to believe that his or her conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the Indemnitee did not act in good faith and in a manner in which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, or that, with respect to any criminal proceeding he or she had reasonable cause to believe that his or her conduct was unlawful. The Corporation shall not indemnify an Indemnitee for any claim, issue or matter as to which the Indemnitee has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the Corporation or for any amounts paid in settlement to the Corporation, unless and only to the extent that the court in which the Proceeding was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for such amounts as the court deems proper.

10.2                        Advancement of Expenses.  The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by an Indemnitee in defending any Proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Indemnitee to repay all amounts advanced if it should be ultimately determined that the Indemnitee is not entitled to be indemnified under this Article X or otherwise.

10.3                        Former Directors, Officers, Employees and Agents.  Indemnification pursuant to this Article X shall continue as to an Indemnitee who has ceased to be a director, officer, employee or agent of the Corporation or member, manager or managing member of a predecessor limited liability company or affiliate of such limited liability company or a director, officer, employee, agent, partner, member, manager or fiduciary of, or to serve in any other capacity for, another corporation or any partnership, joint venture, limited liability company, trust, or other enterprise and shall inure to the benefit of his or her heirs, executors and administrators.

10.4                        Claims.  If a claim for indemnification (following the final disposition of the Proceeding with respect to which indemnification is sought, including any settlement of such Proceeding) or advancement of expenses under this Article X is not paid in full within sixty (60) days after a written claim therefor by the Indemnitee has been received by the Corporation, the Indemnitee may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim to the fullest extent permitted by applicable law.  In any such action the Corporation shall have the burden of proving that the Indemnitee is not entitled to the requested indemnification or advancement of expenses under this Article X and applicable law.

10.5                        Non-Exclusivity of Rights.  The rights conferred on any Indemnitee by this Article X shall not be exclusive of any other rights which such Indemnitee may have or hereafter acquire under any statute, the Certificate of Incorporation, these Bylaws, or any agreement, vote of stockholders or disinterested directors or otherwise.

10.6                        Insurance.  The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under this Article X, the DGCL or otherwise.

10.7                        Amendment or Repeal.  Any right to indemnification or to advancement of expenses of any Indemnitee arising hereunder shall not be eliminated or impaired by an amendment to or repeal of this Article X after the occurrence of the act or omission that is the subject of the Proceeding for which indemnification or advancement of expenses is sought.

10.8                        Saving Clause.  If this Article X or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director, officer, employee and agent to the fullest extent not prohibited by any applicable portion of this Article X that shall not have been invalidated, or by any other applicable law.  If this Article X shall be invalid due to the application of the indemnification provisions of another jurisdiction, then the Corporation shall indemnify each director, officer, employee and agent to the fullest extent under any other applicable law.

ARTICLE XI
EXCLUSIVE JURISDICTION FOR CERTAIN ACTIONS

11.1                        Exclusive Jurisdiction for Certain Actions.  Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim for breach of a fiduciary duty owed by any director, officer, employee or agent of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, the Certificate of Incorporation or the Bylaws of the Corporation or (iv) any action asserting a claim governed by the internal affairs doctrine, in each case subject to said Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein.

ARTICLE XII
AMENDMENTS

12.1                        Amendments.  The Board of Directors is expressly empowered to adopt, amend or repeal these Bylaws or adopt new Bylaws of the Corporation. Any adoption, amendment or repeal of these Bylaws or adoption of new Bylaws of the Corporation by the Board of Directors shall require the approval of a majority of the directors then in office.  Notwithstanding the foregoing, the stockholders of the Corporation shall also have power to adopt, amend or repeal the Bylaws of the Corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by the Certificate of Incorporation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of the Bylaws of the Corporation.

Adopted as of                                       , 201   .

Appendix F

CHAPTER 92A - MERGERS, CONVERSIONS, EXCHANGES AND DOMESTICATIONS

RIGHTS OF DISSENTING OWNERS

NRS 92A.300 Definitions.

NRS 92A.305 “Beneficial stockholder” defined.

NRS 92A.310 “Corporate action” defined.

NRS 92A.315 “Dissenter” defined.

NRS 92A.320 “Fair value” defined.

NRS 92A.325 “Stockholder” defined.

NRS 92A.330 “Stockholder of record” defined.

NRS 92A.335 “Subject corporation” defined.

NRS 92A.340 Computation of interest.

NRS 92A.350 Rights of dissenting partner of domestic limited partnership.

NRS 92A.360 Rights of dissenting member of domestic limited-liability company.

NRS 92A.370 Rights of dissenting member of domestic nonprofit corporation.

NRS 92A.380 Right of stockholder to dissent from certain corporate actions and to obtain payment for shares.

NRS 92A.390 Limitations on right of dissent: Stockholders of certain classes or series; action of stockholders not required for plan of merger.

NRS 92A.400 Limitations on right of dissent: Assertion as to portions only to shares registered to stockholder; assertion by beneficial stockholder.

NRS 92A.410 Notification of stockholders regarding right of dissent.

NRS 92A.420 Prerequisites to demand for payment for shares.

NRS 92A.430 Dissenter’s notice: Delivery to stockholders entitled to assert rights; contents.

NRS 92A.440 Demand for payment and deposit of certificates; loss of rights of stockholder; withdrawal from appraisal process.

NRS 92A.450 Uncertificated shares: Authority to restrict transfer after demand for payment.

NRS 92A.460 Payment for shares: General requirements.

NRS 92A.470 Withholding payment for shares acquired on or after date of dissenter’s notice: General requirements.

NRS 92A.480 Dissenter’s estimate of fair value: Notification of subject corporation; demand for payment of estimate.

NRS 92A.490 Legal proceeding to determine fair value: Duties of subject corporation; powers of court; rights of dissenter.

NRS 92A.500 Assessment of costs and fees in certain legal proceedings.

RIGHTS OF DISSENTING OWNERS

NRS 92A.300 Definitions. As used in NRS 92A.300 to 92A.500, inclusive, unless the context otherwise requires, the words and terms defined in NRS 92A.305 to 92A.335, inclusive, have the meanings ascribed to them in those sections.

(Added to NRS by 1995, 2086)

NRS 92A.305 “Beneficial stockholder” defined. “Beneficial stockholder” means a person who is a beneficial owner of shares held in a voting trust or by a nominee as the stockholder of record.

(Added to NRS by 1995, 2087)

NRS 92A.310 “Corporate action” defined. “Corporate action” means the action of a domestic corporation.

(Added to NRS by 1995, 2087)

NRS 92A.315 “Dissenter” defined. “Dissenter” means a stockholder who is entitled to dissent from a domestic corporation’s action under NRS 92A.380 and who exercises that right when and in the manner required by NRS 92A.400to 92A.480, inclusive.

(Added to NRS by 1995, 2087; A 1999, 1631)

NRS 92A.320 “Fair value” defined. “Fair value,” with respect to a dissenter’s shares, means the value of the shares determined:

1. Immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable;

2. Using customary and current valuation concepts and techniques generally employed for similar businesses in the context of the transaction requiring appraisal; and

3. Without discounting for lack of marketability or minority status.

(Added to NRS by 1995, 2087; A 2009, 1720)

NRS 92A.325 “Stockholder” defined. “Stockholder” means a stockholder of record or a beneficial stockholder of a domestic corporation.

(Added to NRS by 1995, 2087)

NRS 92A.330 “Stockholder of record” defined. “Stockholder of record” means the person in whose name shares are registered in the records of a domestic corporation or the beneficial owner of shares to the extent of the rights granted by a nominee’s certificate on file with the domestic corporation.

(Added to NRS by 1995, 2087)

NRS 92A.335 “Subject corporation” defined. “Subject corporation” means the domestic corporation which is the issuer of the shares held by a dissenter before the corporate action creating the dissenter’s rights becomes effective or the surviving or acquiring entity of that issuer after the corporate action becomes effective.

(Added to NRS by 1995, 2087)

NRS 92A.340 Computation of interest. Interest payable pursuant to NRS 92A.300 to 92A.500, inclusive, must be computed from the effective date of the action until the date of payment, at the rate of interest most recently established pursuant to NRS 99.040.

(Added to NRS by 1995, 2087; A 2009, 1721)

NRS 92A.350 Rights of dissenting partner of domestic limited partnership. A partnership agreement of a domestic limited partnership or, unless otherwise provided in the partnership agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the partnership interest of a dissenting general or limited partner of a domestic limited partnership are available for any class or group of partnership interests in connection with any merger or exchange in which the domestic limited partnership is a constituent entity.

(Added to NRS by 1995, 2088)

NRS 92A.360 Rights of dissenting member of domestic limited-liability company. The articles of organization or operating agreement of a domestic limited-liability company or, unless otherwise provided in the articles of organization or operating agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the interest of a dissenting member are available in connection with any merger or exchange in which the domestic limited-liability company is a constituent entity.

(Added to NRS by 1995, 2088)

NRS 92A.370 Rights of dissenting member of domestic nonprofit corporation.

1. Except as otherwise provided in subsection 2, and unless otherwise provided in the articles or bylaws, any member of any constituent domestic nonprofit corporation who voted against the merger may, without prior notice, but within 30 days after the effective date of the merger, resign from membership and is thereby excused from all contractual obligations to the constituent or surviving corporations which did not occur before the member’s resignation and is thereby entitled to those rights, if any, which would have existed if there had been no merger and the membership had been terminated or the member had been expelled.

2. Unless otherwise provided in its articles of incorporation or bylaws, no member of a domestic nonprofit corporation, including, but not limited to, a cooperative corporation, which supplies services described in chapter 704 of NRS to its members only, and no person who is a member of a domestic nonprofit corporation as a condition of or by reason of the ownership of an interest in real property, may resign and dissent pursuant to subsection 1.(Added to NRS by 1995, 2088)

NRS 92A.380 Right of stockholder to dissent from certain corporate actions and to obtain payment for shares.

1. Except as otherwise provided in NRS 92A.370 and 92A.390and subject to the limitation in paragraph (f), any stockholder is entitled to dissent from, and obtain payment of the fair value of the stockholder’s shares in the event of any of the following corporate actions:

(a) Consummation of a plan of merger to which the domestic corporation is a constituent entity:

(1) If approval by the stockholders is required for the merger by NRS 92A.120 to 92A.160, inclusive, or the articles of incorporation, regardless of whether the stockholder is entitled to vote on the plan of merger; or

(2) If the domestic corporation is a subsidiary and is merged with its parent pursuant to NRS 92A.180.

(b) Consummation of a plan of conversion to which the domestic corporation is a constituent entity as the corporation whose subject owner’s interests will be converted.

(c) Consummation of a plan of exchange to which the domestic corporation is a constituent entity as the corporation whose subject owner’s interests will be acquired, if the stockholder’s shares are to be acquired in the plan of exchange.

(d) Any corporate action taken pursuant to a vote of the stockholders to the extent that the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting stockholders are entitled to dissent and obtain payment for their shares.

(e) Accordance of full voting rights to control shares, as defined in NRS 78.3784, only to the extent provided for pursuant to NRS 78.3793.

(f) Any corporate action not described in this subsection that will result in the stockholder receiving money or scrip instead of a fraction of a share except where the stockholder would not be entitled to receive such payment pursuant to NRS 78.205,78.2055 or 78.207. A dissent pursuant to this paragraph applies only to the fraction of a share, and the stockholder is entitled only to obtain payment of the fair value of the fraction of a share.

2. A stockholder who is entitled to dissent and obtain payment pursuant to NRS 92A.300to 92A.500, inclusive, may not challenge the corporate action creating the entitlement unless the action is unlawful or fraudulent with respect to the stockholder or the domestic corporation.

3. Subject to the limitations in this subsection, from and after the effective date of any corporate action described in subsection 1, no stockholder who has exercised the right to dissent pursuant to NRS 92A.300 to 92A.500, inclusive, is entitled to vote his or her shares for any purpose or to receive payment of dividends or any other distributions on shares. This subsection does not apply to dividends or other distributions payable to stockholders on a date before the effective date of any corporate action from which the stockholder has dissented. If a stockholder exercises the right to dissent with respect to a corporate action described in paragraph (f) of subsection 1, the restrictions of this subsection apply only to the shares to be converted into a fraction of a share and the dividends and distributions to those shares.

(Added to NRS by 1995, 2087; A 2001, 1414, 3199; 2003, 3189; 2005, 2204; 2007, 2438; 2009, 1721;2011, 2814)

NRS 92A.390 Limitations on right of dissent: Stockholders of certain classes or series; action of stockholders not required for plan of merger.

1. There is no right of dissent with respect to a plan of merger, conversion or exchange in favor of stockholders of any class or series which is:

(a) A covered security under section 18(b)(1)(A) or (B) of the Securities Act of 1933, 15 U.S.C. § 77r(b)(1)(A) or (B), as amended;

(b) Traded in an organized market and has at least 2,000 stockholders and a market value of at least $20,000,000, exclusive of the value of such shares held by the corporation’s subsidiaries, senior executives, directors and beneficial stockholders owning more than 10 percent of such shares; or

(c) Issued by an open end management investment company registered with the Securities and Exchange Commission under the Investment Company Act of 1940, 15 U.S.C. §§ 80a-1 et seq., as amended, and which may be redeemed at the option of the holder at net asset value, unless the articles of incorporation of the corporation issuing the class or series or the resolution of the board of directors approving the plan of merger, conversion or exchange expressly provide otherwise.

2. The applicability of subsection 1 must be determined as of:

(a) The record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the corporate action requiring dissenter’s rights; or

(b) The day before the effective date of such corporate action if there is no meeting of stockholders.

3. Subsection 1 is not applicable and dissenter’s rights are available pursuant to NRS 92A.380 for the holders of any class or series of shares who are required by the terms of the corporate action requiring dissenter’s rights to accept for such shares anything other than cash or shares of any class or any series of shares of any corporation, or any other proprietary interest of any other entity, that satisfies the standards set forth in subsection 1 at the time the corporate action becomes effective.

4. There is no right of dissent for any holders of stock of the surviving domestic corporation if the plan of merger does not require action of the stockholders of the surviving domestic corporation under NRS 92A.130.

5. There is no right of dissent for any holders of stock of the parent domestic corporation if the plan of merger does not require action of the stockholders of the parent domestic corporation underNRS 92A.180.

(Added to NRS by 1995, 2088; A 2009, 1722;2013, 1285)

NRS 92A.400 Limitations on right of dissent: Assertion as to portions only to shares registered to stockholder; assertion by beneficial stockholder.

1. A stockholder of record may assert dissenter’s rights as to fewer than all of the shares registered in his or her name only if the stockholder of record dissents with respect to all shares of the class or series beneficially owned by any one person and notifies the subject corporation in writing of the name and address of each person on whose behalf the stockholder of record asserts dissenter’s rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which the partial dissenter dissents and his or her other shares were registered in the names of different stockholders.

2. A beneficial stockholder may assert dissenter’s rights as to shares held on his or her behalf only if the beneficial stockholder:

(a) Submits to the subject corporation the written consent of the stockholder of record to the dissent not later than the time the beneficial stockholder asserts dissenter’s rights; and

(b) Does so with respect to all shares of which he or she is the beneficial stockholder or over which he or she has power to direct the vote.

(Added to NRS by 1995, 2089; A 2009, 1723)

NRS 92A.410 Notification of stockholders regarding right of dissent.

1. If a proposed corporate action creating dissenter’s rights is submitted to a vote at a stockholders’ meeting, the notice of the meeting must state that stockholders are, are not or may be entitled to assert dissenter’s rights under NRS 92A.300 to 92A.500, inclusive. If the domestic corporation concludes that dissenter’s rights are or may be available, a copy of NRS 92A.300 to 92A.500, inclusive, must accompany the meeting notice sent to those record stockholders entitled to exercise dissenter’s rights.

2. If the corporate action creating dissenter’s rights is taken by written consent of the stockholders or without a vote of the stockholders, the domestic corporation shall notify in writing all stockholders entitled to assert dissenter’s rights that the action was taken and send them the dissenter’s notice described in NRS 92A.430.

(Added to NRS by 1995, 2089; A 1997, 730; 2009, 1723;2013, 1286)

NRS 92A.420 Prerequisites to demand for payment for shares.

1. If a proposed corporate action creating dissenter’s rights is submitted to a vote at a stockholders’ meeting, a stockholder who wishes to assert dissenter’s rights with respect to any class or series of shares:

(a) Must deliver to the subject corporation, before the vote is taken, written notice of the stockholder’s intent to demand payment for his or her shares if the proposed action is effectuated; and

(b) Must not vote, or cause or permit to be voted, any of his or her shares of such class or series in favor of the proposed action.

2. If a proposed corporate action creating dissenter’s rights is taken by written consent of the stockholders, a stockholder who wishes to assert dissenter’s rights with respect to any class or series of shares must not consent to or approve the proposed corporate action with respect to such class or series.

3. A stockholder who does not satisfy the requirements of subsection 1 or 2 and NRS 92A.400is not entitled to payment for his or her shares under this chapter.

(Added to NRS by 1995, 2089; A 1999, 1631; 2005, 2204; 2009, 1723;2013, 1286)

NRS 92A.430 Dissenter’s notice: Delivery to stockholders entitled to assert rights; contents.

1. The subject corporation shall deliver a written dissenter’s notice to all stockholders of record entitled to assert dissenter’s rights in whole or in part, and any beneficial stockholder who has previously asserted dissenter’s rights pursuant to NRS 92A.400.

2. The dissenter’s notice must be sent no later than 10 days after the effective date of the corporate action specified in NRS 92A.380, and must:

(a) State where the demand for payment must be sent and where and when certificates, if any, for shares must be deposited;

(b) Inform the holders of shares not represented by certificates to what extent the transfer of the shares will be restricted after the demand for payment is received;

(c) Supply a form for demanding payment that includes the date of the first announcement to the news media or to the stockholders of the terms of the proposed action and requires that the person asserting dissenter’s rights certify whether or not the person acquired beneficial ownership of the shares before that date;

(d) Set a date by which the subject corporation must receive the demand for payment, which may not be less than 30 nor more than 60 days after the date the notice is delivered and state that the stockholder shall be deemed to have waived the right to demand payment with respect to the shares unless the form is received by the subject corporation by such specified date; and

(e) Be accompanied by a copy of NRS 92A.300 to 92A.500, inclusive.

(Added to NRS by 1995, 2089; A 2005, 2205; 2009, 1724;2013, 1286)

NRS 92A.440 Demand for payment and deposit of certificates; loss of rights of stockholder; withdrawal from appraisal process.

1. A stockholder who receives a dissenter’s notice pursuant to NRS 92A.430 and who wishes to exercise dissenter’s rights must:

(a) Demand payment;

(b) Certify whether the stockholder or the beneficial owner on whose behalf he or she is dissenting, as the case may be, acquired beneficial ownership of the shares before the date required to be set forth in the dissenter’s notice for this certification; and

(c) Deposit the stockholder’s certificates, if any, in accordance with the terms of the notice.

2. If a stockholder fails to make the certification required by paragraph (b) of subsection 1, the subject corporation may elect to treat the stockholder’s shares as after-acquired shares under NRS 92A.470.

3. Once a stockholder deposits that stockholder’s certificates or, in the case of uncertified shares makes demand for payment, that stockholder loses all rights as a stockholder, unless the stockholder withdraws pursuant to subsection 4.

4. A stockholder who has complied with subsection 1 may nevertheless decline to exercise dissenter’s rights and withdraw from the appraisal process by so notifying the subject corporation in writing by the date set forth in the dissenter’s notice pursuant to NRS 92A.430. A stockholder who fails to so withdraw from the appraisal process may not thereafter withdraw without the subject corporation’s written consent.

5. The stockholder who does not demand payment or deposit his or her certificates where required, each by the date set forth in the dissenter’s notice, is not entitled to payment for his or her shares under this chapter.

(Added to NRS by 1995, 2090; A 1997, 730; 2003, 3189; 2009, 1724)

NRS 92A.450 Uncertificated shares: Authority to restrict transfer after demand for payment.

The subject corporation may restrict the transfer of shares not represented by a certificate from the date the demand for their payment is received.

(Added to NRS by 1995, 2090; A 2009, 1725)

NRS 92A.460 Payment for shares: General requirements.

1. Except as otherwise provided in NRS 92A.470, within 30 days after receipt of a demand for payment pursuant to NRS 92A.440, the subject corporation shall pay in cash to each dissenter who complied with NRS 92A.440 the amount the subject corporation estimates to be the fair value of the dissenter’s shares, plus accrued interest. The obligation of the subject corporation under this subsection may be enforced by the district court:

(a) Of the county where the subject corporation’s principal office is located;

(b) If the subject corporation’s principal office is not located in this State, in the county in which the corporation’s registered office is located; or

(c) At the election of any dissenter residing or having its principal or registered office in this State, of the county where the dissenter resides or has its principal or registered office.  The court shall dispose of the complaint promptly.

2. The payment must be accompanied by:

(a) The subject corporation’s balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, a statement of income for that year, a statement of changes in the stockholders’ equity for that year or, where such financial statements are not reasonably available, then such reasonably equivalent financial information and the latest available quarterly financial statements, if any;

(b) A statement of the subject corporation’s estimate of the fair value of the shares; and

(c) A statement of the dissenter’s rights to demand payment under NRS 92A.480 and that if any such stockholder does not do so within the period specified, such stockholder shall be deemed to have accepted such payment in full satisfaction of the corporation’s obligations under this chapter.

(Added to NRS by 1995, 2090; A 2007, 2704; 2009, 1725;2013, 1287)

NRS 92A.470 Withholding payment for shares acquired on or after date of dissenter’s notice: General requirements.

1. A subject corporation may elect to withhold payment from a dissenter unless the dissenter was the beneficial owner of the shares before the date set forth in the dissenter’s notice as the first date of any announcement to the news media or to the stockholders of the terms of the proposed action.

2. To the extent the subject corporation elects to withhold payment, within 30 days after receipt of a demand for payment pursuant to NRS 92A.440, the subject corporation shall notify the dissenters described in subsection 1:

(a) Of the information required by paragraph (a) of subsection 2 of NRS 92A.460;

(b) Of the subject corporation’s estimate of fair value pursuant to paragraph (b) of subsection 2 of NRS 92A.460;

(c) That they may accept the subject corporation’s estimate of fair value, plus interest, in full satisfaction of their demands or demand appraisal under NRS 92A.480;

(d) That those stockholders who wish to accept such an offer must so notify the subject corporation of their acceptance of the offer within 30 days after receipt of such offer; and

(e) That those stockholders who do not satisfy the requirements for demanding appraisal under NRS 92A.480 shall be deemed to have accepted the subject corporation’s offer.

3. Within 10 days after receiving the stockholder’s acceptance pursuant to subsection 2, the subject corporation shall pay in cash the amount offered under paragraph (b) of subsection 2 to each stockholder who agreed to accept the subject corporation’s offer in full satisfaction of the stockholder’s demand.

4. Within 40 days after sending the notice described in subsection 2, the subject corporation shall pay in cash the amount offered under paragraph (b) of subsection 2 to each stockholder described in paragraph (e) of subsection 2.

(Added to NRS by 1995, 2091; A 2009, 1725;2013, 1287)

NRS 92A.480 Dissenter’s estimate of fair value: Notification of subject corporation; demand for payment of estimate.

1. A dissenter paid pursuant to NRS 92A.460 who is dissatisfied with the amount of the payment may notify the subject corporation in writing of the dissenter’s own estimate of the fair value of his or her shares and the amount of interest due, and demand payment of such estimate, less any payment pursuant to NRS 92A.460. A dissenter offered payment pursuant to NRS 92A.470 who is dissatisfied with the offer may reject the offer pursuant to NRS 92A.470 and demand payment of the fair value of his or her shares and interest due.

2. A dissenter waives the right to demand payment pursuant to this section unless the dissenter notifies the subject corporation of his or her demand to be paid the dissenter’s stated estimate of fair value plus interest under subsection 1 in writing within 30 days after receiving the subject corporation’s payment or offer of payment under NRS 92A.460 or 92A.470and is entitled only to the payment made or offered.

(Added to NRS by 1995, 2091; A 2009, 1726)

NRS 92A.490 Legal proceeding to determine fair value: Duties of subject corporation; powers of court; rights of dissenter.

1. If a demand for payment pursuant to NRS 92A.480 remains unsettled, the subject corporation shall commence a proceeding within 60 days after receiving the demand and petition the court to determine the fair value of the shares and accrued interest. If the subject corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded by each dissenter pursuant to NRS 92A.480 plus interest.

2. A subject corporation shall commence the proceeding in the district court of the county where its principal office is located in this State. If the principal office of the subject corporation is not located in this State, the right to dissent arose from a merger, conversion or exchange and the principal office of the surviving entity, resulting entity or the entity whose shares were acquired, whichever is applicable, is located in this State, it shall commence the proceeding in the county where the principal office of the surviving entity, resulting entity or the entity whose shares were acquired is located. In all other cases, if the principal office of the subject corporation is not located in this State, the subject corporation shall commence the proceeding in the district court in the county in which the corporation’s registered office is located.

3. The subject corporation shall make all dissenters, whether or not residents of Nevada, whose demands remain unsettled, parties to the proceeding as in an action against their shares. All parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

4. The jurisdiction of the court in which the proceeding is commenced under subsection 2 is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or any amendment thereto. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

5. Each dissenter who is made a party to the proceeding is entitled to a judgment:

(a) For the amount, if any, by which the court finds the fair value of the dissenter’s shares, plus interest, exceeds the amount paid by the subject corporation; or

(b) For the fair value, plus accrued interest, of the dissenter’s after-acquired shares for which the subject corporation elected to withhold payment pursuant to NRS 92A.470.

(Added to NRS by 1995, 2091; A 2007, 2705; 2009, 1727;2011, 2815;2013, 1288)

NRS 92A.500 Assessment of costs and fees in certain legal proceedings.

1. The court in a proceeding to determine fair value shall determine all of the costs of the proceeding, including the reasonable compensation and expenses of any appraisers appointed by the court. The court shall assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment.

2. The court may also assess the fees and expenses of the counsel and experts for the respective parties, in amounts the court finds equitable:

(a) Against the subject corporation and in favor of all dissenters if the court finds the subject corporation did not substantially comply with the requirements of NRS 92A.300 to 92A.500, inclusive; or

(b) Against either the subject corporation or a dissenter in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by NRS 92A.300 to 92A.500, inclusive.

3. If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the subject corporation, the court may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

4. In a proceeding commenced pursuant to NRS 92A.460, the court may assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters who are parties to the proceeding, in amounts the court finds equitable, to the extent the court finds that such parties did not act in good faith in instituting the proceeding.

5. To the extent the subject corporation fails to make a required payment pursuant to NRS 92A.460, 92A.470 or 92A.480, the dissenter may bring a cause of action directly for the amount owed and, to the extent the dissenter prevails, is entitled to recover all expenses of the suit.

6. This section does not preclude any party in a proceeding commenced pursuant to NRS 92A.460 or 92A.490 from applying the provisions of N.R.C.P. 68 or NRS 17.115.

(Added to NRS by 1995, 2092; A 2009, 1727)

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. RESTORGENEX CORPORATION M89118-P65274 RESTORGENEX CORPORATION 2150 E. LAKE COOK ROAD, SUITE 750 BUFFALO GROVE, IL 60089 ATTN: PHILLIP B. DONENBERG Please indicate if you plan to attend this meeting. 2. To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2015. 3. To approve, on an advisory basis, the compensation of our named executive officers, as disclosed in the accompanying proxy statement. 4. To indicate, on an advisory basis, whether future votes to approve the compensation of our named executive officers should occur every one, two or three years. 5. To approve the RestorGenex Corporation 2015 Equity Incentive Plan. 6. To approve the reincorporation of RestorGenex from the State of Nevada to the State of Delaware. 7. To approve an adjournment of the meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal No. 6. For address changes and/or comments, please check this box and write them on the back where indicated. ! ! ! NOTE: To transact such other business as may properly come before the meeting or any adjournment thereof. 01) Sol J. Barer, Ph.D. 02) Isaac Blech 03) Rex Bright 04) Stephen M. Simes 05) Nelson K. Stacks 1. Election of Directors Nominees: VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR the following: ! ! The Board of Directors recommends you vote FOR Proposal Nos. 2 through 3 and Proposal Nos. 5 through 7 and ONE YEAR for Proposal No. 4. for All Withhold All for All Except ! Yes No for Against Abstain To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. ! ! ! ! ! ! ! ! ! ! ! ! for Against Abstain Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. ! ! ! ! ! ! ! 3 Years 1 Year 2 Years Abstain

RESTORGENEX CORPORATION Annual Meeting of Stockholders June 17, 2015 8:30 AM, Central Time This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Stephen M. Simes and Phillip B. Donenberg, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of RESTORGENEX CORPORATION that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:30 AM, Central Time, on June 17, 2015, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. RESTORGENEX CORPORATION Annual Meeting of Stockholders June 17, 2015 8:30 AM, Central Time RESTORGENEX CORPORATION 2150 E. LAKE COOK ROAD, SUITE 750 BUFFALO GROVE, IL 60089 Continued and to be signed on reverse side M89119-P65274 Address Changes/Comments: _______________________________________________________________________________ _________________________________________________________________________________________________________ (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)